Execution Version

Exhibit 2.1

ASSET PURCHASE AGREEMENT

among

TRANSIT ENERGY GROUP, LLC

THE ENTITIES LISTED ON SCHEDULE I HERETO

and

GPM INVESTMENTS, LLC,

GPM SOUTHEAST, LLC,

GPM EMPIRE, LLC,

GPM TRANSPORTATION COMPANY, LLC,

and

GPM PETROLEUM, LLC

dated as of

September 9, 2022

Execution Version

Section 10.14	Data Room	93
Section 10.15	Legal Representation.	93

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of September 9, 2022 (the “Agreement Date”), is entered into among TRANSIT ENERGY GROUP, LLC, a Delaware limited liability company (“Transit”) and the entities listed on Schedule I attached hereto (collectively, “Seller”), GPM INVESTMENTS, LLC, a Delaware limited liability company (“GPMI”), GPM EMPIRE, LLC, a Delaware limited liability company (“GPME”), GPM SOUTHEAST, LLC, a Delaware limited liability company (“GPMSE”), GPM TRANSPORTATION COMPANY, LLC, a Delaware limited liability company (“GPM Transportation”) and, solely with respect to the Supplier Based Intangibles, GPM Petroleum, LLC, a Delaware limited liability company (“GPMP,” and collectively with GPMI, GPME, GPM Transportation, and GPMSE, “Buyer”). Seller and Buyer are collectively referred to herein as the “Parties,” and each, a “Party.”

RECITALS

WHEREAS, Seller owns and operates (i) a petroleum marketing and distribution business, (ii) one hundred forty-eight (148) company owned/leased and operated gas stations and retail stores, (iii) eleven (11) bulk plants and the associated commercial, government and industrial (“CG&I”) business, and (iv) 59 tractor and trailer combined units, 23 spare tanker trailers and 26 short delivery trucks ((i)-(iv) collectively being referred to as the “Business”); and

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume the Purchased Assets (as hereinafter defined), all of which are used in the Business, and the Assumed Liabilities (as hereinafter defined) in accordance with the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
Definitions
The following terms have the meanings specified or referred to in this Article I:

“Accounts Receivable” means all accounts receivable held by Seller Entities and related to the Business, and any security, claim, remedy or other right related to any of the foregoing, but specifically excluding Credit Card Receivables.

“Additional Consideration Transaction” has the meaning set forth in Section 2.05(c).

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the forgoing, none of the portfolio companies of Energy Capital Partners III, LLC, or its affiliates, shall be deemed an affiliate of Seller.

“Agreed Value” has the meaning set forth in Section 2.06.

“Agreement” has the meaning set forth in the preamble.

“Agreement Date” has the meaning set forth in the preamble.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, state antitrust Laws, and all other applicable Laws issued by a Governmental Authority that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to regulate, prohibit or prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly.

“Apportioned Taxes” has the meaning set forth in Section 6.15(b).

“Assigned Contracts” has the meaning set forth in Section 2.01(b).

“Assigned Insurance Policies” means the insurance policies of Seller Entities to be assigned to Buyer as set forth in Schedule 2.01(s), the premiums of such insurance policies shall be fully paid by Seller as of Closing.

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(iii).

“Assignment and Assumption Agreement of SBI” has the meaning set forth in Section 3.02(a)(xvii).

“Assumed Benefit Plans” means the Benefit Plans of Seller Entities, and all assets related thereto, to be assumed by Buyer or any of its Affiliates as set forth in Schedule 2.01(v) and subject to Section 6.09(c).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“AST System” means any one or combination of regulated tanks, including pipes and other appurtenances, used to contain Hazardous Materials and the volume of which, including the volume of the pipes, is more than 90% above the surface of the ground.

“Audited Financial Statement” has the meaning set forth in Section 4.04(a).

“Benefit Plan” has the meaning set forth in Section 4.11(a).

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“Books and Records” has the meaning set forth in Section 2.01(h).

“Branding Agreements” has the meaning set forth in Section 4.17.

“Business” has the meaning set forth in the recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Greenville, South Carolina are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Closing Certificate” has the meaning set forth in Section 7.03(d).

“Buyer Indemnifiable Damages” has the meaning set forth in Section 8.02(a).

“Buyer Indemnified Parties” has the meaning set forth in Section 8.02(a).

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020.

“Cash” means cash and cash equivalents.

“Cash Drawer” means an operating Cash balance at each of the retail stores, including but not limited to, the cash in the drawers, ATM, car wash, and any dispenser cash acceptors.

“CC Cutoff Date” has the meaning set forth in Section 6.18(b)(ii).

“CC Payment Date” has the meaning set forth in Section 6.18(b)(ii).

“CC Statement” has the meaning set forth in Section 6.18(b)(ii).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Closing Purchase Price” has the meaning set forth in Section 2.05(a).

“Closure Letter” means a valid written letter, order or statement from the applicable Governmental Authority stating that, subject to the applicable agency’s usual and customary reservation of rights, it will not require Seller, Buyer, or other responsible party to perform further Remedial Measures with respect to a given Release of Hazardous Materials.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any regulations issued thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitments” has the meaning set forth in Section 6.06(a).

“Confidentiality Agreement” means the Non-Disclosure Agreement, dated as of January 11, 2022, between GPM Investments, LLC and Energy Capital Partners III, LLC.

“Consumer Protection Laws” means, collectively, all federal and state Laws applicable to Seller Entities and the Business, that are related to the review and approval of credit applications, or the procurement, storage and disposition by the Seller Entities of background information and credit information that have the intent or effect of protecting the Seller Entities’ individual and business applicants (including current, past, prospective and rejected customers) against the acts, errors or omissions of the Seller Entities or the effect of protecting the use, retention, or disclosure, of biometric or other personal identifiable information, including, to the extent applicable, the federal Equal Credit Opportunity Act, the federal Fair Credit Reporting Act, applicable regulations of the Federal Trade Commission, state laws governing the above as well as state “ban-the-box” laws, marijuana screening laws and salary history laws; and all licensing requirements and regulations implementing the aforementioned Laws.

“Contracts” means all legally binding contracts, leases, mortgages, licenses, instruments, notes, commitments, undertakings, indentures and other agreements (as amended).

“COVID-19 Requirements” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, face covering, personal protective equipment, social distancing, delay, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including with respect to the United States, the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including but not limited to the CARES Act, Families First Act, and any future Law, directive, guidelines or recommendations promulgated by any Governmental Authority in connection with or in response to COVID-19.

“Credit Card Funds” has the meaning set forth in Section 6.18(d).

“Credit Card Receivables” means all accounts receivable generated via credit card sales made prior to the Closing Date by Seller Entities for which the monies have not been transferred to Seller Entities from the processor.

“Credits to Buyer” means, with respect to the Purchased Assets and as of the Closing Date: (a) discounts and interest, if any, earned by customers but not yet paid or posted as credits to a customer’s account and (b) all customer deposits, Dealer Security Deposits, deposits under Tenant Leases, credit balances of customers to include those amounts reflected directly on customer’s account or in any sub-account of customer as determined pursuant to Section 2.10.

“Cure Response Period” has the meaning set forth in Section 6.06(a).

“Data Room” means the Project Bengal electronic documentation site established on Venue by Energy Capital Partners III, LLC on behalf of Seller containing the documents set forth in the index included in Section 1.01(a) of the Disclosure Schedules.

“Dealer A/R Statement” has the meaning set forth in Section 6.18(b)(i).

“Dealer Security Deposit” has the meaning set forth in Section 4.19.

“Deductible” has the meaning set forth in Section 8.02(b)(i).

“Deed” has the meaning set forth in Section 3.02(a)(xi).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“DOJ” means the Department of Justice.

“Dollars or $” means the lawful currency of the United States.

“DOT” has the meaning set forth in Section 4.29.

“Drop Dead Date” means the date that is eight (8) months after the Agreement Date; provided, that if all of the conditions to Closing set forth in Article VII have been satisfied or waived as of the Drop Dead Date (other than those conditions that by their nature are to be satisfied at the Closing) except for any condition set forth in Section 7.01, the Drop Dead Date shall automatically be extended to the date that is fifteen (15) months after the Agreement Date.

“EBITDA” means, for any given measurement period, the earnings of the applicable site(s)/profit center(s)/cost center(s) before interest, tax, depreciation and amortization, as calculated on a consistent basis in accordance with the Seller’s accounting methodology immediately prior to Closing.

“EFT” has the meaning set forth in Section 6.26.

“Employees” means those Persons employed by Seller Entities who work exclusively for the Business immediately prior to the Closing.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of the environment; or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): CERCLA; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Permit” means any Permit issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business, whether or not incorporated, that together with the Seller Entities would be deemed a “single employer” within the meaning of Section 4001(b)(i) of ERISA and/or Section 414 of the Code.

“Estimated Closing Statement” has the meaning set forth in Section 2.05(f).

“Estimated Credits to Buyer” has the meaning set forth in Section 2.10.

“Estimated Credits to Buyer Statement” has the meaning set forth in Section 2.10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“Facilities” means the Real Property and any location used in connection with the Business where Seller Entities own equipment and/or are responsible for compliance with Environmental Laws, as listed in Section 4.15(a), Section 4.15(a)(i) and Section 4.15(a)(ii) of the Disclosure Schedules.

“Final Credits to Buyer” has the meaning set forth in Section 2.10(b).

“Final Credits to Buyer Statement” has the meaning set forth in Section 2.10(b).

“Financial Statements” has the meaning set forth in Section 4.04(b).

“FMCSA” has the meaning set forth in Section 4.29.

“Fraud” means knowing and intentional common law fraud under applicable Delaware law by a Party in the representations and warranties of such Party contained in this Agreement (for the avoidance of doubt, excluding any theory of fraud premised upon constructive fraud, negligent misrepresentation or omission or recklessness or negligence).

“FTC” means the Federal Trade Commission.

“GAAP” has the meaning set forth in Section 4.04(a).

“Governmental Authority” means any federal, state, local or foreign or multinational government or political subdivision thereof, or any agency, commission, department, regulator, court, legislature or other instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, decision or award entered or issued by or with any Governmental Authority.

“Hazardous Materials” means (a) any and all radioactive materials or wastes, (b) petroleum (including crude oil or any fraction thereof), petroleum distillates, or other fuels and fuel additives, (c) asbestos or asbestos containing materials, (d) urea formaldehyde foam, (e) Per- & Polyfluoroalkyl substances, and (f) any chemicals, materials, wastes, or substances defined or characterized or regulated as contaminants or pollutants or as being “hazardous,” “restricted,” “extremely hazardous,” or “toxic,” or words of similar meaning and regulatory effect under any applicable Environmental Law.

“HSR Act” means Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnifiable Damages” has the meaning set forth in Section 8.02(a).

“Indemnification Notice” has the meaning set forth in Section 8.04.

“Indemnified Party” has the meaning set forth in Section 8.04.

“Indemnifying Party” has the meaning set forth in Section 8.04.

“Indemnity Cap” means 7.5% of the Purchase Price.

“Independent Auditor” means BDO USA, LLP.

“Installment Payment” and “Installment Payments” have the meaning set forth in Section 2.05(b).

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights, including all applications and registrations, and works of authorship, whether or not copyrightable; (c) trade secrets and confidential know-how; (d) patents and patent applications; (e) websites and internet domain name registrations; and (f) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing.

“Intellectual Property Agreements” means all licenses, sublicenses and other agreements by or through which other Persons grant Seller Entities or Seller Entities grant any other Persons any exclusive or non-exclusive rights or interests in or to any Intellectual Property that is used exclusively in connection with the Business.

“Intellectual Property Assets” has the meaning set forth in Section 2.01(c).

“Inventory” means fuel inventory, merchandise inventory (of every type and description that is being sold by Seller Entities to customers, including alcohol and alcoholic beverages, tobacco and tobacco related products and grocery items), retail supplies inventory, food service inventory, and any repair and maintenance equipment and inventory, provided, however, that Inventory does not include any inventory that cannot be transferred pursuant to applicable Law, nor shall Inventory include (1) items that violate applicable government code specifications; (2) Obsolete Inventory; (3) newspapers, and any scanned-based trading items; or (4) items that are not offered for retail sale.

“Issuance Conditions” has the meaning set forth in Section 2.05(b).

“Knowledge of Buyer” or “Buyer’s Knowledge” or any other similar knowledge qualification, means the actual knowledge after reasonable investigation of Arie Kotler, Eyal Nuchamovitz, Travis Booth, Mike Emmons and Mark King.

“Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge after reasonable investigation of Stephen Lattig, Tanya Nelson, and Norm Beck and, with respect to environmental matters, Dan Ellzey.

“Known Releases” has the meaning set forth in Section 4.15(f).

“Law” means any common law, constitution, treaty, statute, law, ordinance, regulation, rule, code, order, judgment, decree, Governmental Order, other requirement or rule of law of any Governmental Authority.

“Lease Assignments” has the meaning set forth in Section 3.02(a)(iv).

“Leased Real Property” has the meaning set forth in Section 4.07(b).

“Leases” has the meaning set forth in Section 4.07(b).

“Loss” or “Losses” means any claim, action, proceeding, damage, deficiency, penalty, fine, cost, amount paid in settlement, liability, obligation, tax, Encumbrance, loss, expense or fee, including court costs and reasonable attorneys’ fees and expenses.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to the Business, results of operations, financial condition or assets of the Business, taken as a whole, or the ability of Seller to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (vii) any natural or man-made disaster or acts of God, including but not limited to the current world-wide Coronavirus (COVID-19) pandemic; (viii) any failure by the Business to meet any projections or forecasts or estimates of revenue or earnings; or (ix) events, developments, facts, circumstances, changes or effects, including impacts on relationships with customers, suppliers or Governmental Authorities, in each case, attributable to the execution, announcement or pendency of this Agreement, the other Transaction Documents, the transactions contemplated hereby.

“Material Contracts” has the meaning set forth in Section 4.05(a).

“Membership Interests” has the meaning set forth in Section 4.30.

“Monetary Liens” has the meaning set forth in Section 6.06(a).

“New PLL Policy” has the meaning set forth in Section 6.03(b).

“Obsolete Inventory” means slow moving, out of date inventory as follows:

• Items that violate applicable government code specifications;

• All spoiled, damaged (including packaging thereof) (with damaged items being those that are damaged to the extent that the subject store manager does not think (using his/her reasonable discretion) the item is sellable to a consumer) and out of date products with final resolution, if needed to be resolved by Norm Beck, Seller representative and Mike Emmons, Buyer representative;

• All cigarettes not manufactured within 36 months of the targeted closing date;

• All out of date moist tobacco products;

• All cigars that cannot be legally sold under FDA rules;

• All out of date E cigarette/vapor products and or all E cigarette/vapor products subject to a marketing denial order (MDO);

• All other dated products, that are out of date;

• All DSD products like chips and other food items, that are out of date;

• All maps;

• All unfilled (empty/unused) ice bags;

• All CBD and Kratom products;

• Greeting cards;

• Non-guaranteed gift-type/trinket items;

• Electronic equipment over one year old; and

• Non-guaranteed excessive inventory to be discussed and subject to the commercially reasonable approval of the parties.

“Organization Documents” means (i) any certificate or articles of incorporation, bylaws, certificate or articles of formation, partnership agreement, operating agreement, or limited liability company agreement, (ii) any documents comparable to those described in clause (i) as may be applicable pursuant to any Law and (iii) any amendment or modification to any of the forgoing.

“Parties” and “Party” have the meaning set forth in the preamble.

“Permits” means all permits, licenses, franchises, directives, approvals, authorizations, clearances, closures, waivers, consents or exemptions, required to be obtained from Governmental Authorities pursuant to applicable Law.

“Permitted Encumbrances” means (a) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (b) all matters set forth in the applicable Seller’s title policies for the Real Property, (c) existing leases listed in the Disclosure Schedules, easements, rights of way and other similar Encumbrances affecting Real Property in the chain of title to the Real Property or existing thereon which do not in any material respect adversely affect the value of the Real Property (and if such Real Property is currently being operated by the Seller Entities as part of the Business, such value shall be assuming the continued current use of such Real Property) or the use of the Real Property as currently being used by Seller Entities; (d) any Monetary Liens to be satisfied in full at Closing; (e) zoning ordinances and regulations and other legal requirements applicable to the Real Property which are currently not being violated by the use of the Real Property as currently being used by Seller Entities; (f) all matters that would be shown on an accurate ALTA survey of the Property which do not in any material respect adversely affect the value of the Real Property (and if such Real Property is currently being operated by the Seller Entities as part of the Business, such value shall be assuming the continued current use of such Real Property) or the use of the Real Property as currently being used by Seller Entities; (g) any matters created by or arising from any act of Purchaser; and (h) other imperfections of title or Encumbrances, if any, which do not in any material respect adversely affect the value of the Real Property (and if such Real Property is currently being operated by the Seller Entities as part of the Business, such value shall be assuming the continued current use of such Real Property) or the use of the Real Property as currently being used by Seller Entities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Petroleum Inventory” means saleable gasoline, kerosene, diesel and other fuel/liquid that is available for sale as part of the Business as of the Closing. For purposes of determining Petroleum Inventory, “saleable” means conforming to the octane, brand and applicable requirements for sales of fuel and from tanks that do not contain more than one inch of water.

“Phase I” has the meaning set forth in Section 6.04(a).

“Phase II” has the meaning set forth in Section 6.03(b).

“Phase II Identified Release” has the meaning set forth in Section 6.03(b).

“PHMSA” has the meaning set forth in Section 4.29.

“PMPA” means the Petroleum Marketing Practices Act, 15 U.S.C. Section 2801-2807 (1978), as amended.

“Post-Closing ACT” has the meaning set forth in Section 2.05(c).

“Pre-Closing ACT” has the meaning set forth in Section 2.05(c).

“Privacy Obligations” has the meaning set forth in Section 4.26(c).

“Purchase Price” has the meaning set forth in Section 2.05(e).

“Purchased Assets” has the meaning set forth in Section 2.01.

“Qualified Benefit Plan” has the meaning set forth in Section 4.11(b).

“Real Property” means, collectively, the Transferred Real Property and the Leased Real Property.

“Reasonable Title Resolution” has the meaning set forth in Section 6.06(a).

“Registration Rights Agreement” has the meaning set forth in Section 3.02(a)(xxx).

“Release” or “Releases” has the meaning set forth in CERCLA.

“Remedial Measures” means those activities required by applicable Law, or by any other Governmental Authority to investigate, assess, remediate, respond to, correct, or monitor Releases of Hazardous Materials, petroleum spills, or environmental contamination, consistent with commercial use of real property and in accordance with all applicable Law and regulatory requirements.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Required Consents” has the meaning set forth in Section 3.02(a)(xviii).

“Schedule Supplement” has the meaning set forth in Section 6.08.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the preamble.

“Seller Closing Certificate” has the meaning set forth in Section 7.02(d).

“Seller Entities” means each Seller, collectively.

“Seller Person” means any and all of the Seller Affiliates of the Seller, and any Representative of the forgoing.

“Store Cash” means the aggregate Cash Drawers at each of the retail stores.

“Supplier Based Intangible” has the meaning set forth in Section 2.01(v).

“Supply Agreements” has the meaning set forth in Section 4.28.

“Survival Period” has the meaning set forth in Section 8.01.

“Tangible Personal Property” has the meaning set forth in Section 2.01(d).

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), gas and highway, levies, special assessments, real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever imposed by a Governmental Authority in the nature of a tax, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tenant Leases” has the meaning set forth in Section 4.07(c).

“Third-Party Claim” has the meaning set forth in Section 8.05(a).

“Title Insurance Company” means a nationally recognized title insurance company selected by Buyer and reasonably acceptable to Seller.

“Title Objection Notice” has the meaning set forth in Section 6.06.

“Title Policies” has the meaning set forth in Section 7.02(i).

“Title Response Notice” has the meaning set forth in Section 6.06.

“Titled Vehicles and Equipment” means any and all trucks, automobiles, trailers, or other vehicles with a certificate of title issued by a department of motor vehicles or similar state organization and all usable equipment, supplies, tools, spare parts and tires associated with such trucks, automobiles, trailers and vehicles used in connection with the Business, as listed in Section 2.01(d) of the Disclosure Schedules.

“Trademark Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a).

“Transaction Documents” means this Agreement (including the Disclosure Schedules), the Bill of Sale, the Vehicle Bill of Sale, the Assignment and Assumption Agreement, Trademark Assignment and Assumption Agreement, the Assignment and Assumption Agreement of SBI, the Assignment and Assumption Agreement of Membership Interests, all Deeds, and the other agreements, instruments and documents required to be delivered at the Closing.

“Transferred Employee” has the meaning set forth in Section 6.09(a).

“Transferred Real Property” has the meaning set forth in Section 4.07(a).

“Transport and CG&I A/R Statement” has the meaning set forth in Section 6.18(c)(i).

“TSTT” has the meaning set forth in Section 6.04.

“TSTT Contractor” has the meaning set forth in Section 6.04.

“TSTT Repairs” has the meaning set forth in Section 6.04.

“Unaudited Financial Statements” has the meaning set forth in Section 4.04(b).

“UST System” means any regulated underground storage tank, connected underground piping, underground ancillary equipment, and containment system, if any, as such devices are defined in Environmental Laws in the applicable state where present, as amended, used to contain any Hazardous Material.

“Vehicle Bill of Sale” has the meaning set forth in Section 3.02(a)(ii).

“Vendor Equipment” has the meaning set forth in Section 2.01(n).

“WARN Act” has the meaning set forth in Section 6.09(a).

ARTICLE II
Purchase and Sale

Section 2.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller Entities, free and clear of all Encumbrances other than Permitted Encumbrances, all of the Seller Entities’ right, title and interest in, to and under the following assets, properties and rights of the Seller Entities, except for the Excluded Assets, to the extent that such assets, properties and rights exist as of the Closing Date and relate to the Business (collectively, the “Purchased Assets”):

(a) all the Inventory related to the Business and owned by Seller Entities;

(b) all rights, duties and obligations arising on or after the Closing Date of the (i) the Contracts set forth on Section 2.01(b) of the Disclosure Schedules and (ii) any non-Material Contracts that are otherwise related to the Business and not otherwise related to Excluded Assets or Excluded Liabilities (items (i) and (ii) together with the Real Property Leases, the Tenant Leases, the Supply Agreements, and the Branding Agreements, the “Assigned Contracts”);

(c) all Intellectual Property owned by the Seller Entities and used in connection with the Business, which is set forth in Section 2.01(c) of the Disclosure Schedules (“Intellectual Property Assets”);

(d) all furniture, fixtures, equipment and other tangible personal property owned by Seller Entities, including, without limitation, all petroleum pumps and dispensers, UST systems, AST Systems, point of sale systems, company’s owned IT equipment, canopies, price signs, fuel lines, fittings and connections used to receive, store and dispense fuels, supplies, other tangible personal property of the Business and the Titled Vehicles and Equipment, as listed on Section 2.01(d) of the Disclosure Schedules (the “Tangible Personal Property”);

(e) all Permits, including Environmental Permits, used in the operation of the Business, to the extent transferable, as listed on Section 2.01(e) of the Disclosure Schedules;

(f) all prepaid expenses, credits, advance payments, security deposits, charges, sums and fees to the extent related to any Purchased Assets;

(g) [reserved];

(h) all plans and specifications, surveys, blueprints and drawings in Seller Entities’ possession now or as of the Closing related solely to any buildings and improvements at the Real Property, originals, or where not available, copies, of all books and records, including books of account, ledgers and general, financial and accounting records, driving logs relating to the transportation component of the Business, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records, strategic plans, internal financial statements and marketing and promotional surveys, material and research, that relate to the Business or the Purchased Assets, other than books and records set forth in Section 2.02(b) (“Books and Records”), to the extent such Books and Records are in the possession of Seller Entities;

(i) all Transferred Real Property, together with all of Seller Entities’ right, title and interest in and to all land, buildings, structures, easements, appurtenances, improvements and fixtures located thereon, as set forth on Section 4.07(a) of the Disclosure Schedules;

(j) the applicable leases for the Leased Real Property (each, a “Real Property Lease”), together with all of Seller Entities’ leasehold right, title and interest thereunder in and to all land, buildings, structures, easements, appurtenances, improvements and fixtures located on the Leased Real Property, as set forth on Section 2.01(j) of the Disclosure Schedules;

(k) the Tenant Leases, as set forth on Section 2.01(k) of the Disclosure Schedules;

(l) the Supply Agreements, as set forth on Section 2.01(l) of the Disclosure Schedules;

(m) all of Seller Entities’ goodwill and going concern value associated with the Business;

(n) to the extent assignable, the same rights that Seller Entities have (but not ownership of) to personal property owned by any third party relating to the Business, including without limitation those items more particularly identified on Section 2.01(n) of the Disclosure Schedules as being vendor supplied, consigned or leased (collectively, the “Vendor Equipment,”);

(o) all environmental compliance records, UST and AST testing data and environmental reports relating to the Facilities in Seller Entities’ possession;

(p) all computer software and credit card software (including point-of-sale accounting and/or inventory software (including but not limited to PDI)), licenses, certificates and registrations that are transferable or assumable and associated with or related, directly or indirectly, to the Business, all of which are listed on Section 2.01(p) of the Disclosure Schedules;

(q) all customer and supplier lists, telephone numbers and lists, price lists, files, books and records of any nature, databases, correspondence, invoices, ledgers, sales orders and acknowledgments, employee files, customer files and account histories, sales literature and promotional materials, and any other data pertaining to any of the foregoing as such relates, directly, or indirectly, to the Business;

(r) 100% of the Membership Interests;

(s) the Assigned Insurance Policies as set forth on Schedule 2.01(s) attached hereto;

(t) all rights to reimbursements to which Seller Entities are entitled under any state petroleum storage tank fund (other than reimbursements for amounts paid or incurred by a Seller Entity prior to the Closing);

(u) the Assumed Benefit Plans as set forth on Schedule 2.01(u) attached hereto; and

(v) the supplier based intangible associated with the wholesale distribution of fuel relating to the Business (the “Supplier Based Intangible”).

Notwithstanding anything provided under this Agreement to the contrary, as among the Buyers, it is hereby acknowledged by the Buyer and Seller that at Closing, GPMP may, in its sole discretion, acquire some or all of the Supplier Based Intangible and be liable for the Assumed Liabilities relating thereto and the other obligations provided under this Agreement (including, without limitation, the indemnification obligations hereunder) solely to the extent relating to the Purchased Assets associated with the Supplier Based Intangible, GPM Transportation will acquire the 59 tractor and trailers combined units and 23 spare tanker trailers and 26 short delivery trucks included within the Titled Vehicles and Equipment and any customer relationships relating to the transportation component of the Business, and be liable for the Assumed Liabilities relating thereto and the other obligations provided under this Agreement (including, without limitation, the indemnification obligations hereunder) solely to the extent relating to the Purchased Assets associated with such Titled Vehicles and Equipment, GPME will acquire the Tenant Leases with dealers and Supply Agreements included in the Assigned Contracts, and be liable for the Assumed Liabilities relating thereto and the other obligations provided under this Agreement (including, without limitation, the indemnification obligations hereunder) solely to the extent relating to the Purchased Assets associated with the Tenant Leases with dealers and Supply Agreements included in the Assigned Contracts, and GPMSE and/or its assignee or designee as permitted herein shall acquire the remainder of the Purchased Assets and be liable for the remainder of the Assumed Liabilities as provided herein and the other obligations provided under this Agreement (including, without limitation, the indemnification obligations hereunder) solely to the extent relating to the remainder of the Purchased Assets. Notwithstanding the foregoing agreement, among the Buyers, GPMI, GPME, GPMSE and GPM Transportation shall each be jointly and severally liable to Seller for any obligations arising herein, including but not limited to, purchasing the Purchased Assets and assuming the Assumed Liabilities, and GPMP shall be severally liable only for the obligations of GPMP arising herein, and among the Seller, each such Person shall be jointly and severally liable to Buyer for any obligations arising herein, including but not limited to, selling the Purchased Assets and retaining the Excluded Liabilities.

Notwithstanding anything herein to the contrary, nothing contained in this Agreement or in the Assignment and Assumption Agreement shall be construed as an assignment or an attempted assignment of any Assigned Contract or agreement which is non-assignable without the consent of the other party or parties thereto, unless such consent is given (regardless of timing), but to the extent included on the Assignment and Assumption Agreement and consent not obtained prior to Closing, (i) Buyer and Seller shall work together reasonably and in good faith to mutually agree as to how to provide Buyer with the legal and contractual right to the income, rents and other rights, and for Buyer to assume the liabilities and obligations, attributed to such Assigned Contract for the remainder of the applicable term under such Assigned Contract, (ii) the beneficial interest in or to such Assigned Contracts (the “Beneficial Rights”) shall in any event pass as of the Closing Date to Buyer under this Agreement and (iii) Buyer shall assume or discharge the obligations of Seller Entities arising after the Closing Date under such Beneficial Rights as agent for Seller, and Seller shall act as Buyer’s agent in receipt of any benefits, rights or interests received by Seller Entities from the Beneficial Rights, such agency relationships automatically terminating as to each such Assigned Contract upon obtaining consent to its assignment (the Parties’ obligations pursuant to this sentence with respect to a Non-Consented LRP shall be deemed to be satisfied by an Alternative Solution agreed to by the Parties). Notwithstanding anything herein to the contrary, Seller Entities (other than Transit) shall be permitted to wind down at any time after the Closing Date, provided that Transit will, to the extent necessary, act on behalf of any such Seller Entity that ceases to exist. To the extent there are Assigned Contracts existing as of the Closing Date and which are not assignable to Buyer and which Seller and/or Buyer is reasonably unable to perform, satisfy, or obtain consent, then notwithstanding anything herein to the contrary, Seller Entities may engage, subcontract with, or otherwise assign any such contractual obligation, to any third party. Notwithstanding anything herein to the contrary, the obligations of the Parties under this grammatical paragraph shall cease on the two (2) year anniversary of the Closing.

Section 2.02 Excluded Assets. Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, the following assets and properties of Seller Entities (collectively, the “Excluded Assets”):

(a) except the Store Cash, any cash and cash equivalents, Credit Card Receivables, bank accounts or securities of Seller Entities;

(b) the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller, all employee-related or employee benefit-related files or records, other than personnel files of Transferred Employees, and any other books and records which Seller Entities are prohibited from disclosing or transferring to Buyer under applicable Law and are required by applicable Law to retain;

(c) all Benefit Plans and trusts or other assets attributable thereto other than the Assumed Benefit Plans;

(d) all Tax assets (including duty and Tax refunds, credits, overpayments and prepayments) of Seller Entities and any prepaid Apportioned Taxes, which are governed by Section 6.15(b);

(e) all rights to any action, suit or claim of any nature available to or being pursued by Seller, whether arising by way of counterclaim or otherwise;

(f) the assets, properties and rights specifically set forth on Section 2.02(f) of the Disclosure Schedules;

(g) the rights which accrue or will accrue to Seller under the Transaction Documents;

(h) any insurance policies of Seller Entities other than the Assigned Insurance Policies;

(i) all records containing attorney-client privilege, attorney work-work product or similar protection and any expectation of client confidentiality applicable thereto;

(j) Any Inventory at the Facilities that is owned by third parties;

(k) Any and all Accounts Receivable including such Accounts Receivable arising from any of the Supply Agreements prior to the Closing Date;

(l) All personnel records and other records that are part of the Books and Records that Seller Entities are required by Law to retain in their possession (provided copies of any such records shall be provided to Buyer at the Closing, to the extent permitted by Law);

(m) all prepaid expenses, credits, advance payments, security deposits, charges, sums and fees to the extent not included in Credits to Buyer; and

(n) all rights and benefits arising under or relating to the Assigned Contracts to the extent such rights and benefits relate to events, circumstances or periods occurring before the Closing Date.

Section 2.03 Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge when due any and all liabilities and obligations of any of the Seller Entities arising or occurring on or after the Closing, with respect to the following (collectively, the “Assumed Liabilities”):

(a) all obligations to provide goods, perform services or otherwise arising from the obligations related to Credits to Buyer to the extent actually credited to Buyer by Seller per the terms of this Agreement, which shall be determined in accordance with Section 2.06.

(b) all executory liabilities and obligations arising under or relating to the Assigned Contracts to the extent such liabilities and obligations relate to events, circumstances or periods occurring on or after the Closing Date (with the corresponding obligations and liabilities arising or relating to events, circumstances or period occurring prior to the Closing Date being part of the Excluded Liabilities);

(c) all liabilities and obligations of Buyer or its Affiliates relating to employee benefits, compensation or other arrangements with respect to any Transferred Employee arising on or after the Closing Date (with the corresponding obligations and liabilities arising or relating to events, circumstances or periods occurring prior to the Closing Date being part of the Excluded Liabilities) and all liabilities and obligations of Buyer or its Affiliates arising on or after the Closing Date under the Assumed Benefit Plans;

(d) all liabilities and obligations for: (1) Taxes relating to the Business or the Purchased Assets to the extent relating to events or circumstances occurring on or after, and any taxable period (or portion thereof) beginning on or after, the Closing Date (with the corresponding obligations and liabilities relating thereto that arise or relate to events or circumstances occurring prior to the Closing Date being part of the Excluded Liabilities); (2) Apportioned Taxes allocated to Buyer under Section 6.15(b); and (3) any transfer Taxes allocated to Buyer under Section 6.15(a);

(e) liabilities arising under applicable Law as owner and/or operator of any fuel equipment relating to the Facilities, as property owner of the Transferred Real Property or tenant of the Leased Real Property, in each case with respect to investigation, notification or remediation of any petroleum products and/or Hazardous Materials in, under or near the applicable Facilities;

(f) all other liabilities and obligations arising out of or relating to Buyer’s ownership or operation of the Business or the Purchased Assets arising or relating to events, circumstances or periods occurring on or after the Closing;

(g) all unamortized balances under the Branding Agreement exclusively relating to the Business and listed in Section 4.17 of the Disclosure Schedules; and

(h) all pre-Closing environmental liabilities and obligations related to the Real Property (including any Known Releases, which is further addressed in Section 6.04 and Section 6.05 below, and any Phase II Identified Release).

Section 2.04 Excluded Liabilities. Except with respect to those liabilities expressly assumed pursuant to Section 2.03 above, including but not limited to Section 2.03(h), Buyer shall not assume any liability of Seller Entities, and Seller shall retain such liabilities, whether or not accrued and whether or not disclosed, as of or on the Closing Date (collectively, the “Excluded Liabilities”). Without limiting the generality of the foregoing, except with respect to those liabilities expressly assumed pursuant to Section 2.03 above, Excluded Liabilities include, without limitation the following liabilities and obligations of the Seller Entities:

(a) except as expressly included in the definition of Assumed Liabilities, any liabilities or obligations to any third party directly and proximately arising out of or relating to Seller’s ownership or operation of the Business and the Purchased Assets prior to the Closing Date;

(b) any liabilities or obligations relating to or arising out of the Excluded Assets;

(c) any liabilities or obligations for (i) Taxes relating to the Business or the Purchased Assets to the extent relating to events or circumstances occurring prior to, and any taxable period, or portion thereof ending prior to, the Closing Date; and (ii) any other Taxes of Seller (other than Taxes expressly allocated to Buyer under Section 6.15) for any taxable period.

(d) any liabilities or obligations of Seller Entities relating to or arising out of (i) the employment, or termination of employment, of any Employee prior to the Closing, (ii) Benefit Plans or (iii) workers’ compensation claims of any Employee to the extent arising from events occurring prior to the Closing Date, including but not limited to any Taxes that were deferred by Seller Entities under the CARES Act and any deferrals by any Employees (if permitted by Seller);

(e) except as otherwise set forth herein, any liabilities or obligations of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

(f) any obligations under any Paycheck Protection Program loans or financings;

(g) any liabilities or obligations of Seller Entities, contingent or otherwise, for any indebtedness of Seller Entities (which for the avoidance of doubt shall not include any leases pursuant to a sale leaseback transaction or any leases considered operating leases under the prior accounting standards);

(h) Seller Entities’ product liability for any products, goods or services sold, delivered or performed by Seller Entities prior to and up until the Closing Date;

(i) unamortized incentive liabilities or similar provisions requiring any actual or contingent payments and/or liabilities arising under the Branding Agreements from and after Closing relating to the Excluded Assets;

(j) any severance or retention benefits or accrued benefits of any nature (including under any Benefit Plans) of any employee, officer and/or director of Seller as of the Closing Date;

(k) any liability of Seller arising under PMPA or any similar state or local law governing dealer agreements;

(l) any liability of Seller Entities arising out of the failure to comply with employment laws, ERISA or PPACA on or prior to the Closing Date;

(m) all other obligations, liabilities, covenants, commitments and undertakings of Seller Entities which are not expressly included within the definition of Assumed Liabilities;

(n) all liabilities and obligations arising under or relating to the Assigned Contracts to the extent such liabilities and obligations relate to events, circumstances or periods occurring before the Closing Date and

(o) any and all liabilities and obligations relating to Ramco, LLC, Pine Belt Oil Company, LLC and/or any current or prior subsidiaries thereof, and/or the Membership Interests and/or the membership interests in Pine Belt Oil Company, LLC, but only to the extent such liabilities and obligations would be Excluded Liabilities and not Assumed Liabilities had Seller sold the assets of Pine Belt Oil Company, LLC and Ramco, LLC instead of the Membership Interests.

The transaction contemplated by this Agreement is the purchase and sale of assets and not a de facto merger of Seller Entities and Buyer. Buyer is not a successor in interest to Seller Entities, and neither Seller Entities nor any shareholder, member or partner of Seller Entities, as the case may be, shall have any continuing participation in the ownership or management of any Facilities transferred hereunder after the Closing, except and to the extent otherwise provided herein. The assumption of any liabilities by any Party shall not enlarge any rights of third parties under Contracts with Buyer or Seller Entities and nothing herein shall prevent any Party from contesting in good faith any of said liabilities as against any third party.

Section 2.05 Purchase Price.

(a) As consideration for the Purchased Assets, Buyer shall assume the Assumed Liabilities at the Closing, and Buyer or its designee shall pay to Seller at the Closing, the amount determined as per clauses (i) through (iv) below (such amount as so determined, the “Closing Purchase Price”):

(i) Three Hundred Twenty-Four Million Seven Hundred Forty-Four Thousand Six Hundred Dollars ($324,744,600), PLUS

(ii) The amount of the Closing Date Inventory Payment and Store Cash Payment (as defined in Exhibit A attached hereto), PLUS

(iii) the aggregate amount of deposits held by Seller Entities under any Assigned Contract (as set forth on Section 2.05(a)(iii) of the Disclosure Schedule), PLUS

(iv) the aggregate amount for any Pre-Closing ACT.

(b) On each of the first two anniversaries of the Closing Date, Buyer shall pay, or cause to be paid, to Seller an amount equal to Twenty-Five Million Dollars ($25,000,000) (each, an “Installment Payment” and collectively the “Installment Payments”) in either Cash or, subject to the conditions set forth below, in common stock of Buyer’s ultimate parent entity, ARKO Corp. or any successor entity by merger, reorganization or otherwise who is the parent company of GPM Investments, LLC (“ARKO”), based on the valuation set forth in this Section 2.05(b), as determined by Buyer and communicated in writing to Seller at least eleven (11) trading days prior to the first anniversary or second anniversary, as applicable, of the Closing Date. For the avoidance of doubt, the total amount of Installment Payments to be made pursuant to this paragraph (b) shall equal Fifty Million Dollars ($50,000,000) either in Cash or, subject to the satisfaction of the Issuance Conditions, shares of common stock, $0.0001 par value per share of ARKO (“ARKO common stock,” and any such shares issued in respect of an Installment Payment, “Installment Shares”) and shall be considered earned in full at the Closing. The ability of Buyer to elect to make all or a portion of any Installment Payment in Installment Shares shall be contingent on ARKO common stock satisfying the following minimum requirements at the applicable anniversary of the Closing Date on which such Installment Shares are to be issued: (i) remaining listed on The Nasdaq Stock Market or another national securities exchange, (ii) a minimum market capitalization of ARKO of at least $700 million, (iii) a minimum 10-day volume-weighted average closing price of at least $5.00, and (iv) ARKO having filed all reports required to be filed with the SEC pursuant to Section 13(a) of the Exchange Act for the 12 months immediately preceding such applicable anniversary of the Closing Date and being eligible to use Form S-3 with respect to the resale of such common stock by Seller (collectively, the “Issuance Conditions”). If the Issuance Conditions are not satisfied as of the applicable anniversary of the Closing Date, then the applicable Installment Payment will be made solely in Cash (notwithstanding any election made by Buyer). In the event that Buyer elects to make all or any portion of an Installment Payment in Installment Shares, the value of each Installment Share shall be equal to the daily volume weighted average closing price of ARKO common stock on The Nasdaq Stock Market (or other applicable national securities exchange on which ARKO’s common stock is then listed) for a period consisting of the ten (10) consecutive trading days ending on and inclusive of the trading day immediately preceding the applicable anniversary of the Closing Date, based on a trading day from 9:30 a.m. to 4:00 p.m., Eastern Time and as reported by Bloomberg Financial LP (or other reliable source mutually and reasonably agreed between Buyer and Seller).

(c) Buyer agrees to pay up to Eight Million Five Hundred Thousand Dollars ($8,500,000) as set forth on Exhibit B attached hereto, for each of the transactions listed on Exhibit B (and will pay additional reasonable amounts to be agreed upon between Buyer and Seller with respect to any additional transactions reasonably approved by Buyer) (each an “Additional Consideration Transaction”) which (i) Seller Entities have either under a letter of intent or definitive purchase agreement prior to the Closing Date and (ii) either

(A) Seller Entities actually consummate such Additional Consideration Transaction(s) between the Agreement Date and the Closing Date (“Pre-Closing ACT”), or (B) Buyer actually consummates such Additional Consideration Transaction(s) within twenty-four (24) months after the Closing Date (“Post-Closing ACT”). For the avoidance of doubt, (I) for any Pre-Closing ACT, Buyer shall reimburse Seller, at the Closing, the purchase price paid by Seller Entities for such Additional Consideration Transaction, together with any actually, reasonably incurred closing and transaction costs and expenses paid by Seller Entities as reasonably agreed to by Buyer prior to Closing, and (II) for any Post-Closing ACT, on the Closing Date, each Contract or letter of intent, as applicable, will be included in the Purchased Assets, and Buyer will be required to pay Seller the additional consideration as set forth on Exhibit B (and the amounts agreed upon with respect to any additional transactions, as applicable) upon the consummation of such Post-Closing ACT by wire transfer of immediately available funds to an account designed in writing by Seller to Buyer prior to such payment. After Closing, Buyer shall work in good faith to consummate any Post-Closing ACT within the applicable time period. The provisions of this Section 2.05(c) with respect to any Post-Closing ACT shall survive the Closing.

(d) As part of certain of Seller’s previous acquisitions consummated prior to the date of this Agreement and set forth on Schedule 2.05(d), Seller has realized and is expected to continue to realize additional EBITDA after all such acquisitions are fully integrated into the Business relating to improved operations and efficiencies. The aggregate EBITDA adjustment of $1.665 million (the “June 2022 EBITDA Adjustment”) included in the trailing twelve month EBITDA of the Seller Entities in respect of the full year TTM reflected the pro forma impact of (i) improvements and efficiencies implemented for less than a twelve month period (as if they had been fully implemented for the Seller Entities’ TTM period) and (ii) improvements and efficiencies that are expected to be implemented. Due to the timing of the transactions contemplated by this Agreement, the Parties have agreed to look back at the improvements and efficiencies after the Closing to reasonably determine if the actual and prospective improvements and efficiencies that gave rise to such June 2022 EBITDA Adjustment were either implemented prior to the Closing or could have reasonably been implemented within 6 months of Closing if not for the execution of this Agreement. On or before the sixtieth day after Closing (the “Recalculation Date”), the Seller will re-calculate the June 2022 EBITDA Adjustment on a lookback basis (the “Actual June 2022 Adjustment”) taking into consideration all actions taken prior to the Closing and that could have reasonably been taken by Seller within 6 months of Closing (whether or not the Closing had occurred) to achieve improved operations and efficiencies. Following receipt of Seller’s calculations, Seller and Buyer shall work in good faith to reasonably agree on the amount of the Actual June 2022 Adjustment. In the event that the Actual June 2022 Adjustment is less than $1.5 million, then the amount which otherwise would be due, if any, under Section 2.5(c) with respect to an Additional Consideration Transaction (the “Additional Consideration”) will be reduced (but not below zero) by an amount equal to (a) (i) $1,500,000 minus (ii) the Actual June 2022 Adjustment, multiplied by (b) 7.2. For example, if the Seller and Buyer agree that the Actual June 2022 Adjustment is $1,000,000, then the Additional Consideration, if any, shall be reduced by $3,600,000 (calculated as ($1,500,000 - $1,000,000) x 7.2) (but not below zero). In no event will any failure to meet June 2022 EBITDA Adjustment cause an adjustment to the Purchase Price, other than any reduction pursuant to this Section 2.05(d) to the Additional Consideration, if any, to be paid pursuant to Section 2.05(c), or require any payment to be made by Seller. For the avoidance of doubt, if the Actual June 2022 Adjustment is $1.5 million or more, there will be no reduction to the Purchase Price whatsoever.

(e) The Closing Purchase Price, Installment Payments and amounts to paid pursuant to (c) above shall be the “Purchase Price.” Buyer may, at Seller’s request, payoff any indebtedness on behalf of Seller Entities at Closing and shall reduce the portion of the Purchase Price paid to Seller by the amount of any such payoff. The Closing Purchase Price shall be paid by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer prior to the Closing Date.

(f) Prior to the Closing, Seller and Buyer shall jointly prepare and agree on a preliminary Closing Statement (the “Estimated Closing Statement”) setting forth the good faith determination of the Purchase Price along with (each, without duplication) (i) Inventory Consideration (as defined in Exhibit A attached hereto), and (ii) the amount of the Store Cash payment, in each case, determined in a manner consistent with Exhibit A, along with detailed data and schedules supporting the determination of each such calculation.

Section 2.06 Allocation of Purchase Price.

(a) To the extent a third party acquires any Transferred Real Property at the Closing from Seller, the portion of the Purchase Price funded at Closing by such third party acquiror will constitute the fair market value of such Transferred Real Property. To the extent GPMP acquires at Closing the Supplier Based Intangible and the fuel supply agreements constituting part of the Assigned Contracts, the portion of the Purchase Price funded by GPMP to or on behalf of Seller, which shall be an amount not to exceed $100 million, will constitute the fair market valuation of the Supplier Based Intangible and the fuel supply agreements constituting part of the Assigned Contracts, as applicable, and Buyer and Seller agree that the Tax allocation with respect to the Supplier Based Intangible shall equate to such amount so funded by GPMP. The Purchase Price with respect to the remainder of the Purchased Assets not funded by such third party or GPMP shall be allocated among Seller’s Inventory and Store Cash based on the value as determined in accordance with Section 2.05 and shall be allocated among the other Purchased Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”). Buyer shall share any appraisals Buyer obtains on any of the Purchased Assets with Seller for Seller’s consideration, but for the avoidance of doubt if Seller disagrees with Buyer’s appraisal then Seller shall not be bound to report the allocation of Purchase Price among such other Purchased Assets in accordance with such appraisals. Subject to the requirements of any applicable Tax Law and the rulings of any applicable Governmental Authority, all Tax Returns and reports filed by Buyer and Seller shall be prepared consistently with the foregoing allocation if and as agreed in accordance with this Section. Seller and Buyer each agree to notify the other in the event any adjustment is proposed or so required or imposed by any Governmental Authority.

(b) In addition to, and independent of, the allocations described above in clause (a), Buyer and Seller hereby agree that Section 2.06(b) of the Disclosure Schedules assigns the Purchase Price as the value of each of the Transferred Real Property, Leased Real Property and other applicable Purchased Assets (each, an “Agreed Value”). The Agreed Value of each Transferred Real Property, Leased Real Property and other applicable Purchased Assets reflected on Section 2.06(b) of the Disclosure Schedule hereto shall be for the sole purpose of making any necessary adjustments to the Purchase Price as a result of any such Transferred Real Property, Leased Real Property and/or other Purchased Asset being excluded from the transaction contemplated herein, as further specifically described in this Agreement, and will not be used by any Party for Tax allocation or any other purpose.

Section 2.07 Expenses. Except as otherwise expressly provided in this Agreement or the Registration Rights Agreement, whether or not the transactions contemplated hereby are consummated, each Party will be responsible for its own fees and expenses (including legal and accounting fees) in connection herewith. Notwithstanding the foregoing or anything to the contrary herein, Buyer and Seller shall split (50%/50%) all HSR Act filing fees.

Section 2.08 Physical Count Procedures and Valuation of Inventory.

(a) The Parties will count and value the Inventory and Store Cash in such manner as they shall mutually agree in writing or in accordance with the procedures described in Exhibit A attached hereto.

(b) Should any disputes that cannot readily be settled between the Parties arise as to the count or valuation in respect of the Inventory Consideration or the Store Cash amounts, the amount then disputed shall be resolved and agreed by the Parties as quickly as possible thereafter and a refund and additional payment, if applicable, shall be made promptly thereafter.  If the Parties cannot so agree, the Parties shall submit their disagreement for resolution to the Independent Auditor for review and resolution all matters (but only such matters) that remain in dispute.  The Parties shall instruct the Independent Auditor to make a final determination of the Inventory Consideration and/or Store Cash on the Closing Date in accordance with the guidelines and procedures set forth in this Agreement. The Parties will reasonably cooperate with the Independent Auditor during the term of its engagement. The Parties also shall instruct the Independent Auditor to make its determination based solely on presentations by Buyer and Seller that are in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of an independent review). The amount of the Inventory Consideration and the Store Cash on the Closing Date determined by the Independent Auditor, and the resulting adjustment to the Purchase Price calculated with reference thereto, shall become final and binding on the Parties on the date the Independent Auditor delivers its final resolution in writing to the Parties (which final resolution shall be requested by the Parties to be delivered not more than forty-five (45) days following submission of such disputed matters). The fees and expenses of the Independent Auditor shall be allocated to the Parties as determined (and as set forth in the final determination) by the Independent Auditor based upon the relative success (in terms of percentages) of each Party’s claims. For example, if the final determination reflects a 60/40 compromise of the Parties’ claims, the Independent

Auditor would allocate expenses 40% to the Party whose claims were determined to be 60% successful and 60% to the Party whose claims were determined to be 40% successful.

Section 2.09 Unobtained Lease Consents. If the Seller is unable to obtain a consent required for the assignment to Buyer of any Real Property Lease with respect to Leased Real Property listed on Section 4.07(b) of the Disclosure Schedules (any such Leased Real Property, a “Non-Consented LRP”), then, notwithstanding anything in Section 3.02(a)(xviii) or Section 7.02(h) to the contrary, Buyer and Seller shall work together reasonably and in good faith to mutually agree as to how to provide Buyer with a valid contractual right to use, occupy and operate such Non-Consented LRP for the remainder of the applicable lease term under the applicable Non-Consented LRP (an “Alternative LP Solution”). To the extent that an Alternative LP Solution is not implemented at or prior to the Closing with respect to a Non-Consented LRP (a ”Non-Transferred LRP”), but provided that Real Property Leases constituting no less than eighty percent (80%) of the EBITDA currently generated from all Leased Real Properties can be validly contractually assigned at Closing to Buyer, then, in such event (i) Buyer shall waive (and shall be deemed to have waived) the obligations under Section 3.02(a)(xviii) and the condition under Section 7.02(h) as they apply to such Real Property Leases which are a Non-Consented LRP, and (ii) an amount equal to the Agreed Value (as conclusively determined under Section 2.06(b) of the Disclosure Schedules) for such Non-Transferred LRP shall be deducted from the Closing Purchase Price at Closing. Following the Closing, within three (3) Business Days following such date on which Buyer has the right to have a valid contractual right to use, occupy and operate any such Non-Transferred LRP for the remainder of the applicable lease term under such Non-Transferred LRP, Buyer shall pay Seller by wire transfer of immediately available funds to an account designated by Seller an amount equal to the Agreed Value for such Non-Transferred LRP. If after the eighteen (18) month anniversary of the Closing (or such later date mutually agreed to by Buyer and Seller), Buyer has not obtained the valid contractual right to use, occupy and operate any Non-Transferred LRP for the remainder of the applicable lease term under such Non-Transferred LRP, then Buyer shall no longer have the obligation to fund the Agreed Value with respect to such Non-Consented LRP and Seller shall retain the applicable Non-Consented LRP. For the avoidance of doubt, to the extent that the Alternative LP Solution is one in which Seller remains a tenant of the Non-Consented LRP, following the Closing, Seller and Buyer shall continue to use commercially reasonable efforts to obtain the consent necessary to transfer the applicable Real Property Lease to Buyer during the aforesaid eighteen (18) month period following the Closing Date.

Section 2.10 Credits to Buyer.

(a) Estimated Credits to Buyer Statement. Not more than ten (10) Business Days prior to the Closing Date, Seller shall deliver to Buyer a list of Credits to Buyer (the “Estimated Credits to Buyer Statement”) as of such date setting forth an estimate of such Credits to Buyer prepared based on 100% of the face value of all such Credits to Buyer (the “Estimated Credits to Buyer”). Seller shall provide Buyer and its Representatives with reasonable and timely access to the records, properties and Representatives of Seller Entities relating to the preparation of the Estimated Credits to Buyer and shall cause the Representatives of Seller Entities to reasonably cooperate with Buyer and its Representatives in connection with Buyer’s review of the Estimated Credits to Buyer Statement.

(b) Credits to Buyer Statement. No more than thirty (30) Business Days following the Closing Date, Seller shall deliver to Buyer a list of Credits to Buyer (the “Final Credits to Buyer Statement”) as of the Closing Date setting forth the value of such Credits to Buyer prepared based on 100% of the face value of all such Credits to Buyer (the “Final Credits to Buyer”). In the event Buyer has any good faith questions or comments relating to the Final Credits to Buyer Statement, Seller shall respond promptly and work in good faith with Buyer to answer such questions and comments and shall promptly amend and re-deliver to Buyer the Final Credit to Buyer Statement as may be appropriate under the circumstances. If either Party thereafter determines that one or more actual or potential inaccuracies exist in the Final Credits to Buyer Statement, the Parties shall work in good faith to resolve such inaccuracies promptly.

(c) No more than five (5) Business Days following the delivery of the Credits to Buyer Statement in accordance with Section 2.10(b):

(i) if the Final Credits to Buyer as set forth on the Credits to Buyer Statement exceed the Estimated Credits to Buyer as set forth on the Estimated Credits to Buyer Statement, Seller shall pay such difference to Buyer by wire transfer of immediately available funds to a bank account designated by Buyer; or

(ii) if the Estimated Credits to Buyer as set forth on the Estimated Credits to Buyer Statement exceed Final Credits to Buyer as set forth on the Credits to Final Buyer Statement, Buyer shall pay such difference to Seller by wire transfer of immediately available funds to a bank account designated by Seller.

(d) Without duplication, the amounts owed pursuant to this Section 2.10 shall be aggregated with any amounts owed pursuant to Section 6.18, and the net amount (if any) owed by the Seller to the Buyer, on the one hand, or by the Buyer to the Seller on the other, shall be paid by wire transfer of immediately available funds to either the Seller or Buyer’s designated bank account.

ARTICLE III Closing

Section 3.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at a mutually agreeable date that is less than fifteen (15) Business Days following the date that all of the conditions to Closing set forth in Article VII are either satisfied or waived in writing (other than conditions which, by their nature, are to be satisfied on the Closing Date). The Parties will exercise commercially reasonable efforts to affect the Closing in a timely manner. Closing will be held by overnight delivery service or the electronic exchange of documents in PDF format or by facsimile, without the principals present. The date on which the Closing is to occur (which will be on a Tuesday) is herein referred to as the “Closing Date.” Seller and Buyer agree to coordinate with each other on the actual Closing Date so that each Party will have adequate time to plan for the Closing and provide appropriate notices. The transactions contemplated under this Agreement shall be effective as of 12:01 a.m. on the Closing Date.

Section 3.02 Closing Deliverables.

(a) At the Closing, Seller shall execute and deliver to Buyer the following (collectively, the “Conveyance Documents”):

(i) bills of sale in the form of Exhibit C attached hereto (the “Bill of Sale”) and duly executed by Seller, transferring the Inventory and the Tangible Personal Property (other than the Titled Vehicles) included in the Purchased Assets to the applicable Buyer;

(ii) a bill of sale in the form of Exhibit D attached hereto (the “Vehicle Bill of Sale”) and duly executed by Seller, transferring the Titled Vehicles and Equipment included in the Purchased Assets to Buyer;

(iii) an assignment and assumption agreement in the form of Exhibit E attached hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets (other than Tangible Personal Property) and the Assumed Liabilities;

(iv) an assignment and assumption of lease for the Leases in the form of Exhibit F attached hereto (the “Lease Assignments”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of each Lease;

(v) an assignment and assumption of trademarks and tradenames in the form of Exhibit G attached hereto (the “Trademark Assignment and Assumption Agreement”) and duly executed by Seller;

(vi) a statement of the Accounts Receivable in the accounting records of Seller on a site by site or by a customer by costumer basis, and related to the Purchased Assets, provided that Seller shall provide a preliminary statement of the Accounts Receivable to Buyer ten (10) days prior to the Closing Date;

(vii) the Seller Closing Certificate;

(viii) the certificates of the Secretary or Assistant Secretary of Seller required by Section 7.02(e) and Section 7.02(f);

(ix) a settlement statement, prepared by the Title Company, signed by Seller describing the Purchase Price to be paid at Closing;

(x) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to the Parties, as may be required to give effect to this Agreement;

(xi) with respect to each parcel of Transferred Real Property, a special warranty or equivalent deed in accordance with local custom and practice (each, a “Deed”), conveying to Buyer (or Buyer’s designee) the respective parcel of Transferred Real Property;

(xii) with respect to the Transferred Real Property, an owner’s affidavit from Seller, in form and substance reasonably acceptable to Buyer, Seller and the Title Insurance Company;

(xiii) with respect to the Transferred Real Property, a properly executed IRS Form W-9 from the applicable Seller Entity (or, in the case of a Seller Entity that is disregarded from its owner for U.S. federal income tax purposes, from such entity’s regarded owner);

(xiv) with respect to the Transferred Real Property, a nonresidential real estate registration certificate or similar local certificate from Seller, in form and substance reasonably acceptable to Buyer, Seller and the Title Insurance Company;

(xv) with respect to the Transferred Real Property, a 1099-S certificate from Seller, in form and substance reasonably acceptable to Buyer, Seller and the Title Insurance Company;

(xvi) any transfer tax declaration, affidavit or disclosure form required by applicable Law in order to effectuate the transfer of the Transferred Real Property, as provided in this Agreement;

(xvii) an assignment and assumption of the Supplier Based Intangible and, if applicable, Branding Agreements duly executed by Seller in the form attached hereto as Exhibit H (the “Assignment and Assumption Agreement of SBI”);

(xviii) The consents and approvals listed in Section 3.02(a)(xviii) and Section 4.07(b) of the Disclosure Schedules (the “Required Consents”);

(xix) A certificate of good standing for Seller issued by the Secretary of State (or other appropriate Governmental Authority) of the state of incorporation or organization of Seller, and certificate of foreign qualification for the states listed on Section 3.02(a)(xix) of the Disclosure Schedules, each dated as of a date no more than sixty (60) days before the Closing Date;

(xx) Estoppel Certificates from each landlord under each Lease, dated not more than sixty (60) days prior to the Closing Date, substantially in the form of Exhibit I (the “Required Landlord Estoppel Certificates”), provided that, if a landlord will not provide a landlord estoppel certificate, Seller may provide a Seller estoppel certificate in lieu of such landlord estoppel certificate, in substantially the same form as provided in Exhibit I, so long as such Seller estoppel certificates do not exceed 20% of the EBITDA generated from the Business located at the Leased Real Properties, and for avoidance of doubt, such Seller estoppel certificates shall in no way be subject to the Deductible described in Article VIII;

(xxi) Estoppel Certificates from each tenant or subtenant, as applicable for each Tenant Lease substantially in the form of Exhibit L (the “Required Tenant Estoppel Certificates"), Seller agreeing to use reasonable efforts to cause such estoppel certificates to be dated not more than sixty (60) days prior to the Closing Date, provided that, if a tenant will not provide a tenant estoppel certificate, Seller may provide a Seller estoppel certificate in lieu of such landlord estoppel certificate, in substantially the same form as provided in Exhibit L, so long as such Seller estoppel certificates do not exceed 20% of the EBITDA generated from the Tenant Leases, and for avoidance of doubt, such Seller estoppel certificates shall in no way be subject to the Deductible described in Article VIII;

(xxii) payoff letters evidencing the amount to satisfy all payment obligations for existing indebtedness and the full release of all liens on any of the Purchased Assets other than Permitted Encumbrances;

(xxiii) all Books and Records of Seller;

(xxiv) the registration form for each underground and aboveground storage tank at the Facilities (inclusive of all site specific information, i.e., tank information, FID numbers, Location address, etc.) and a copy of all documents or forms that may be required by applicable Environmental Laws related to the transfer of ownership of underground storage tanks, aboveground storage tanks, containers, piping, and pipelines, hoses, pumps, dispensers, appurtenances, or other equipment as described in this Agreement;

(xxv) an assignment and assumption agreement of the Membership Interests, in the form of Exhibit O attached hereto, duly executed by Seller (“Assignment and Assumption Agreement of Membership Interests”);

(xxvi) a Bill of Sale for each state in which the UST Systems and AST Systems are located, in each case, in the form of Exhibit N attached hereto;

(xxvii) copies of all Tax exemption certificates in Seller’s possession for all non-taxable/reseller customers of Seller Entities;

(xxviii) the Transition Services Agreement, duly executed by Seller;

(xxix) evidence reasonably satisfactory to the Buyer of the assignment of plan sponsorship of the Assumed Benefit Plans to Buyer or one of its Affiliates effective as of the Closing Date; and

(xxx) the Registration Rights Agreement, duly executed by Seller, in substantially the form attached hereto as Exhibit P (the “Registration Rights Agreement”).

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) the Closing Purchase Price and, if applicable, all amounts for any Pre-Closing ACT by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer;

(ii) the Assignment and Assumption Agreement duly executed by Buyer;

(iii) the Lease Assignments duly executed by Buyer, effecting the assignment to and assumption by Buyer of each Lease;

(iv) the Trademark Assignment and Assumption Agreement duly executed by Buyer;

(v) the Buyer Closing Certificate;

(vi) the certificates of the Secretary of Buyer required by Section 7.03(e) and Section 7.03(f);

(vii) Copies of completed registrations for UST Systems as required pursuant to Environmental Law for each Real Property indicating, respectively, the transfer of UST System ownership, provided, that, Buyer shall have up to thirty (30) days following Closing to provide Seller with such copies if Buyer is unable to complete such registrations prior to Closing;

(viii) If not previously provided to Seller, copies of any filings or applications for transfers of Environmental Permits pertaining to any of the Real Property, and any approvals of such transfers received from Governmental Authorities, as required pursuant to Environmental Law to have been sought and/or obtained prior to Closing;

(ix) a settlement statement, prepared by the Title Company, signed by Buyer describing the Closing Purchase Price to be paid at Closing;

(x) any transfer tax affidavit or disclosure form required by applicable Law in order to effectuate the transfer of the Transferred Real Property as provided in this Agreement;

(xi) the Assignment and Assumption Agreement of SBI duly executed by Buyer;

(xii) the Transition Services Agreement duly executed by Buyer;

(xiii) Assignment and Assumption Agreement of Membership Interests duly executed by Buyer; and

(xiv) the Registration Rights Agreement, duly executed by ARKO, in substantially the form attached hereto as Exhibit P.

ARTICLE IV

Representations and warranties of seller

Except as set forth in the Disclosure Schedules, each Seller, jointly and severally represents and warrants to Buyer the following are true and correct as of the date hereof:

Section 4.01 Organization and Qualification of Seller.

(a) Each Seller is a limited liability company duly organized, validly existing and, except as set forth on Section 4.01 of the Disclosure Schedules, in good standing under the Laws of the state set forth on Schedule I. Each Seller has all necessary organizational power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Seller is not in default under or in violation of any provisions of its certificate of formation or limited liability company agreement.

(b) Each Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary.

Section 4.02 Authority of Seller. Seller has all necessary limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.03 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a Party, and the consummation of the transactions contemplated hereby and thereby by Seller, do not and will not: (a) result in a violation or breach of any provision of the certificate of formation or limited liability company agreement of Seller; (b) result in a violation or breach of any provision of any Law or

Governmental Order applicable to Seller, the Business or the Purchased Assets; or (c) except as set forth on Section 4.03 of the Disclosure Schedules and such filings and clearances as may be required under, and in compliance with the applicable requirements of, the HSR Act or any other applicable Antitrust Laws, require the consent, clearance, approval, notice or other action by any Person, including, without limitation, under any Material Contract, or will conflict with, result in a material violation or breach of, constitute a default under or result in the acceleration of any Material Contract.

Section 4.04 Financial Statements.

(a) Copies of (i) the audited consolidated financial statements of Seller consisting of the consolidated balance sheet, consolidated statements of income and comprehensive income, consolidated statements of stockholders equity and consolidated statements of cash flow for the years ended December 31, 2020 and December 31, 2021 (the “Audited Financial Statement”), all of which are included or listed in Section 4.04(a) of the Disclosure Schedules, have been prepared on the basis of generally accepted accounting principles of the United States (“GAAP”) in all material respects, except as set forth in Section 4.04(a) of the Disclosure Schedules, consistently applied and are in accordance with the Books and Records of Seller.

(b) Copies of the unaudited company-prepared financial statements of the Business consisting of the consolidated statement of profit and loss for the six-month period ended June 30, 2022 (the “Unaudited Financial Statements,” and together with the Audited Financial Statements, the “Financial Statements”), which are included or listed in Section 4.04(b)(i) of the Disclosure Schedules, consistently applied and are in accordance with the Books and Records of Seller. Except as set forth on Section 4.04(b)(ii) of the Disclosure Schedules, during the period beginning on January 1, 2022 to the date of this Agreement, (i) the Business has been conducted in all material respects in the ordinary course of business, and (ii) there have been no material change by Seller in accounting principles, practices or methods except as required by Law or GAAP.

(c) [Reserved].

(d) The Estimated Credits to Buyer Statement contained in the Disclosure Schedules was prepared from Seller’s internal accounting systems, and is true and correct in all material respects, as of ten (10) days prior to the Closing Date.

(e) The Section 4.04(e) of the Disclosure Schedules describes the accounting basis (FIFO or otherwise) under which each type of Inventory is computed/determined.

Section 4.05 Material Contracts.

(a) Except for the Contracts that are set forth on Section 4.05(a) of the Disclosure Schedules (collectively, the “Material Contracts”), Seller Entities are not parties to or bound by any Contract in connection with the Business or the Purchased Assets of the following nature:

(i) Contracts involving aggregate consideration in excess of $250,000 per year, which cannot be canceled without penalty on less than 90 days’ notice;

(ii) Contracts between or among Seller on the one hand and any of its Affiliates on the other hand with respect to any of the Purchased Assets, excluding existing related-party leases and excluding any Contracts that will be cancelled as of the Closing Date;

(iii) [Reserved] ;

(iv) Contracts related to the processing of third-party credit cards in connection with the Business;

(v) All Supply Agreements;

(vi) Contracts that restrain or limit the Business, from competing with or conducting any business or line of business;

(vii) Contracts which include revenue sharing or other arrangements where Seller Entities share in the revenue or income generated from such Contract;

(viii) Contracts creating a joint venture, partnership, or other similar arrangement;

(ix) Each Contract with Seller’s twenty (20) largest customers (A) for the transportation Business, and (B) for the CG&I Business (as measured by the aggregate volume for (A) - (B) during the trailing twelve months ended June 30, 2022), governing such customers’ business relationship with Seller; and

(x) Each Contract with any Governmental Authority.

(b) Except as set forth in Section 4.05(b) of the Disclosure Schedules, (i) the applicable Seller Entities are not in material breach of, violation of, or in default under, any Material Contract; (ii) as of the date of this Agreement, the applicable Seller Entities have not received notice of default under any Material Contract; (iii) to the Knowledge of Seller, no event has occurred which would result in a breach, violation of, or a default under, any Material Contract; (iv) no Material Contract has been cancelled by the applicable Seller Entities or any other party; and (v) there are no claims by the applicable Seller Entities or, to the Knowledge of Seller, any other party pending under any Material Contract. Each Material Contract is in full force and effect and is valid and enforceable against the applicable Seller Entities, and, to the Knowledge of Seller, the other party or parties thereto in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, and by general equitable principles. Except as set forth in Section 4.05(b) of the Disclosure Schedules, the applicable Seller Entities have not received any notice of any materially adverse modification, termination, cancellation or nonrenewal (but excluding expiration in accordance with its terms) of any Material Contract and, to Seller’s Knowledge, know of no intent to affect the same. Seller has delivered to Buyer, true, correct and complete copies of each written Material Contract, and all amendments, modifications, side letters, agreements and waivers with respect thereto. There are no oral contracts, or oral amendments, relating to the Material Contracts.

Section 4.06 Title to and Condition of Tangible Personal Property. Except as set forth in Section 4.06(a) of the Disclosure Schedules, Seller Entities have fee simple title to, or a valid leasehold interest in, all Tangible Personal Property included in the Purchased Assets, free and clear of Encumbrances except for Permitted Encumbrances. Except as set forth in Section 4.06(b) of the Disclosure Schedules, the Tangible Personal Property is in all material respects in good condition and repair, ordinary wear and tear excepted, with all necessary components and will be transferred in such condition as of the Closing Date, and all dispensers, POS systems, site controllers and credit card readers are EMV compliant. Seller Entities have the right to convey all such Tangible Personal Property, and at Closing Seller Entities will convey to Buyer ownership thereto free and clear of all Encumbrances, other than the Permitted Encumbrances.

Section 4.07 Real Property.

(a) Section 4.07(a)(i) of the Disclosure Schedules sets forth an accurate and complete list all real property owned by Seller Entities and used exclusively in connection with the Business to be transferred to Buyer pursuant to the transactions contemplated by this Agreement (collectively, the “Transferred Real Property”). To Seller’s Knowledge, Seller Entities have good and marketable fee simple title to the Transferred Real Property, free and clear of all Encumbrances except the Permitted Encumbrances and Monetary Liens which will be paid off at Closing. To Seller’s Knowledge, there are no zoning or similar land use restrictions presently in effect which would restrict the current use of any of the Transferred Real Property, and to Seller’s Knowledge, such Transferred Real Property are in compliance in all material respects with all applicable zoning or similar land use restrictions. Except as set forth in Section 4.07(a)(ii) of the Disclosure Schedules, to the Knowledge of Seller, no proceedings for the taking of any of such Transferred Real Property by eminent domain or otherwise by any Governmental Authority are pending or threatened in writing. Seller Entities have not received any written letter or notice from any Governmental Authority to the contrary to any of the representations and warranties of this Section 4.07(a). Seller Entities have not received any written notice of default under any Law, Contract or Permit, relating to the use, lease, sublease, and/or operation of the Transferred Real Property, which could reasonably be expected to have a material adverse effect with respect to such applicable Transferred Real Property. To the Seller’s Knowledge, each parcel of Transferred Real Property has access, sufficient for the conduct of the Business, to public roads and to all utilities, including electricity, sanitary and storm sewer or private septic and/or (to the extent permitted by Law) drainfields, potable water, and other utilities, used in the operation of the Business at that location. To the Knowledge of Seller, the owner or occupant of such parcels is not obligated to make any payments to any other parties in order to retain such access or to maintain any roads, except as set forth in documents recorded among the public records, which documents have been complied with in all material respects by the Seller Entities. Seller Entities have not received from a Governmental Authority written notice of a violation of any applicable zoning ordinance or law relating to the Transferred Real Property.

(b) Section 4.07(b) of the Disclosure Schedules sets forth an accurate and complete list of all parcels of real property leased by Seller Entities, and used exclusively in connection with the Business and certain other parcels of real property leased by Seller Entities, with such leases to be assigned to Buyer at Closing (collectively, the “Leased Real Property”), and the lease for such Leased Real Property, including all amendments, modifications, side letter agreements and waivers with respect whether written or oral thereto (each, a “Lease”), and, except as set forth in Section 4.07(b) of the Disclosure Schedules, none of the Leases require any consent to the transactions contemplated by this Agreement. In connection with the Leases, Section 4.07(b) of the Disclosure Schedules sets forth for each Lease, (i) the expiration date of the current Lease term, (ii) any options to renew the Lease term, (iii) the current rent under the Leases, and (iv) the rent escalations under the Leases. Seller Entities have good and marketable leasehold title to the Leased Real Property, free and clear of all Encumbrances, except Permitted Encumbrances. Seller Entities have not received written notice that the Leased Real Property is not in compliance in all material respects with all applicable zoning or similar land use restrictions. No proceedings for the taking of any of such Leased Real Property by eminent domain or otherwise by any Governmental Authority are pending or, to the Knowledge of Seller, threatened in writing. Seller Entities have not received any written letter or notice from any Governmental Authority to the contrary to any of the representations and warranties of this Section 4.07(b). Seller has previously delivered to Buyer complete copies of all Leases, all of which are listed and described on Section 4.07(b) of the Disclosure Schedules. All of Seller Entities’ rents or other payment obligations which have become due in respect of each of the Leased Real Properties have been or will be paid in the ordinary course of business and Seller Entities have complied in all material respects with their obligations under any Leases to which a Seller Entity is a party. Seller Entities have not received any written notice of default under any Law, Contract or Permit, relating to the use, lease, sublease, and/or operation of the Leased Real Property, which could reasonably be expected to have a material adverse effect with respect to such applicable Leased Real Property. Seller Entities have not received written notice of any default by Seller Entities under any of the Leases and, to the Knowledge of Seller, no event has occurred which, with the lapse of time or action by a third party, will result in a default under any of the Leases. To Seller’s Knowledge, each parcel of Leased Real Property has access, sufficient for the conduct of the Business, to public roads and to all utilities, including electricity, sanitary and storm sewer or private septic and/or (to the extent permitted by Law) drainfields, potable water, and other utilities, used in the operation of the Business at that location. To the Knowledge of Seller, the owner or occupant of such parcels is not obligated to make any payments to any other parties in order to retain such access or to maintain any roads, except as set forth in documents recorded among the public records or in any Lease, which documents have been complied with in all material respects by the Seller Entities. Seller Entities have not received from a Governmental Authority written notice of a violation of any applicable zoning ordinance or law relating to the Leased Real Property.

(c) Section 4.07(c) of the Disclosure Schedules sets forth an accurate and complete list of all Real Property, either owned or leased by Seller Entities, and leased or subleased, as applicable, to a tenant or subtenant (the “Tenant Leases”) and, except as set forth in Section 4.07(c) of the Disclosure Schedules, none of the Tenant Leases require any consent to the transactions contemplated by this Agreement or provide for any rights of first refusal, purchase options or other rights to acquire the applicable Real Property. Seller has previously delivered to Buyer complete copies of all Tenant Leases and all amendments, modifications, side letter agreements and waivers with respect whether written or oral thereto, all of which are listed and described on Section 4.07(c) of the Disclosure Schedules. In connection with the Tenant Leases, Section 4.07(c) of the Disclosure Schedules sets forth for each Tenant Lease, (i) the expiration date of the current Tenant Lease term, (ii) any options to renew the Tenant Lease term, (iii) the current rent under the Tenant Leases, and (iv) the rent escalations under the Tenant Leases. Seller Entities have not received written notice of any default under any of the Tenant Leases and, to the Knowledge of Seller, no event has occurred which, with the lapse of time or action by a third party, will result in a default by Seller Entities under any of the Tenant Leases.

Section 4.08 Legal Proceedings; Governmental Orders. Except as set forth in Section 4.08 of the Disclosure Schedules, there are no actions, suits, claims, or other legal proceedings pending or, to Seller’s Knowledge, threatened in writing against or by Seller Entities relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities.

Section 4.09 Compliance with Laws and Orders. Except as set forth in Section 4.09 of the Disclosure Schedules, Seller Entities are in compliance in all material respects with applicable Laws and Orders, including, without limitation, PHMSA, FMCSA and all applicable Laws relating to employment, employment benefits and Americans with Disabilities Act, relating to the Business and Purchased Assets. Seller Entities have taken no actions in the past 12 months that could trigger a claim under PMPA, and are aware of no existing PMPA violations. Seller Entities have not (i) obtained or applied for a Paycheck Protection Program Loan pursuant to Section 1102 of the CARES Act or the Economic Aid to Hard Hit Small Businesses Act, and Venues Act, (ii) applied for loan forgiveness pursuant to Section 1106 of the CARES Act, or (iii) claimed the employee retention credit pursuant to Section 2301 of the CARES Act or The Taxpayer Certainty and Disaster Tax Relief Act of 2020. To Seller’s Knowledge, Seller Entities have complied, in all material respects, with all COVID-19 Requirements and Seller has provided Buyer with a summary of its current processes for employees, vendors, and customers to comply with the COVID-19 Requirements.

Section 4.10 Intellectual Property Agreements. Section 4.10 of the Disclosure Schedules lists all Intellectual Property Agreements. Except as set forth in Section 4.10 of the Disclosure Schedules, Seller Entities own or have the right to use all Intellectual Property Assets necessary to operate the Business and the Intellectual Property licensed to Seller Entities under the Intellectual Property Agreements necessary to operate the Business. To the Seller’s Knowledge, the operation of the Business by Seller Entities does not (and within the last two (2) years did not) infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any third Person. No claim is pending or, to Seller’s Knowledge, have been threatened against Seller Entities in writing, and Seller Entities have not received any written threat, charge, claim, demand, notice or complaint, in each case within the last two (2) years, challenging the use or ownership by Seller Entities of any Intellectual Property used in the Business. This Section 4.10 contains the sole and exclusive representations and warranties of the Seller with respect to Intellectual Property matters.

Section 4.11 Employee Benefit Matters.

(a) Section 4.11(a) of the Disclosure Schedules contains a true and complete list of each benefit, retirement, employment, consulting, compensation, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, welfare and fringe-benefit agreement, plan, policy and program in effect and covering one or more Employees, former employees of the Business, current or former directors of the Business or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to by Seller Entities, or under which Seller Entities have any material liability (as listed or as should be listed on Section 4.11(a) of the Disclosure Schedules, each, a “Benefit Plan”).

(b) Except as set forth in Section 4.11(b) of the Disclosure Schedules, each Benefit Plan and related trust materially complies with all applicable Laws (including ERISA and the Code). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to Seller’s Knowledge, nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service, as applicable.

(c) With respect to each Assumed Benefit Plan, Seller has delivered to Buyer, as applicable (i) current, accurate and complete copies of each such Assumed Benefit Plan and all contracts relating thereto (including without limitation all insurance or annuity contracts or policies); (ii) copies of the most recent summary plan descriptions and any summaries of material modifications thereto; (iii) copies of the ACA Forms 1094s and 1095s for the 3 most recent plan years; (iv) copies of the three most recent Forms 5500 annual report and accompanying schedules, and (v) a list of all individuals eligible and/or provided COBRA continuation coverage under any Assumed Benefit Plan that is a group health plan, effective as of the date of this Agreement, to be supplemented as of the Closing Date.

(d) With respect to each Assumed Benefit Plan: (i) all contributions, premiums and other similar payments to, and payments from, the Assumed Benefit Plans with respect to any period ending on or before the Closing Date, in accordance with the Assumed Benefit Plans, have been timely made; (ii) all material reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly and timely filed or distributed; (iii) Seller and each of its ERISA Affiliates have each performed all material obligations required to be performed by it under, is not in violation of any Assumed Benefit Plan provision; and (iv) there are no investigations pending or, to the Seller’s Knowledge, threatened by any Governmental Authority involving any Assumed Benefit Plan nor are there any pending or, to the Seller’s Knowledge threatened claims, suits or other proceedings against any Assumed Benefit

Plan, against the plan assets or any fiduciary of any Assumed Benefit Plan with respect to the operation of such plan or asserting any rights or claims for benefits under any Assumed Benefit Plan (other than routine claims for benefits).

(e) Seller and each ERISA Affiliate has complied with (i) the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, and (ii) the affordability and minimum essential coverage requirements, and all other requirements, of the Patient Protection and Affordable Care Act of 2010, as amended, in each case, with respect to each Benefit Plan that is a group health plan.

(f) No Benefit Plan is or was and no Seller Entity nor any ERISA Affiliate has any liability or obligation under any (i) plan subject to Section 412 of the Code and/or Title IV of ERISA, (ii) multi-employer plans, as defined in Section 3(37) of ERISA, (iii) Contract, plan, agreement or arrangement, whether or not terminated, which provides medical, health, life insurance or other welfare type benefits for retired or terminated employees (except for continued medical benefit coverage required to be provided under COBRA or as required under applicable state law); (iv) “multiple employer plan” as described in Section 413(c) of the Code, or (v) “multiple employer welfare arrangement” as described in Section 3(40) of ERISA.

Section 4.12 Employment Matters.

(a) No Employee of Seller Entities is represented by any union or any collective bargaining agreement, and to the Knowledge of Seller, there is no organization effort currently being made or threatened by or on behalf of any labor union with respect to Employees of Seller Entities. No labor organization or group of Employees of Seller Entities has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding or unfair labor practice charges or complaints presently pending or, to the Knowledge of Seller, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Except as set forth on Section 4.12(a) of the Disclosure Schedules, there are no material grievances or other material labor disputes pending or, to the Knowledge of Seller, threatened against or involving Seller Entities. Seller Entities have not experienced any strike, material labor trouble, work stoppage, slow down, lockout, or other interference with or impairment of its Business.

(b) To Seller’s Knowledge, Seller Entities are in compliance in all material respects with applicable Laws pertaining to employment practices, including but not limited to equal employment opportunity, terms and conditions of employment, employment benefits, hours of work and overtime, workers’ compensation, employment-related torts, wrongful termination, sexual harassment, employment discrimination, retaliation, leaves of absence, worker classifications as exempt and non-exempt and as employee or contractor, labor relations, occupational safety and health, employment-related immigration and authorization to work in the United States, notice of plant closings or mass layoffs, employee waivers of liability, privacy of employee medical information and otherwise, and proper classification of all service providers as employees versus independent contractors, and other laws related to employment, and there are no material arrears with the payment of wages, and no actions against Seller Entities for the same are pending or, to the Knowledge of Seller, threatened.

(c) No Seller Entity is deemed a governmental contractor or governmental subcontractor by the United States federal government or any state government. None of the Assigned Contracts obligate Seller Entities to enforce any vaccine mandates, require any COVID-19 testing, or attest to, or undertake, any affirmative action requirements related thereto.

(d) Notwithstanding anything in this Agreement to the contrary, the representations and warranties set forth above in this Section 4.12 shall constitute the sole and exclusive representations and warranties of Seller with respect to employment matters.

Section 4.13 Taxes.

(a) Except as set forth in Section 4.13 of the Disclosure Schedules, Seller has filed (taking into account any valid extensions) all material Tax Returns with respect to the Business required to be filed by Seller and has paid all Taxes shown thereon as owing including, but not limited to, all federal, state, and where applicable local income Tax Returns, all state and local sales and use Tax Returns, all federal, state and, where applicable fuel Tax Returns, all real and personal property Tax Returns and all federal, state and, where applicable, local employment Tax Returns. Seller is not currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. There has been withheld or collected from each payment made to each employee of Seller the amount of all Taxes (including, without limitation, federal income taxes, Federal Insurance Contributions Act taxes and state and local income, payroll and wage taxes) specifically shown on the applicable Tax Return reporting such withholding or collection (e.g., Forms W-2, 1099, 941, etc.) and the same have been paid to the proper tax depositories or collection authorities. Except as set forth in Section 4.13 of the Disclosure Schedules, there are no current or, to Seller’s Knowledge, pending, Tax audits from any Governmental Authority with respect to Seller or any of the Purchased Assets.

(b) Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(c) There are no liens for Taxes upon the Purchased Assets other than Permitted Encumbrances. All ad valorem property taxes for years prior to 2021 imposed on Seller, with respect to, or which would reasonably be expected to become a lien on, the Purchased Assets have been paid in full.

(d) Notwithstanding anything in this Agreement to the contrary, (i) the representations and warranties set forth above in this Section 4.13 shall constitute the sole and exclusive representations and warranties of Seller with respect to Taxes and (ii) neither Buyer nor any of its Affiliates may rely on any of the representations and warranties in this

Section 4.13 with respect to any position taken in, or any Taxes with respect to, any Tax period ending after the Closing Date.

Section 4.14 Brokers. Except for BofA Securities, Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller. Seller shall be solely responsible for the payment to BofA Securities, Inc.

Section 4.15 Environmental Compliance. With respect to the Facilities, except as disclosed on Disclosure Schedules:

(a) Section 4.15(a) of the Disclosure Schedules sets forth a complete and accurate list of the Facilities. To Seller’s Knowledge, during the period of time that Seller has owned the Facilities, the Facilities are, and at all times have been, in compliance in all material respects with Environmental Laws. To Seller’s Knowledge, all UST Systems and AST Systems associated with the Facilities are in compliance in all material respects with Environmental Laws, and Seller Entities have performed all inspections, tests, upgrades, recordkeeping, inventory control, monitoring, leak detection and other activities as may be required by Environmental Laws with regard to such UST Systems and AST Systems during the time Seller Entities have owned such UST System and AST System. Section 4.15(a)(i) of the Disclosure Schedules sets forth a complete and accurate list and description of all UST Systems and AST Systems at the Real Property, including those which have been abandoned or are otherwise no longer used in connection with the Business, including identification of which of those tanks to Seller’s Knowledge are lined and which are unlined, and Section 4.15(a)(ii) of the Disclosure Schedules sets forth a complete and accurate list of sites where Seller owns no assets but has contractual compliance obligations. Seller maintains underground storage tank financial assurance as required by Environmental Law, and to Seller’s Knowledge, the Facilities are eligible for the lowest possible deductible and the maximum level of reimbursement applicable to each Facility from applicable trust funds administered by a Governmental Authority. All UST Systems, AST Systems and equipment are in good working order and condition (ordinary wear and tear excepted), and to Seller’s Knowledge, comply in all material respects with all Environmental Laws.

(b) Since Seller’s ownership and/or lease of the applicable Facilities, no written (or, to the Knowledge of Seller, oral) notice, notification, inquiry, demand, request for information, citation, summons, complaint, penalty or order has been received by Seller Entities; no complaint has been filed; no penalty has been assessed; and no investigation or review is pending or, to the Knowledge of Seller, threatened, planned, or anticipated by any Governmental Authority or any other Person or entity with respect to any (i) actual, alleged or potential material violation of or event of non-compliance with any Environmental Laws or liability thereunder; (ii) actual or alleged material failure to have or comply with any Permit or to pay any fee, tax, or charge related to any Environmental Laws; (iii) actual, alleged, or threatened Release of Hazardous Materials or (iv) actual or alleged material damages to natural resources, including but not limited to soil, groundwater, air, and surface waters. To Seller’s Knowledge, except as set forth on Section

4.15(f) of the Disclosure Schedules, there has been no Release of Hazardous Materials on or at the Facilities, the existence of which triggers any requirement under Environmental Laws for Remedial Measures, and Section 4.15(f) of the Disclosure Schedules lists all matters currently requiring Remedial Measures under Environmental Laws by Seller Entities and indicates the name of the entity which is the responsible party, including for which a party other than Seller Entities is a responsible party.

(c) With the exception of storage in registered tanks (where registration is required), immaterial amounts of Hazardous Materials used for routine cleaning and maintenance, or Hazardous Materials sold in the ordinary course of business, since Seller’s ownership and/or lease of the applicable Facilities, to the Seller’s Knowledge, Seller Entities have not at any time handled, treated, stored, or disposed of Hazardous Materials at, on, or beneath any of the Real Property except as set forth on Section 4.15(c) of the Disclosure Schedules. To Seller’s Knowledge, and except as set forth on Section 4.15(c) of the Disclosure Schedules Seller Entities have not at any time handled, treated, stored, or disposed of Hazardous Materials at, on, or beneath any of the Facilities in violation of any Environmental Law, and the Facilities are free from any Hazardous Materials, except for any such materials maintained in accordance with Environmental Law.

(d) To Seller’s Knowledge, all UST Systems and AST Systems located at the Facilities, and all associated equipment and appurtenances, have been validly registered in accordance with applicable Law, during the time Seller Entities have owned such UST Systems and AST Systems and all associated equipment and appurtenances, and are currently validly registered with all applicable Governmental Authorities, and all registration fees, taxes and impositions therefor have been paid in full. To Seller’s Knowledge, all such UST Systems and AST Systems satisfy the upgrade and other requirements of the U.S. Environmental Protection Agency set forth in 40 C.F.R. part 280 and other applicable Environmental Laws. All such UST Systems and AST Systems, equipment, and appurtenances, and the practices of Seller Entities in the operation of such tanks, equipment, and appurtenances, including without limitation storing fuel, tank testing, inventory control and leakage detection, comply with all Laws in all material respects applicable to such UST Systems and AST Systems, equipment, and appurtenances.

(e) Seller has provided or shall provide to Buyer, all written environmental audits, assessments, or reports and all other documentation bearing on actual or potential liabilities of Seller Entities under Environmental Laws in the possession or control of Seller Entities.

(f) Except for those Releases and petroleum spills set forth on Section 4.15(f) of the Disclosure Schedules (the “Known Releases”), which Section 4.15(f) of the Disclosure Schedules sets forth the responsible party for such Release, Seller hereby represents and warrants that to the Knowledge of Seller: (i) there are no Releases or petroleum spills at, on, or migrating from any of the Facilities; (ii) there are no Remedial Measures ongoing for any Releases or petroleum spills at, on, or migrating from any of the Facilities; and (iii) there are no other environmental contamination of any of the Facilities or Business.

(g) Buyer specifically acknowledges and agrees that effective upon the Closing it will assume all liabilities and obligations relating to Releases, petroleum spills or any violation of Environmental Laws at, or migrating from any of the Facilities (provided that Seller will indemnify Buyer from such liabilities and obligations arising from Known Releases as and to the extent required by the terms set forth in this Agreement).

(h) Notwithstanding anything in this Agreement to the contrary, the representations and warranties set forth in this Section 4.15 shall constitute the sole and exclusive representations and warranties of Seller with respect to environmental matters.

(i) Notwithstanding anything in this Agreement to the contrary, there shall be no breach of any Seller representation or warranty and no indemnification obligations by the Seller under this Agreement or any of the other Transaction Documents by reason of or resulting from any Phase II Identified Release. For the avoidance of doubt, no Phase II Identified Release shall constitute a Known Release hereunder.

Section 4.16 Permits. Section 4.16(a) of the Disclosure Schedules contains a complete and accurate list and description of all Permits required for the conduct of the Business as currently conducted by Seller. Except as set forth in Section 4.16(b) of the Disclosure Schedules, Seller Entities have all Permits required for the conduct of the Business as currently conducted by Seller. Seller Entities are in material compliance with all such Permits. A list of all Permit-related violations or citations issued with respect to any Facility or the Business during the shorter of (i) Seller’s ownership of the Facilities or Business or (ii) the last three (3) years, or which are unresolved, regardless of when issued, is set forth on Section 4.16(b) of the Disclosure Schedules.

Section 4.17 Branding. Certain of the sites that are supplied as part of the Business are branded to sell Shell fuel products, 76 fuel products, Citgo fuel products, Exxon or Mobil fuel products, Phillips 66 or Conoco fuel products, BP or Amoco fuel products or Valero or Marathon fuel products, all of which such agreements (collectively, the “Branding Agreements”) and the corresponding Real Property to which it is applicable are as set forth on Section 4.17 of the Disclosure Schedules. Except as set forth on Section 4.17 of the Disclosure Schedules, none of the Branding Agreements contain termination provisions, “claw back” provisions, unamortized incentive liabilities (and if any such unamortized incentive liabilities exist, such amounts are set forth on Section 4.17 of the Disclosure Schedules) or similar provisions requiring any actual or contingent payments and/or liabilities to Shell/Motiva, SOPUS, Citgo, Exxon/Mobil, Phillips 66, BP, Valero, Marathon or any other company, as the case may be, from and after Closing, and there are no outstanding obligations of Seller Entities under any Branding Agreements to make repairs or improvements (including any image changes or enhancements) to any of such supplied sites, except as set forth on Section 4.17 of the Disclosure Schedules. Any such unamortized incentive liabilities set forth on Section 4.17 of the Disclosure Schedules relate solely and exclusively to the Purchased Assets. Except as set forth on Section 4.17 of the Disclosure Schedules, none of the Branding Agreements contain any rights of first refusal, purchase options or other rights to acquire the applicable Purchased Assets.

Section 4.18 Certain Payments, Grants and Allowances. With respect to the Purchased Assets, since the Seller Entities’ ownership of such Purchased Assets, neither Seller nor any manager, director, officer, partner, agent or, to the Knowledge of Seller, any Employee of Seller,

or any other Person associated with or acting for or on behalf of Seller, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller or any related Person of Seller, in each case in violation of any applicable Law, or (b) established or maintained any fund or asset for the making of any such payments that has not been recorded in the Books and Records of Seller. Seller has not received any grant, allowance, aid or subsidy from any Governmental Authority during the last five (5) years. No dealer agreements require that Seller share in or pay through any amounts related to Seller’s claims under the Payment Card Interchange Fee Antitrust Settlement or that Seller (or Buyer as Seller’s assignee under the dealer agreements) file a claim on behalf of any dealer as a result of credit cards being processed through Seller.

Section 4.19 Dealer Security Deposits. Section 4.19 of the Disclosure Schedules contains a true and complete list of all security (or similar) deposits made by Seller Entities’ tenants or subtenants to a Seller Entity under or in connection with the Tenant Leases or by any dealer under any Supply Agreement or consignment agreement included in the Assigned Contracts, including (a) the specific amounts and forms thereof (i.e., cash, letter of credit, or some other form); and (b) the address to which each deposit corresponds (the “Dealer Security Deposits”). Seller Entities currently hold all the Dealer Security Deposits in accounts to which they have direct and immediate access. All such Dealer Security Deposits are being held in accordance with the terms of the Tenant Leases, Supply Agreement, or other applicable agreements to which a Seller Entity is a party. None of the Dealer Security Deposits are subject to any contest, claim, or right of set-off, including any claim relating to the amount or validity of such Dealer Security Deposit; no such contest, claim, or right has been threatened or asserted; and, to the Knowledge of Seller, no event has occurred or circumstance exists which is likely to give rise to or serve as a basis for the commencement of any such contest or claim.

Section 4.20 Solvency. Seller is not entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors. There is not pending with respect to Seller Entities, or, to the Knowledge of Seller, threatened against Seller Entities, any petition in bankruptcy, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

Section 4.21 OFAC Compliance. No Seller Entity is currently the subject or target of any sanctions administered or enforced by the Office of Foreign Assets Control of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

Section 4.22 Absence of Certain Changes. Since June 30, 2022 through the Agreement Date, except as set forth or referred to in Section 4.22 of the Disclosure Schedules, there has not been with respect to the Purchased Assets or the Business:

(a) any Material Adverse Effect of Seller Entities or in the financial results of the Business;

(b) any adverse change in the condition of the Transferred Real Property, Purchased Assets or Business of Seller Entities except normal and usual changes in the ordinary course of business which have not been materially adverse;

(c) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Real Property, Purchased Assets or the Business, which would cost more than $25,000 per site and has not been repaired or replaced or will be repaired or replaced by Closing;

(d) any sale, lease, abandonment or other disposition by Seller Entities of any interest in any of the Real Property, or of any machinery, equipment or other operating, tangible, personal property, other than disposition of such tangible, personal property (i) which was no longer usable in any of the Business, (ii) which was replaced by tangible, personal property of equal or greater value, or (iii) in Seller Entities’ ordinary course of business;

(e) any change in the accounting methods or practices followed by Seller Entities or in depreciation, amortization or inventory valuation policies theretofore used or adopted;

(f) any material liability incurred by Seller Entities, contingent or otherwise, other than trade accounts, operating expenses, obligations under executory Contracts incurred for fair consideration, Taxes accrued with respect to operations during such period, and indebtedness for money borrowed or for the deferred purchase price of property purchased for fair consideration, all incurred in the ordinary course of business (including acquisition activities relating solely to the Additional Consideration Transactions);

(g) any material change in the compliance status of the Real Property or Business of Seller Entities under applicable Laws;

(h) any material change in the average wage at the Facilities or category of Employee other than ordinary course and cost of living pay increases and except as required by applicable Laws;

(i) any material changes in the average percentage of employee vacancies; and

(j) any material violation of Laws applicable to the Real Property or Business of Seller Entities.

Section 4.23 Insurance. Set forth on the Section 4.23 of the Disclosure Schedules is a complete and accurate list and description of all insurance policies maintained by Seller Entities in connection with the operation and/or ownership of the Business. The assets, properties and operations of Seller Entities included in the Purchased Assets are and have been insured under various policies of property and casualty insurance, of which all such policies have been in effect since Seller Entities commenced operations or acquired the Purchased Assets. All such policies are in full force and effect in accordance with their terms and no notice of cancellation has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full, and all claims have been timely reported to the insurance carriers under all such policies. A Seller Entity is a “named insured” or an “insured” under such insurance policies. No Seller Entity has been refused any renewal of insurance nor has its coverage been limited, by any insurance carrier which it has carried insurance during the past two (2) years.

Section 4.24 Bonds. All surety or other bonds, letters of credit and guaranties that Seller Entities maintain in connection with its operating of the Business are listed on Section 4.24 of the Disclosure Schedules, and no other surety or other bonds will be required by Buyer at the Closing to conduct the Business. Seller Entities are not in default under any of such surety or other bonds, and, to the Knowledge of Seller, there has been no occurrence nor exists any condition or circumstance that, with either notice or passage of time or both, would result in or constitute a material default by Seller Entities under any of such surety or other bonds.

Section 4.25 [Reserved.]

Section 4.26 Data Privacy and Technology; Information Security.

(a) Seller Entities maintain written consumer compliance programs designed to ensure compliance in all material respects with applicable Consumer Protection Laws, including with respect to employee training. Seller has delivered or made available to Buyer true and complete copies of all such written consumer compliance policies and procedures that are material to Seller Entities.

(b) To the Knowledge of Seller, no Seller Entity is under investigation by any Governmental Authority for a violation of any applicable Consumer Protection Laws, and, as of the date of this Agreement, there is no material legal or administrative proceeding, suit, investigation, arbitration or action pending or threatened in writing against Seller Entities (whether by a Governmental Authority or any other party) relating to compliance with applicable Consumer Protection Laws by Seller Entities or any third parties acting on their behalf.

(c) To the Knowledge of Seller, each Seller Entity is, and at all times since December 31, 2021 has been, in compliance in all material respects with all of its applicable material contractual obligations and with all applicable Laws, in each case, regarding data privacy or personal identifiable information, including with respect to the collection, storage, processing, dissemination, combination, transfer, disclosure and use of personal identifiable information (collectively, “Privacy Obligations”). Each Seller Entity has used commercially reasonable measures, consistent with accepted industry practices, designed to ensure the confidentiality, privacy and security of customer, employee and other personal identifiable information. To the Knowledge of Seller, since June 30, 2021, no Person (i) has gained unauthorized access to or misused any personal identifiable information in a manner that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect or an obligation to notify any Governmental Authority; or (ii) alleged in writing that Seller Entities have breached any of their respective Privacy Obligations in any material respect.

(d) Seller has delivered or made available to Buyer its safeguards designed to protect the Business from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement, or destruction of, software, data or other materials.

(e) To the Knowledge of Seller, the contents of any Seller Entity’s website and applications and all transactions conducted over the Internet comply in all material respects with applicable Laws and codes of practice in each applicable jurisdiction. Any terms and conditions with respect to any applications or websites used in the Business comply with applicable Laws in all material respects and reflect the actual operation, and use of data collected, by such applications and websites.

(f) Notwithstanding anything in this Agreement to the contrary, the representations and warranties set forth in this Section 4.26 shall constitute the sole and exclusive representations and warranties of Seller with respect to Privacy Obligations.

Section 4.27 Inventory.

(a) Except as set forth on Section 4.27 of the Disclosure Schedules, there has been no material change in Seller Entities’ accounting practices with regard to inventory valuation standards or- methods since December 31, 2021. Except as set forth on Section 4.27 of the Disclosure Schedules, Seller Entities do not hold any items of Inventory on consignment from other Persons and, except as provided in the Supply Agreements included among the Assigned Contracts, no other Person holds any items of Inventory on consignment from Seller Entities relating to the Business.

(b) To the Knowledge of Seller, the Inventory consists of a quality and quantity usable and/or saleable in the ordinary course of business, except for Obsolete Inventory. To the Knowledge of Seller, all Inventory which constitutes parts and repair/maintenance Inventory, including with respect to the Transportation Business, is (i) sufficient in all material respects for its purpose, (ii) of merchantable quality, and (iii) meets applicable federal, state and local Laws, in all material respects.

(c) To the Knowledge of Seller, all Petroleum Inventory (i) is of sufficient quality that it will be suitable for use by consumers, (ii) is of merchantable quality and (iii) meets all applicable federal, state and local Laws, including the rules and regulations promulgated pursuant to Section 211 of the Clean Air Act (or any other Environmental Law), 40 CFR 79-Registration of Fuels and Fuel Additives and 40 CFR 80-Regulation of Fuels and Fuel Additives.

Section 4.28 Supply Agreements. Section 4.28 of the Disclosure Schedules sets forth an accurate and complete list of all supply agreements, commission agreement, consignment agreements or any other agreements relating to Seller Entities’ supply of motor fuel to operators, customers and/or dealers of Seller Entities (collectively, the “Supply Agreements”) and, except as set forth in Section 4.28 of the Disclosure Schedules, none of the Supply Agreements require any consent to the transactions contemplated by this Agreement. Seller has previously delivered, or made available, to Buyer complete copies of all Supply Agreements and all amendments, modifications, side letter agreements and waivers with respect whether written or oral thereto, all of which are listed and described on Section 4.28 of the Disclosure Schedules. Except as set forth on Section 4.28 of the Disclosure Schedules, Seller Entities have not received written notice of any default under any of the Supply Agreements and, to the Knowledge of Seller, no event has occurred which, with the lapse of time or action by a third party, will result in a default under any of the Supply Agreements.

Section 4.29 Transportation Business.

(a) Section 4.29(a) of the Disclosure Schedules provides a list of (i) where applicable, all of Seller Entities’ USDOT and MC numbers by entity issued by either the Department of Transportation (“DOT”) or Federal Motor Carrier Safety Administration (“FMCSA”); (ii) any governmental access permits for fuel delivery to military or government installations, if applicable; (iii) permits issued by the Pipeline and Hazardous Materials Safety Administration (“PHMSA”), if applicable; (iv) Standard Carrier Alpha Code issued by the National Motor Freight Traffic Association, if applicable; (v) any broker authority from the FMCSA, if applicable; (vi) toll accounts (e.g., EZPass, Best Pass, etc.); and (vii) all electronic logging devices (including vendor and model numbers), communications vendors, road service/breakdown vendors and in cab/onboard camera systems (including vendor and model numbers) currently in use.

(b) Seller Entities currently maintain a “Satisfactory” rating from the FMCSA and, to Seller’s Knowledge, there are (i) no pending actions that might diminish, prejudice, or adversely affect such safety rating; and (ii) no scheduled field or compliance audits to be conducted by FMCSA or any state or provincial motor carrier enforcement or compliance agency.

(c) Any outstanding or anticipated cargo loss, damage, or delay claims are set forth in Section 4.29(c) of the Disclosure Schedules.

(d) To Seller’s Knowledge, Seller Entities have no unpaid, unfunded, or anticipated liabilities under either the International Registration Plan (“IRP”) or the International Fuel Tax Agreement (“IFTA”) with respect to the commercial motor vehicles that are being transferred. Seller Entities have not been notified by either IRP or IFTA, or any participating state or provincial jurisdiction, of any contemplated or intended audit of its participation in either program, or of payments made thereunder.

(e) To Seller’s Knowledge, Seller Entities have made all payments for federal Heavy Vehicle Use Tax for the July 2021 – June 2022 period and prior periods.

(f) Seller has made its payment under the Uniform Carrier Registration program to the State of South Carolina.

(g) To Seller’s Knowledge, Seller Entities have maintained all financial, operating, and maintenance records required of motor carriers under applicable Law in all material respects, including without limitation those prescribed: (i) in 49 CFR Parts 376 et seq. (Lease and Interchange of Vehicles); (ii) in 49 CFR Part 379 (Preservation of

Records); (iii) in 49 CFR Part 396 (Inspection, Repair and Maintenance); and (iv) in 49 CFR Part 371 (Brokers of Property). If any of the Seller Entities broker property or services for others, Seller hereby represents that there are no known claims on Seller Entities’ broker bonds.

(h) To Seller’s Knowledge, each tractor, trailer, and commercial motorized vehicle identified in Section 2.01(d) of the Disclosure Schedules (including but not limited to Titled Vehicles and Equipment) will, as of the Closing Date, display a current periodic FMCSA inspection or corresponding state safety and, where applicable, emissions, inspection.

(i) The representations and warranties set forth in this Section 4.29 are the Seller’s sole and exclusive representations and warranties regarding Transportation Business matters.

Section 4.30 Ramco, LLC. Subject to Section 4.30 of the Disclosure Schedules, Transit is the sole legal, beneficial, record and equitable owner of 100% of the membership interests in Ramco, LLC, a Mississippi limited liability company (the “Membership Interest”), free and clear of all liens, clams and encumbrances whatsoever, and Ramco, LLC is the sole legal, beneficial, record and equitable owner of 100% of the membership interests in Pine Belt Oil Company, LLC, a Mississippi limited liability company, free and clear of all liens, clams and encumbrances whatsoever. Subject to Section 4.30 of the Disclosure Schedules, No Seller, including Transit, Ramco, LLC, or Pine Belt Oil Company, LLC, is a party to any voting trusts, proxies or other membership or similar agreements or understandings with respect to the voting, purchase, repurchase or transfer of the Membership Interest or any membership interest in Pine Belt Oil, LLC, except as otherwise provided in the operating agreement or the other organizational documents of Ramco, LLC or Pine Belt Oil Company, LLC, and a complete and accurate copy of such operating agreements and other organizational documents have been provided in the Data Room and are listed on Section 4.30 of the Disclosure Schedules. Except as otherwise provided in such organizational documents, there are no preemptive or other outstanding rights, options, warrants, conversion rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which Ramco, LLC or Pine Belt Oil Company, LLC or any other Seller is or may become obligated to sell, or giving any person a right to acquire, or in any way dispose of, any of the Membership Interest or any membership interest in Pine Belt Oil Company, LLC or any securities or obligations exercisable or exchangeable for, or convertible into, the Membership Interest. To Seller’s Knowledge, Section 4.30 of the Disclosure Schedules sets forth a complete and accurate list and description of all subsidiaries and material assets, liabilities, obligations or Losses of Ramco, LLC. During Seller’s ownership of Ramco, LLC, neither Ramco, LLC nor any of its subsidiaries has been a member of an “affiliated group,” as such term is defined in Code Section 1504 and Ramco, LLC does not have any liability for taxes of any other person under Section 1.1502-6 of the Treasury Regulations, as a transferee or successor, by contract or otherwise. During Seller’s ownership of Ramco, LLC, neither Ramco, LLC nor any of its subsidiaries is or has been a party to a tax determination with any taxing authority that would have a continuing effect on Ramco, LLC and/or its subsidiaries after the Closing Date. During Seller’s ownership of Ramco, LLC, neither Ramco, LLC nor any of its subsidiaries has grated any power of attorney concerning any tax matter or otherwise.

Section 4.31 Securities Law Matters. Any Installment Shares issuable to Transit in accordance with the terms of this Agreement are being acquired by Transit for Transit’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and such Installment Shares will not be disposed of by Transit in contravention of the Securities Act or any applicable state securities laws.

(a) Transit is an “accredited investor” as defined in Rule 501(a) under the Securities Act, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Installment Shares and make an informed investment decision.

(b) Transit has had an opportunity to ask questions and receive answers concerning ARKO and the Installment Shares and has had full access to such other information concerning ARKO and the Installment Shares as Transit has requested or which has been filed by ARKO with the SEC.

(c) Transit has discussed with and relied upon the advice of its independent legal counsel, tax and financial advisors with regard to the meaning and legal consequences of Transit’s representations and warranties contained herein and the considerations involved in making an investment in the Installment Shares, and Transit understands that ARKO is relying on Transit’s representations set forth herein in respect of the offer and sale of the Installment Shares pursuant to the terms of this Agreement.

(d) Transit acknowledges that the Installment Shares issuable pursuant to the terms of this Agreement are “restricted securities” as defined by Rule 144 promulgated under the Securities Act, are not registered under the Securities Act or any applicable state securities laws and are being offered and sold by ARKO to Transit in reliance upon exemptions from registration contained in, or promulgated under, the Securities Act.

(e) Transit understands that the Installment Shares acquired pursuant to this Agreement have not been registered under the Securities Act or applicable state securities laws and such shares may therefore not be sold, transferred, pledged, or otherwise disposed of unless subsequently so registered or, in the opinion of counsel (reasonably satisfactory to ARKO) that registration under the Securities Act or any applicable state securities laws is not required.

(f) Legends. It is understood that the certificates (if any) evidencing the shares of Installment Shares shall contain the legend in substantially the following form (together with any other legend required by applicable Law), until its removal pursuant to the Registration Rights Agreement subject to applicable Law:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH

REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

Section 4.32 No Other Representations and Warranties. Except for the express representations and warranties contained in this Article IV (as qualified by the Disclosure Schedules) and any certificate delivered pursuant hereto at the Closing, or as otherwise expressly provided in this Agreement, the Purchased Assets are sold “AS-IS,” “WHERE IS” and “WITH ALL FAULTS” and neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Purchased Assets furnished or made available to Buyer and its Representatives, and any information, documents or material made available to Buyer in the Data Room, management presentations or in any other form in expectation of the transactions contemplated hereby or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in Law. With regard to the Purchased Assets, the Business and the Assumed Liabilities, except for the express representations and warranties contained in this Article IV (as qualified by the Disclosure Schedules) or the Seller Closing Certificate, or as otherwise expressly provided in this Agreement, the Purchased Assets, the Business and the Assumed Liabilities is sold, assigned, transferred and conveyed “AS IS,” “WHERE IS,” “WITH ALL FAULTS,” and without warranty of any kind and neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of, documents or material made available to Buyer in the Data Room.

Section 4.33 Non-Material Contracts. To Seller’s Knowledge, Schedule 2.01(b) of the Disclosure Schedules includes all Contracts that are Assigned Contracts other than Material Contracts, Real Property Leases, the Tenant Leases and the Supply Agreements.

ARTICLE V

Representations and warranties of buyer

Except as set forth in the Disclosure Schedules, GPMI, GPME, GPMSE and GPM Transportation, jointly and severally, and GPMP severally, represents and warrants to Seller the following are true and correct as of the date hereof:

Section 5.01 Organization and Qualification of Buyer. Such Buyer is a limited liability company, limited partnership or corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each Buyer is not in default under or in violation of any provisions of its Organizational Documents. Each Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which it has assets or conducts activities that would require it to be so qualified or in good standing.

Section 5.02 Authority of Buyer. Such Buyer has all necessary corporate, limited liability company or partnership power and authority to enter into this Agreement and the other Transaction Documents to which such Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Buyer of this Agreement and any other Transaction Document to which such Buyer is a party, the performance by such Buyer of its obligations hereunder and thereunder and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or limited liability company action on the part of such Buyer. This Agreement has been duly executed and delivered by such Buyer, and (assuming due authorization, execution and delivery by the Parties hereto) this Agreement constitutes a legal, valid and binding obligation of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which such Buyer is or will be a party has been duly executed and delivered by such Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.03 No Conflicts; Consents. Except as set forth in Section 5.03 of the Disclosure Schedules, the execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby by Buyer, do not and will not: (a) result in a violation or breach of any provision of any Buyer’s Organization Documents; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to such Buyer; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which such Buyer is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on such Buyer’s ability to consummate the transactions contemplated hereby. Except for such filings as may be required under the HSR Act or as set forth in Section 5.03 of the Disclosure Schedules, no consent, clearance, approval, Permit, Governmental Order, declaration or filing with, or notice to or other action by, any Governmental Authority or other Person is required by or with respect to such Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of such Buyer.

Section 5.05 Sufficiency of Funds. As of the Agreement Date and Closing Date, Buyer has sufficient Cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 5.06 Solvency. Immediately after giving effect to the transactions contemplated hereby, such Buyer shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of such Buyer or Seller Entities. In connection with the transactions contemplated hereby, such Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

Section 5.07 Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to such Buyer’s knowledge, threatened in writing against or by such Buyer or any Affiliate of such Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 5.08 Independent Investigation.

(a) Such Buyer has conducted its own independent investigation, review and analysis of the Business, Purchased Assets and Assumed Liabilities. Such Buyer (either alone or together with its advisors) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its purchase of the Purchased Assets, assumption of the Assumed Liabilities and the operation of the Business and is capable of bearing the economic risks of such purchase, assumption and operation. Such Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, such Buyer has relied solely upon its own investigation, and the express representations and warranties of Seller set forth in Article IV of this Agreement (as qualified by the Disclosure Schedules); and (b) no Seller Person has made any representation or warranty as to Seller Entities, the Business, the Purchased Assets or this Agreement, except for the express representations and warranties made by Seller set forth in Article IV of this Agreement (as qualified by the Disclosure Schedules).

(b) Such Buyer has relied solely on its own legal, Tax and financial advisers, as applicable, for its evaluation of its decision to purchase the Purchased Assets and assume the Assumed Liabilities and enter into this Agreement and the other Transaction Documents and not on the advice of Seller or its legal, Tax or financial advisers. Such Buyer acknowledges that any financial projections that may have been provided to it are based on assumptions of future operating results based on assumptions about certain events (many of which are beyond the control of Seller). Such Buyer understands that no assurances or representations can be given that the actual results of the operations of Seller Entities will conform to the projected results for any period. Such Buyer specifically acknowledges that no representation or warranty has been made as to the accuracy of, and that such Buyer has not relied on, any projections, future estimates or budgets, future revenues, future results from operations, or future cash flows (whether financial or other) of any Seller Person.

(c) Such Buyer, on behalf of itself and each of its Affiliates and its and their respective directors, officers, employees, stockholders, partners, members and other Representatives, acknowledges and agrees that (i) no Seller Person has made, or is making, any representation or warranty whatsoever, express or implied (except that Seller has made express representations and warranties in Article IV), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the Purchased Assets, (ii) none of Buyer, any of its Affiliates and any of its and their respective directors, officers, employees, stockholders, partners, members and other Representatives, has relied on or is relying on any representation, warranty, information or statement of any kind by any Seller Person, except for those expressly given by Seller in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the Purchased Assets, and (iii) Seller, on behalf of itself and the other Seller Persons, has specifically disclaimed and disclaims any such representations or warranties made by any Person, except for those expressly given by Seller in Article IV. Without limiting the generality of the foregoing, it is understood that except for those express representations and warranties of Seller contained in Article IV, any future cost estimates, financial or other projections that may be contained or referred to in, as well as any information, documents or other materials contained in the Data Room or reviewed by such Buyer or any of its Affiliates, agents or other Representatives that have been or shall hereafter be provided to such Buyer or any of its Affiliates, agents or other Representatives are not and will not be deemed to be representations or warranties of any Seller Person or its agents or other Representatives, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing, except for those express representations and warranties of Seller contained in Article IV.

Section 5.09 Capitalization. As of the Agreement Date, the authorized capitalization of ARKO consists of 405,000,000 shares of capital stock, of which (i) 400,000,000 shares are designated as ARKO common stock; and (ii) 5,000,000 shares are designated as preferred stock, par value $0.0001 per share. As of the Agreement Date, there were 124,727,496 shares of ARKO common stock issued, of which 120,074,542 shares are outstanding and 1,000,000 shares of Series A convertible preferred stock, par value $0.0001 per share, issued and outstanding. Any Installment Shares issued in accordance with this Agreement will be, when issued, validly issued, fully paid and nonassessable.

Section 5.10 Stockholder Approval. The issuance of any Installment Shares issued in accordance with this Agreement shall not require the approval or authorization of any stockholder of ARKO or such approval or authorization shall have been duly obtained prior to any such issuance.

Section 5.11 Form S-3 Eligibility. As of the Agreement Date, ARKO is eligible to use Form S-3 for both the primary and secondary registration of its Common Stock.

Section 5.12 Securities Laws Matters.

(a) Since January 1, 2021, ARKO has filed with the SEC all forms, documents and reports required to be filed with or furnished to with the SEC under the Securities Act or the Exchange Act (collectively with any amendments thereto, the “ARKO SEC Reports”). Each of the ARKO SEC Reports, in each case as of its filing or furnishing date, or, if amended, as finally amended prior to the date of this Agreement (with respect to those ARKO SEC Reports filed or furnished prior to the date of this Agreement), complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act.

(b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the ARKO SEC Reports, in each case at the time of filing: (i) complied in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC for quarterly reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of ARKO and its consolidated subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments.

(c) ARKO maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act and such controls and procedures were, as of the most recent management evaluation as required by applicable SEC rules, effective to ensure that all material information concerning ARKO and its consolidated subsidiaries is made known on a timely basis to the individuals responsible for the preparation of ARKO’s SEC filings and other public disclosure documents.

Section 5.13 Permits. To Buyer’s Knowledge no Buyer or Affiliate or employee of Buyer has taken or agreed to take any action, and Buyer does not have Knowledge of any fact or circumstance related to the Buyer or any Affiliate or employee of Buyer, that is reasonably likely to materially impede or delay Buyer’s ability to timely obtain any Permits required for the ownership or operation of the Business.

ARTICLE V
Covenants

Section 6.01 Conduct of Business Prior to the Closing. From the Execution Date until the earlier to occur of the Closing Date or the termination hereof, except as required or contemplated by this Agreement, required by Law (including any Antitrust Laws) or any Governmental Authority as set forth on Schedule 6.01, actions taken or omitted in response to potential Coronavirus (COVID-19) pandemic, or otherwise consented to by Buyer in writing, which consent shall not be unreasonably withheld, conditioned or delayed, Seller Entities shall use commercially reasonable efforts to cause each of the following to occur with respect to the Business:

(a) Seller Entities shall operate the Business and the Facilities only in the ordinary course of business, on a basis consistent with past practice, keeping each of the Facilities stocked with Inventory in the ordinary course and consistent with past practice and adequately staffed with Employees;

(b) Seller Entities shall keep the Business and the Facilities substantially intact, including the present operations, physical facilities, working conditions, and relationships with suppliers, customers and Employees;

(c) Seller Entities shall meet their contractual obligations in all material respects and perform and pay their obligations in all material respects as they mature in the ordinary course of business;

(d) Seller Entities shall not sell, lease, dealerize, or otherwise transfer or dispose of any Purchased Assets, except for the sale of Inventory in the ordinary course of business or if replaced by tangible, personal property of equal or greater value or except in connection with the exercise by a third party of their right of first refusal or other purchase right existing in an Assigned Contract; provided, further, that in the event the Seller Entities sell, lease, dealerize, or otherwise transfer or dispose of any Real Property with Buyer’s consent between the Execution Date and the Closing Date or in the event that any tenant under a Tenant Lease or other third party exercises its right of first refusal or other purchase right under its Assigned Contract to purchase any Purchased Asset (for the avoidance of doubt, upon any such sale or disposition of a Purchased Asset such item shall no longer constitute a Purchased Asset for purposes of this Agreement), any and all net proceeds (for the avoidance of doubt, all costs and expenses associated with effectuating such sale, lease or other transfer or disposition shall be deducted in determining net proceeds, and ongoing lease or dealerization payments shall not be deemed to be proceeds) received from such sale or transfer (including, without limitation, so-called “key money” received by any Seller Entity in connection with any such transfer or disposition) and from “key money” received from any such lease or dealerization shall be fully and promptly disclosed in writing by the Seller Entities to Buyer and shall be made a credit at Closing against the Closing Purchase Price;

(e) Seller Entities shall not create any easement, restriction or other Encumbrance on the Real Properties not contemplated by this Agreement, or grant any lien or security interest on any portion of the Real Properties to secure any indebtedness or performance obligation;

(f) Seller Entities shall maintain the Facilities, buildings, structures and other improvements and machinery and equipment and vehicles constituting any of the Purchased Assets in good operating condition and repair in all material respects (ordinary wear and tear excepted);

(g) Seller shall promptly advise Buyer in writing of any change, removal, or disposition of any Real Property, Supply Agreement, Tenant Leases, transportation customers, loss of a top 20 CG&I customer (by revenue dollars) or any Material Adverse Effect;

(h) Except as otherwise mutually agreed by Buyer and Seller, Seller Entities shall not terminate, extend, modify or materially alter any Assumed Benefit Plan;

(i) Seller Entities shall perform and comply with each Material Contract in all material respects (and shall provide Buyer with notice of any material defaults under any Assigned Contracts), and not do any of the following that would be binding upon the Assets or Buyer after Closing:

(i) terminate, extend, modify or materially alter any Material Contracts or enter into any new Contracts or other agreements affecting the Business or the Facilities that would be binding upon the Facilities, Business or Buyer after Closing;

(ii) Except as otherwise mutually agreed by Buyer and Seller, Seller shall not authorize any new capital expenditures or commitments over $100,000, unless such capital expenditure or commitment will be paid entirely prior to Closing; or

(iii) materially change their accounting policies or procedures in a manner that would have an adverse effect on the Purchased Assets, except to the extent required to conform with GAAP or applicable Law, or change their respective fiscal years.

Section 6.02 Transition Services. The Parties expect at Closing to enter into a Transition Services Agreement, in substantially the form attached hereto as Exhibit Q.

Section 6.03 Access to Information; Physical Inspections.

(a) From the Agreement Date until the Closing, Seller shall (i) afford Buyer and its Representatives reasonable access to and the right to inspect all of the Facilities, properties, assets, premises, Books and Records, Assigned Contracts and other documents and data related to the Business; (ii) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (iii) instruct the Representatives of Seller to cooperate with Buyer in its investigation of the Business; provided, however, that any such investigation shall (A) except as otherwise specifically provided in this Agreement to the contrary, be non-invasive and be conducted during normal business hours upon reasonable advance notice to Seller, and (B) be under the supervision of Seller’s personnel and in such a manner as not to interfere with the conduct of the Business or any other businesses of Seller Entities. After the Agreement Date, all requests by Buyer for access pursuant to this Section 6.02 shall be submitted or directed exclusively to Stephen Lattig and Norm Beck, or such other individuals as Seller may designate in writing from time to time. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to disclose any information to Buyer if such disclosure would, in Seller’s reasonable discretion: (C) jeopardize any attorney-client or other privilege; (D) include competitively sensitive information and, as determined by Seller’s outside antitrust counsel in good faith, would raise concerns under the Antitrust Laws; provided that such information shall be shared with Buyer’s “clean team” members; or (E) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Buyer shall, and shall cause its Representatives to, abide by the terms of the Confidentiality Agreement with respect to any access or information provided pursuant to this Section 6.03.

(b) Buyer and its Representatives shall have the right, from time to time prior to the Closing Date during normal business hours, to enter upon the Facilities to examine the same and the condition thereof, and to conduct such surveys and to make such engineering and other non-invasive inspections, tests and studies as Buyer shall reasonably determine to be necessary or proper, all at Buyer’s sole risk, cost, and expense, including any Phase I or TSTT in accordance with Section 6.04, and any building and Inventory inspections; provided that, notwithstanding the foregoing, Buyer shall not be permitted to conduct Phase II inspections unless (i) as a result of the findings and/or recommendations of an environmental consultant as result of the Phase I with respect to a Facility, the Buyer’s financing source providing financing in respect of the acquisition of such Facility and/or Oak Street Real Estate Capital, LLC and/or an Affiliate thereof or another sale-lease assignee of Buyer as permitted under Section 10.07 reasonably requests or requires an industry standard ASTM Phase II environmental site assessment (a “Phase II”) of such Facility (and the written request for such Phase II and the Phase I upon which Buyer relied to request such Phase II is delivered to Seller); (ii) the Facility is located in a jurisdiction with and covered by an applicable state tank fund and (iii) such Facility does not have (x) an existing leaking underground storage tank (“LUST”) Known Releases with an open LUST identification number and which remains in the process of be remediated and/or monitored or (y) an AST System or bulk plant. Regardless of whether the Closing occurs, Buyer shall indemnify, defend and hold harmless Seller Entities from any and all Losses to the extent not recovered from any of Seller’s insurance policies, state tank funds or escrows, resulting from any Release, contamination (including to the soil, groundwater, and/or air vapor) or other violation of Environmental Law to the extent confirmed (and not previously disclosed on Section 4.15(f) of the Disclosure Schedules), discovered or identified as a result of such Phase II (“Phase II Identified Release”), including any deductible payable under any state tank fund program and any investigative, remedial and oversight costs. Buyer understands and agrees that any Phase IIs conducted are entirely at the risk of the Buyer (accordingly, notwithstanding anything to the contrary in this Agreement, Seller shall not be deemed to have breached or be in breach of this Agreement (including any representations, warranties, covenants or agreements set forth in this Agreement), no closing condition shall be deemed unsatisfied, and Seller shall not have any indemnification obligations, by reason of or as a result of any Phase II or Phase II Identified Release). Seller intends, at its sole cost and expense, to procure and assign to Buyer as of the Closing a ten year pollution liability insurance policy based on Schedule 6.03(b) attached hereto (a “New PLL Policy”); provided, that, in the event that Seller is unable to or elects not to procure and assign such a policy to Buyer as of Closing, Buyer shall procure a New PLL Policy. In consideration for Buyer agreeing to not perform any Phase II on the Seller’s bulk plants Real Properties, to the extent that Buyer procures the New PLL Policy, the cost of the New PLL Policy in an amount not to exceed $500,000 shall be reimbursed to Buyer at Closing as a deduction from the Closing Purchase Price.

(c) Buyer agrees to give Seller reasonable advance written notice of such examinations or surveys and to conduct examinations or surveys during normal business hours to the extent practicable. Buyer agrees to conduct all examinations and surveys of the Facilities in accordance with all applicable Laws and in a manner that will not unreasonably interfere with the operations of Seller Entities or tenants thereon and will not harm or damage the Facilities or cause any claim adverse to Seller Entities or any tenant, and agrees to repair or restore the Facilities to its condition prior to any such examinations or surveys immediately after conducting the same. Other than with respect to matters relating to any Known Releases, which are specifically addressed in Section 6.05 hereof, and other than with respect to matters arising from a permitted Phase II, as further described above, and other than matters relating to non-compliance with applicable Environmental Laws with respect to the tank systems identified by the TSTT, which are specifically addressed in Section 6.04, to the extent that any physical inspections conducted by Buyer reveal any repairs required to be performed at any of the locations in order for the Facilities, buildings, structures and other improvements and machinery and equipment constituting any of the Purchased Assets, including, without limitation, the fuel equipment, to be in operating condition and to otherwise comply with applicable Laws, Seller shall, at its sole expense, have such work performed and paid for prior to the Closing and if such repairs are not completed by Closing then the Parties will enter into an arrangement where Buyer will make such repairs at Seller’s expense. Regardless of whether the Closing occurs, Buyer shall indemnify, defend and hold Seller Entities harmless for any Loss caused by Buyer and/or Buyer’s agents, employees or contractors in performing any physical inspection or activity contemplated under this Section 6.03, provided that the foregoing shall not be deemed to include any obligations under Section 6.05 or Article VIII hereof to which Seller is obligated to indemnify Buyer.

Section 6.04 Phase Is and UST/AST System Tank Tightness Testing.

(a) At its sole expense, but subject to Section 6.03(b) and (c), Buyer shall have the right to perform an industry standard ASTM Phase I environmental site assessment at the Facilities (“Phase Is”) and, solely to the extent permitted in Section 6.03(b), Phase IIs, before the Closing, provided that such inspections do not damage or unreasonably interfere with the operation of the Facilities and, except for Phase IIs expressly permitted herein, are non-invasive, and Buyer shall have the right to test drinking water at the tap at each Facility with drinking water wells for the purposes of potability analysis. Seller shall cooperate with and provide truthful information to Buyer or its agents conducting such inspections regarding historic use and operation of the Facilities (of which Seller has Knowledge). Regardless of whether the Closing occurs, Buyer shall indemnify and hold Seller harmless for any damage to the Facilities by Buyer and/or Buyer’s agents, employees or contractors in performing such inspections, provided that the foregoing shall not be deemed to include any Known Release or other obligations under Section 6.05 below or Article VIII hereof to which Seller is obligated to indemnify Buyer, unless Buyer and/or Buyer’s agents cause a release or discharge to the soil and/or groundwater at the Facilities.

(b) At its sole expense, Buyer shall have the right before the Closing to engage a licensed and bonded professional UST/AST System Testing Contractor (a “TSTT Contractor”) to perform non-invasive Tank System Tightness Testing (“TSTT”) on any and all underground storage tanks and aboveground storage tanks and associated components, including Stage II vapor testing, owned or operated at the Facilities that are designated by Buyer. Seller shall coordinate with and provide such assistance as Buyer or the TSTT Contractor may reasonably request in performance of the TSTT, and may arrange to have its own TSTT Contractor present during the TSTT, and Seller and Buyer shall agree in writing on a set of protocols which shall govern the TSTT, which protocols shall be binding on such Parties. In the event that any non-compliance with applicable Laws with respect to the underground storage tank and aboveground storage tank system is identified by the TSTT, Seller shall be responsible for undertaking action or paying for such action that is necessary to for completion of any repair work necessary to bring the UST/AST System into compliance with applicable Laws (“TSTT Repairs”) with respect to the underground storage tank system and aboveground storage tank system, and Seller shall additionally be responsible for the cost to retest such tanks following completion of any TSTT Repairs. The TSTT Contractor or Seller’s contractor, if present during the TSTT, shall, at Seller’s expense, conduct the TSTT Repairs with respect to the underground storage tank and aboveground storage tank system identified by the TSTT to the extent that such work constitutes minor non-material repairs and is within the scope of work the TSTT Contractor would otherwise conduct in its normal course of business (e.g., replacing caps, tightening risers and minor top of the tank components). To the extent that any other TSTT Repairs with respect to the underground storage tank system and aboveground storage tank system are identified by the TSTT, Seller shall, at its sole expense, have such TSTT Repairs performed prior to the Closing using a licensed and bonded tank system professional reasonably acceptable to Buyer, and shall prior to Closing initiate all applicable notifications and take all appropriate action in compliance in all material respects with all applicable Laws regarding underground storage tank and aboveground storage tank systems. To the extent any such TSTT Repairs are not completed by the Closing, the cost required to complete such TSTT Repairs (as determined by the Contract with such tank system professional contracted to perform such work) shall be satisfied solely based on (and shall be limited to) an offset to any future amounts payable under the Installment Payments. Seller Entities shall cooperate with and provide truthful information to Buyer and the TSTT Contractor regarding historic use and operation of the underground storage tanks and aboveground storage tanks owned or operated at the Facilities (of which Seller has Knowledge). Regardless of whether the Closing occurs, Buyer shall indemnify and hold Seller Entities harmless for any damage to the Facilities by Buyer and/or Buyer’s agents, employees or contractors in performing a TSTT, provided that the foregoing shall not be deemed to include any Known Release or other obligations under Section 6.05 below or Article VIII hereof to the extent Seller is obligated to indemnify Buyer. If Buyer’s due diligence or any TSTT reveals any condition at the Facilities that requires disclosure to any Governmental Authority, Buyer shall promptly (a) notify Seller thereof, and (b) provide to Seller all data and analysis concerning the condition acquired during the due diligence process, including without limitation the environmental inspections and the TSTT. Buyer acknowledges that applicable rules may require notification by Seller to a Governmental Authority within twenty-four (24) hours of occurrence and/or discovery, and Buyer agrees to provide Seller with such information to support the ability of Seller to meet this obligation. Buyer shall not have any responsibility or obligation to notify any Governmental Authority of any condition requiring notification to a Governmental Authority unless such condition was caused by Buyer or its agents while investigating the Facilities. Seller shall make any and all notifications to Governmental Authorities as may be required by Environmental Laws, and will initiate applicable regulatory notifications and take the appropriate action based on Environmental Laws, including, without limitation, and to the extent required by Environmental Laws, providing Buyer with a valid written letter, order or statement from the applicable Governmental Authority stating that no further action will be required.

Section 6.05 Environmental Responsibilities.

(a) If a Phase I or TSTT (but, for the avoidance of doubt, not any Phase II) conducted by Buyer (or any TSTT conducted by Seller) prior to the Closing reveals, or prior to Closing, Buyer or Seller otherwise becomes aware of, any Releases of Hazardous Materials or petroleum spills (or such Releases or petroleum spills are otherwise discovered prior to Closing) at, on, or migrating from the Facilities or any other property associated with the Business, or any other environmental contamination of any of the Facilities or Business, which are required to be reported to a Governmental Authority, and which have not been previously reported, then the Party discovering such Release of Hazardous Materials shall advise the other Party, and Seller shall, when required by Environmental Laws, promptly, but in all cases prior to Closing, report the same to such Governmental Authority in accordance with applicable Environmental Laws and the definition and schedule of Known Releases, Section 4.15(f), shall be amended to specifically include all such matters. Seller shall thereafter diligently and in a timely manner undertake and complete Remedial Measures (as described below) for all Known Releases, consistent with a commercial use standard and the requirements of applicable Governmental Authority; provided if such Remedial Measures relating to the Known Releases cannot be completed by to the Closing Date, then Buyer agrees to assume such liabilities in accordance with Section 2.03(h) and manage the completion of such Remedial Measures; provided Seller shall indemnify Buyer for the third party costs of such Remedial Measures, to the extent not recovered from the Assigned Insurance Policies, state tank funds, assigned escrows, New PLL Policy or any other third party source. Notwithstanding the forgoing, if any Release is caused by Buyer or its TSTT Contractor, or is a Phase II Identified Release, (i) Seller shall not be required to update the definition and schedule of Known Releases, Section 4.15(f), or indemnify Buyer with respect to any such Release, and (ii) Buyer shall be obligated to in a timely manner undertake and complete Remedial Measures (as described below) for all such Releases consistent with a commercial use standard and the requirements of applicable Governmental Authority.

(b) Seller shall diligently and in a timely manner continue to perform (or ensure that third parties contractually obligated to perform such Remedial Measures continue to perform) and complete (where possible) Remedial Measures regarding the Known Releases through the Closing Date. Seller shall, to the extent not recovered from the Assigned Insurance Policies, state tank funds, assigned escrows, New PLL Policy or any other third party source with respect to such Known Releases, indemnify Buyer from and against all Losses to Buyer (including those resulting from or relating to demands, claims, actions or causes of action, assessments or other losses, costs and expenses relating thereto, third party interest and penalties thereon and reasonable attorneys’ fees and related disbursements and other expenses in respect thereof) by reason of or related to the Known Releases (except those caused by Buyer or its TSTT Contractor or is a Phase II Identified Release). Seller’s financial responsibility and obligations to diligently and in a timely manner undertake such Remedial Measures prior to the Closing Date and to indemnify Buyer as described in this Section 6.05 are: (i) subject to but in no way conditioned or limited by the availability of Assigned Insurance Policies, state tank funds, assigned escrows, New PLL Policy or any other third party source; and (ii) are not subject to the procedures described in Article VIII.

(c) Notwithstanding anything herein to the contrary, Seller’s indemnification and financial responsibility obligations to be performed from and after Closing with respect to Known Releases for which Seller is responsible as provided in this Agreement: (x) will be satisfied solely based on (and shall be limited to) an offset to any future amounts payable under the Installment Payments (to the extent not recovered from the Assigned Insurance Policies, state tank funds, assigned escrows, New PLL Policy or any other third party source), (y) shall expire on the second (2nd) anniversary of the Closing Date, and (z) shall be reduced by any amounts recovered by Buyer from the Assigned Insurance Policies, state tank funds, assigned escrows, New PLL Policy or any other third party source (with Seller retaining the rights to any escrows associated with such Known Releases relating to any previous acquisitions completed by Seller which are not assignable). Notwithstanding anything herein to the contrary, to the extent there are any open claims or reasonably identified prospective claims for which an Indemnification Notice has been delivered for such indemnification obligations of the Company within such two (2) year period, Buyer and Seller will agree upon an amount from such Installment Payments to be reserved in escrow (deposited with Computershare Trust Company, N.A., or another third party escrow agent if agreed to by Transit and GPMI, under the terms of a customary and reasonable escrow agreement to be entered by the escrow agent, Transit, and GPMI, with Transit and GPMI acting reasonably and in good faith) to cover such claims; provided, further, that such costs will be reduced if and to the extent amounts are recovered by Buyer under any state or federal UST System or AST System funding mechanism to the extent actually received or credited to the Indemnified Party from the applicable Governmental Authority, or escrows established by Seller or assigned with respect to such Known Releases to the extent actually received or credited to Buyer (with Seller retaining the rights to any escrows associated with such Known Releases relating to any previous acquisitions completed by Seller which are not assignable). For avoidance of doubt, Buyer agrees to first seek to recover all such costs from the Assigned Insurance Policies, state tank funds, assigned escrows, New PLL Policy or any other third party source prior to seeking to recover from Seller.

(d) Without in any way limiting Seller’s financial responsibilities and indemnification obligations set forth in Section 6.04 or Section 6.05(a) above, Buyer shall undertake and proceed with Remedial Measures in a reasonably expeditious manner, consistent with commercial standards and in compliance with any and all deadlines and other requirements provided by a Governmental Authority. Seller and Buyer shall cooperate with each other to facilitate the performance of the Remedial Measures. Seller shall have the right to review and approve, in its sole discretion, any financial expenditures related to the Remedial Measures for which Seller has financial responsibility hereunder. Buyer agrees to use commercially reasonable efforts to maintain (and refrain from knowing or willful actions that would compromise materially) the potential eligibility of the Facilities to participate in and receive the benefits of the Assigned Insurance Policies, state tank funds, assigned escrows, New PLL Policy or any other third party source, for which Seller Entities or Buyer may be eligible. The obligation to conduct Remedial Measures for a Facility shall be deemed complete for purposes of this Agreement upon receipt by either party of a valid Closure Letter. If required by any applicable Governmental Authority in connection with the performance of the Remedial Measures or the issuance of the Closure Letter, the parties acknowledge that Seller Entities or Buyer may be asked to place reasonable activity and use limitations on the Real Property(ies), including, if required, prohibiting the use of groundwater under the Real Property(ies) for potable purposes and/or restricting the use of the Real Property(ies) to non-residential, non-educational, or non-healthcare purposes. The party receiving the Closure Letter shall promptly provide a copy of any Closure Letter to the other party upon receipt. Provided, however, Closure Letters shall not, by their terms or through associated deed notices or restrictions, limit the use of the Facility(ies) or adjacent properties in any way for use as a gas station, convenience store, cardlock, or other commercial uses.

(e) Nothing contained in this Section 6.05 or anywhere else in this Agreement shall be construed as an admission regarding any responsibility, wrongdoing, liability, or damages by Seller. Accordingly, Seller reserves its right to pursue any and all claims for Losses, damages, injunctive relief, declaratory relief, indemnity, and contribution that it has against third parties, and nothing contained in this Agreement shall alter or in any way affect any right Seller may have against any third parties or any defenses Seller may have to any and all claims by any third parties.

(f) Within thirty (30) days after Closing, or as required by applicable Law if earlier, Buyer shall deliver fully completed and signed “Notification for Underground Storage Tanks,” “Notification for Aboveground Storage Tanks” or similarly required registration or notice forms or documents to the applicable Governmental Authorities where UST Systems and AST Systems are located for every UST System and AST System that is a part of the Purchased Assets (and for which such a form is required by applicable Environmental Law to be filed) listing Buyer as the owner and/or operator of such UST Systems and AST Systems, and Buyer shall thereafter take all actions necessary for coverage and rights to compensation from, under applicable Law, any available state or federal funds for UST Systems and AST Systems and otherwise establish financial responsibility required under Environmental Law for such UST Systems and AST Systems. The provisions of this Section 6.05(f) shall survive the Closing.

(g) Within thirty (30) days of the Closing Date, or as required by applicable Law if earlier, Buyer shall deliver a fully completed and signed application and associated information or forms and fee payments to applicable Governmental Authorities for each Real Property to secure the transfer of any Environmental Permits and otherwise establish Buyer as the new owner, operator and permittee for such Real Property as of the Closing Date, all as required by applicable Environmental Law. The provisions of this Section 6.05(g) shall survive the Closing

Section 6.06 Title.

(a) The cost of the preparation of all commitments of title insurance issued by the Title Insurance Company (the “Commitments”) and issued title insurance policies (including reasonable endorsement coverage) for Transferred Real Property, together with

ALTA surveys and zoning reports, shall be prepared and purchased by Buyer; provided, that Seller shall reimburse Buyer for fifty percent (50%) of the costs of such ALTA surveys and zoning reports (but not for any Commitments or Title Policies) at Closing as part of the Closing Statement. Buyer shall order the Commitments, ALTA surveys and zoning reports within three (3) Business Days of the Agreement Date and shall use commercially reasonable efforts to cause the Commitments, ALTA surveys and zoning reports to be delivered to Buyer within sixty (60) days of the Agreement Date. Buyer shall keep Seller reasonably informed of the status of receipt of its Commitments and ALTA surveys and shall notify Seller in writing on the day that all such Commitments and ALTA surveys are received. Within five (5) days of receipt, Buyer shall deliver (or cause its Title Insurance Company to deliver) to Seller’s counsel via email a copy of all Commitments, ALTA surveys and zoning reports. Buyer shall then have until thirty (30) days after such Commitments and surveys (including legible copies of all associated exceptions documents) become available to Buyer to (i) examine title to the Real Properties and any surveys and zoning reports or letters, (ii) determine whether Buyer will be able to obtain any title endorsements it or its designee or lender reasonably requires, and (iii) give written notice to Seller of any reasonable objection that Buyer may have to exceptions set forth on Schedule B of the Commitments or the surveys or zoning of the Real Properties (the “Title Objection Notice” and such an objection, an “Objection”); provided, however, Buyer shall not object to, and the Title Objection Notice shall not include any Objection to, Permitted Encumbrances other than matters set forth in items (b) (other than to the extent that such matter constitutes a Permitted Encumbrance under a separate item in the definition of Permitted Encumbrance), (d) and (f) of the definition of Permitted Encumbrances. Buyer’s Title Objection Notice shall include a copy of all Commitments, surveys and zoning reports or letters, to the extent not previously delivered (electronically or otherwise) to Seller and/or its counsel, which shall be delivered to Seller’s counsel electronically. If Buyer fails to timely deliver the Title Objection Notice for a Transferred Real Property, Buyer shall be deemed to have forever waived such right to object to any title, survey and zoning matters, exceptions or defects at any time. If Buyer does timely deliver the Title Objection Notice to Seller, Seller may elect, by written notice delivered to Buyer within twenty (20) days following Seller’s receipt of the Title Objection Notice (the “Cure Response Period”) to either endeavor to cure or satisfy any particular Objection(s) at or prior to Closing or not to so cure or satisfy any particular title Objection(s) (the “Title Response Notice”). If Seller does not deliver the Title Response Notice, Seller shall be deemed to have elected not to cure or satisfy any of the title Objections set forth in the Title Objection Notice. To the extent Seller does not deliver the Title Response Notice to Buyer within the time required therefor or shall elect not to (or fails in any attempt to) cure any particular title Objection(s) by Closing, then Buyer and Seller shall work together reasonably and in good faith to mutually agree as to how to resolve such Objection and to avoid any delay of the Closing (which mutually agreed upon resolution may include (without limitation) a short-term lease by Seller to Buyer on mutually agreed upon terms) (any such mutually agreed resolution, a “Reasonable Title Resolution”). In connection with the issuance of the Title Policies, the applicable Seller party will execute all customary documents, agreements and affidavits in form and content mutually agreed upon by Buyer and Seller and as are reasonably required pursuant to Schedule B, Part I, Requirements set forth in the Commitments (including providing lien waivers, FIRPTA affidavits and/or owner’s affidavits, as applicable). Moreover, Seller hereby agrees that all liens on the Real Properties that can be satisfied with the payment of money that are (x) liens resulting from a judgment against a Seller Entity, (y) liens relating to financing or debt of a Seller Entity, and (z) mechanics liens relating to work for which a Seller Entity has contracted to perform (such liens being referred to herein, collectively, as “Monetary Liens”) shall be paid in full by Seller on or prior to the Closing Date, and if any Monetary Liens are not so satisfied by Seller, they shall be paid at Closing out of the proceeds otherwise payable to Seller. Buyer shall have the right at any time to waive any Objections that it may have made in its Title Objection Notice.

(b) The foregoing procedures for making and responding to Objections to title exceptions and survey and zoning matters shall also apply with respect to any Objections to title exceptions which first appear on updates of the Commitment received by Buyer after the date of the Title Objection Notice (and Buyer shall promptly provide Seller with copies of any updated Commitments and Schedule B items first shown in such updated Commitments) or any survey or zoning matters that did not exist as of the date of the Title Objection Notice, except that all such additional Objections by Buyer in any updated commitment must be made within five (5) days after Buyer receives written notice of such new title exceptions or survey or zoning matters, and in which case, Buyer shall provide (to the extent not previously provided) Seller with the updated title, survey and/or zoning matters giving rise to Buyer’s Objection, and the Seller response and process set forth in Section 6.06(a) shall apply. Notwithstanding the foregoing, any additional Objections to the title exceptions, survey or zoning matters not set forth in the initial Title Objection Notice shall be promptly provided (with all supporting documentation giving rise to the additional Objections) by Buyer to Seller so as not to require or cause any extension of the Closing Date.

Section 6.07 Due Diligence; Customers; Inspections and Entry. All inspections or due diligence conducted by or on behalf of Buyer shall be conducted at Buyer’s sole expense by licensed inspectors or contractors, selected by Buyer and reasonably acceptable to Seller. Any entry upon any Real Property by Buyer or any of Buyer’s directors, officers, employees, consultants, advisors, or other agents, for the purpose of conducting such inspections (none of which shall be invasive) shall be upon not less than forty-eight (48) hours’ prior notice to Seller, and shall be subject, in any event, to prior scheduling and coordination with Seller provided Seller shall not unreasonably delay Buyer’s inspections under this Agreement. At Seller’s election (provided such election shall not unreasonably delay Buyer’s inspections under this Agreement), a Representative of Seller shall be present during any entry by Buyer or Buyer’s Representatives upon the Real Property or elsewhere to conduct the inspections. All inspections shall be non-invasive and shall be performed in a manner that will not unreasonably disturb the ongoing operations of Seller Entities or any third-party tenants at the Real Property or elsewhere, and will not cause any damage, loss, disturbance to business, cost or expense to, or claims against, Seller Entities, third-party tenants or the Real Property. Prior to Closing (or any termination of this Agreement) but subject to Section 6.09(a), Buyer shall not approach, contact or involve itself in any discussions or negotiations with any customer or Employee of Seller Entities or with any other occupant of any Real Property, without Seller’s prior written consent (which may not be unreasonably withheld, conditioned or delayed) and without Seller (or Seller’s designated Representative) being present. Prior to Buyer or its agents accessing any Real Property and conducting tests thereon, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and evidencing liability coverage in form and substance acceptable to Seller in an amount not less than $1,000,000.00 per occurrence with an aggregate limit of not less than $2,000,000.00.

Section 6.08 Supplement to Disclosure Schedules. No less than three (3) Business Days prior to the Closing, Seller shall supplement or amend the Disclosure Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the Agreement Date or upon becoming aware of any inaccuracy of any of the representations or warranties made herein by Seller or in the Disclosure Schedules hereto or of any event or state of facts that, to Seller’s Knowledge, would result in any such representation or warranty being inaccurate at the time of such event or state of facts as if made at and as of such time (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or for determining whether or not the conditions set forth in Section 7.02(a) have been satisfied. Any Contracts executed in the ordinary course of business and consistent with past practices with customers or suppliers in compliance with Section 6.01 and added as a Schedule Supplement shall become Assigned Contracts.

Section 6.09 Employees and Employee Benefits.

(a) As soon as administratively practicable after the Agreement Date but in no event later than ten (10) Business Days prior to the Closing Date, Buyer, or an affiliate of Buyer, shall communicate with, and, subject to normal onboarding procedures, extend an offer for regular employment to each Employee on substantially the same terms and conditions (including with respect to the same compensation and substantially the same benefits) as they had with the Seller Entities effective as of the Closing. Without limiting the forgoing, such employment shall be on an at will basis. Each Employee who accepts Buyer’s offer of employment shall commence employment as of the Closing Date and shall be referred to hereinafter as a “Transferred Employee.” Seller shall take all action necessary to terminate the employment of each Transferred Employee effective as of the Closing Date. With respect to each Transferred Employee, Buyer shall: (i) recognize the service completed by the Transferred Employee with Seller for purposes of determining eligibility service, vesting service and level of benefits under any employee benefit plan, program or arrangement maintained by the Buyer for their employees on or after the Closing Date (other than any defined benefit pension plan or equity compensation plan), and (ii) provide that each Transferred Employee be located within fifty (50) miles of their employment location as of the Closing Date or permitted to work remotely. Seller shall be solely responsible for any liability, claim or expense with respect to employment, termination of employment, compensation or employee benefits of any nature (including, but not limited to the benefits to be provided under any Benefit Plans) owed to any independent contractor, director, officer, employee or former employee of any Seller Entity (or the beneficiary of any such individual) whether or not such individual becomes an employee of Buyer, that arises out of or relates to the provision of services to or on behalf of, or the employment relationship between, any of the Seller Entities and any such individual or the termination of such relationship or provision of services on and before the Closing Date. Without limiting the foregoing, Seller shall be responsible for the payment of any severance payment or benefits that become due to any independent contractor, director, officer, employee or former employee as a result of the termination of such individual by any Seller Entity. Any liability under the Worker Adjustment and Retraining Notification Act of 1988 or similar state law (“WARN Act”) arising from acts and/or occurrences at or prior to the Closing Date shall be borne solely by Seller; provided, however, that Buyer shall offer employment to all the Seller’s Employees located at each Real Property. The Parties do not anticipate that Seller will be required to make any announcements to the Employees under the WARN Act; however, Buyer shall cooperate with Seller in connection with any required announcements under the WARN Act to the Employees. Promptly following execution of this Agreement, Seller shall make the requisite announcements and filings under the WARN Act, as and to the extent applicable. As of Closing, Seller shall terminate all such Employees who accept employment with Buyer (“Transferred Employees”). Each Transferred Employee will receive seniority in position and benefits to account for their responsibilities and time incurred with any Seller Entity. Buyer shall be permitted to (x) conduct employee onboarding sessions including handing out new hire packets and employee applications and answering questions regarding employee policies and procedures at least four weeks prior to Closing and (y) conduct employee training of new systems and procedures at least five (5) days prior to Closing.

(b) Promptly upon execution of this Agreement but in no event later than five (5) Business Days after the Agreement Date, Seller shall provide Buyer with a current, accurate and complete list of all individuals that are currently eligible and/or receiving COBRA coverage under any Seller Health Benefit Plan as of the Agreement Date, to be supplemented, in writing to Buyer on the Closing Date.

(c) The Seller shall take such commercially reasonable actions as may be necessary or appropriate to cause the transfer of the Assumed Benefit Plans to the Buyer or its applicable Affiliate, provided that neither the Seller nor any of its Affiliates guarantees or represents that any third Person whose consent or participation in connection with any transfer of the Assumed Benefit Plans will be provided or obtainable. To the extent that any third Person shall not consent to and/or participate in the transfer of any Assumed Benefit Plan such that Buyer is unable to assume the Assumed Benefit Plan, then such Assumed Benefit Plan shall not be deemed an Assumed Benefit Plan for all purposes of this Agreement.

(d) The Buyer and its applicable Affiliates shall be responsible for any liability and obligation, and neither the Seller nor any of its Affiliates shall have any liability or obligation, in respect of the Assumed Benefit Plans to the extent arising from the sponsorship of the Assumed Benefit Plans or the operation or administration of same by the Buyer or any of its Affiliates on and after the Closing Date.

(e) This Section 6.09 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 6.09, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.09. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any Benefit Plan, program, agreement or arrangement. The Parties hereto acknowledge and agree that the terms set forth in this Section 6.09 shall not create any right in any Transferred Employee or any other Person to any continued employment with Buyer or any of its Affiliates or compensation or benefits of any nature or kind whatsoever.

Section 6.10 Confidentiality. Each Party acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to the other Party pursuant to this Agreement and the Confidentiality Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 6.10 shall nonetheless continue in full force and effect.

Section 6.11 Books and Records.

(a) In order to facilitate the resolution of any claims made against or incurred by Seller Entities prior to the Closing, or for any other reasonable purpose, for a period of three (3) years after the Closing, Buyer shall:

(i) retain the Books and Records (including personnel files) relating to periods prior to the Closing; and

(ii) upon reasonable notice, afford Seller’s Representatives reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such Books and Records for the period prior to Closing.

(b) Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.11 where such access would violate any Law.

Section 6.12 Closing Conditions. From the Agreement Date until the Closing, each Party hereto shall use reasonable best efforts to take such actions as are necessary or advisable to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 6.13 Public Announcements. Prior to Closing, unless otherwise required by applicable Law or requirement of any securities exchange (including, without limitation, an announcement by Buyer of the execution of a definitive agreement with Seller without reference to the purchase price, which announcement shall be provided ahead of time to Seller for comment) (based upon the reasonable advice of counsel including in house counsel), no Party to this Agreement shall make any public announcements regarding this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party, and the Parties shall cooperate as to the timing and contents of any such announcement; except that (i) with Seller’s approval, which may not be unreasonably withheld, conditioned or delayed, Buyer shall be entitled to make a press release, or otherwise announce the transaction, upon signing the Agreement, which release shall not include any quote from Seller (without Seller’s consent, which notwithstanding the forgoing, may be withheld in its discretion) or disclose the price (unless required by applicable Law) and the portion of the release or announcement related to the transaction shall be made available to Seller for its review as soon as reasonably practicable prior to such disclosure, and (ii) Seller may disclose this Agreement to any lender holding an Encumbrance on any Purchased Asset subject to this Agreement, to any landlord or landlord’s lender in order to comply with Seller’s obligations under this Agreement and to any tenant, subtenant, dealer or customer in order to comply with Seller’s obligations under this Agreement, and Seller or Buyer may disclose the identity of the other party and terms of this Agreement to their respective employees, vendors (including but not limited the credit card processing companies), financing sources, outside counsel or other outside professionals on a need-to-know basis in connection with operating the Business or pursuing consummation of the transactions contemplated by this Agreement. If a disclosure is required by a fuel supplier agreement, applicable Law or securities exchange, the disclosing party shall (except in the case of a disclosure made as part of a Permit application) make reasonable efforts to afford the other party an opportunity to review and comment on the proposed disclosure before the making of such disclosure. After Closing, the Parties and BofA Securities, Inc. shall be permitted, with the other Parties’ prior written consent, to make public announcements regarding this Agreement or the transaction contemplated hereby, including production of standard deal tombstones. Any public announcement shall not include references to material financial information of the Parties, the Buyer’s Affiliates, the Seller Entities or this transaction.

Section 6.14 Bulk Sales Laws. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 6.15 Tax Matters.

(a) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents shall be split (50%-50%) between Buyer and Seller when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall reasonably cooperate with respect thereto as necessary). The Parties hereto shall reasonably cooperate in minimizing any such Taxes, to the extent reasonably requested and permitted by applicable Law.

(b) Personal property and real property Taxes and other ad valorem Taxes and any exemptions, allowances and deductions with respect to such Taxes that relate to the Purchased Assets (“Apportioned Taxes”) and that relate to the taxable period in which the Closing occurs shall be allocated on a daily basis between Seller and Buyer, with Seller being responsible for the proportionate amount of such Apportioned Taxes attributable to the portion of such taxable year ending before the Closing Date and Buyer being responsible for the proportionate amount of such Apportioned Taxes attributable to the portion of such taxable year beginning on the Closing Date, provided, that, for purposes of calculating Apportioned Taxes, Taxes relating to any transaction or event taking place on or prior to the Closing Date (including sales and similar Taxes) shall be apportioned to a taxable year (or portion thereof) prior to the Closing Date, and Taxes relating to any transaction or event taking place after the Closing Date (including sales and similar Taxes) shall be apportioned to a taxable year (or portion thereof) after the Closing Date.

Apportioned Taxes related to the Purchased Assets and that relate to a taxable period (or portion thereof) commencing on or after the Closing Date shall be the responsibility of Buyer. All installments of Apportioned Taxes that are due and payable before the Closing Date shall be paid by Seller before the Closing Date and Buyer shall pay all installments of Apportioned Taxes having that are due and payable on or after the Closing Date. Any refund, rebate, abatement or other recovery of Apportioned Taxes attributable to a taxable year (or portion thereof) ending before the Closing Date shall be for the account of Seller, and any refund, rebate, abatement or other recovery of Apportioned Taxes attributable to a taxable year (or portion thereof) ending from and after the Closing Date shall be for the account of Buyer. At the Closing, the net amount of all Apportioned Taxes computed according to this paragraph, based upon which party is responsible for such Apportioned Taxes and which party is to pay such Apportioned Taxes, shall be added to or deducted from the amounts due from or to Buyer or Seller at Closing, respectively. Buyer shall hereby assume and shall following the Closing pay, discharge and satisfy all installments of Apportioned Taxes due after the Closing for which it is responsible pursuant to this paragraph. If the amount of any Apportioned Taxes related to the Purchased Assets is not fixed and determined as of the Closing, the foregoing Closing adjustment shall be based on the amount thereof as reasonably estimated and agreed by the Parties at Closing.

(c) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business, Purchased Assets and Assumed Liabilities (including access to the Books and Records of the Business) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Governmental Authority, the prosecution or defense of any claims, suit or proceeding relating to any Tax, the preparation of financial statements, and obtaining any exemption certificates or other documentation to reduce or eliminate the Taxes and fees described in Section 6.15(a) without charge or expense to the requesting party; provided that, notwithstanding anything to the contrary in this Agreement, except to the extent solely relating to the Business, the Purchased Assets or the Assumed Liabilities, Seller and its Affiliates shall not be required at any time to provide to Buyer any right to access or to review any Tax Return or Tax work papers of Seller or any Affiliate of Seller.

Section 6.16 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.17 Governmental Approvals and Consents.

(a) Each Party shall, and shall cause its Affiliates to, as promptly as possible, use reasonable best efforts to obtain, or cause to be obtained, all consents, clearances, authorizations, Governmental Orders, and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of the Transaction Documents and the performance of its obligations pursuant to the Transaction Documents. Each Party shall coordinate and cooperate fully with the other Party and its Affiliates in promptly seeking to obtain all such consents, clearances, authorizations, Governmental Orders, and approvals. The Parties shall not take any action that could reasonably be expected to have the effect of delaying, impairing, or impeding the receipt of any required consents, clearances, authorizations, Governmental Orders, and approvals pursuant to any Antitrust Laws. Each Party agrees to make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by the Transaction Documents within 45 days after the Agreement Date (unless the Parties mutually agree to a later date) and to supply as expeditiously as possible to the appropriate Governmental Authority any additional information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Law.

(b) Each Party shall, and shall cause its Affiliates to, in accordance with all Laws, (i) supply the other with any information that may be reasonably required in order to make filings pursuant to the HSR Act, (ii) supply any additional information that may be required or requested by any Governmental Authority in connection with the transactions contemplated by the Transaction Documents, (iii) use reasonable best efforts to cause the expiration or termination of all applicable waiting periods under the HSR Act and the receipt of all consents, clearances, authorizations, Governmental Orders and approvals pursuant to any other Antitrust Laws applicable to the transactions contemplated by the Transaction Documents as expeditiously as possible, including complying, as expeditiously as possible, with any requests received by such Party or any of its Affiliates from any Governmental Authority for additional information, documents or other materials (including responding to any “second request” for additional information and documentary material under the HSR Act if necessary or advisable to obtain the expiration or termination of any waiting period under the HSR Act applicable to the transactions contemplated by the Transaction Documents, to avoid or eliminate any impediment under any Antitrust Law, or otherwise to consummate the transactions contemplated by the Transaction Documents), and to obtain any required consents under any other Antitrust Laws applicable to the transactions contemplated by the Transaction Documents as expeditiously as possible following the Agreement Date, and (iv) use reasonable best efforts to resolve any objections as may be asserted by any Governmental Authority or other Person with respect to the transactions contemplated by the Transaction Documents. Each Party will cause all documents that it is responsible for filing with any Governmental Authority under this Section 6.17(b) to comply in all material respects with all applicable Laws. Each Party will, and will cause its Affiliates (or its outside counsel) to, permit the other to review in advance any proposed written submissions to any Governmental Authority and permit the other (or the other’s outside counsel) to attend and participate in any meetings with any Governmental Authority, but no Party will be required to share with the other Party, other than on an outside counsel only basis, any competitively sensitive information or information relating to valuation. In furtherance of its general obligations as set forth in Section 6.17(a), Buyer hereby agrees to, and agrees to cause its Affiliates to, take any and all actions necessary or advisable to obtain all consents, clearances, authorizations, Governmental Orders and approvals pursuant to Antitrust Laws (including the expiration or termination of all applicable waiting periods under the HSR Act) applicable to the transactions contemplated by the Transaction Documents from all applicable Governmental Authorities as expeditiously as possible. For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, Buyer shall, and shall cause its Affiliates to, take any and all steps necessary to eliminate each and every impediment under the HSR Act or any other Antitrust Law that is asserted by any Governmental Authority or any other Person so as to enable the consummation of the transactions contemplated by the Transaction Documents as expeditiously as possible, and in any event prior to the Drop Dead Date, including, but not limited to, offering, negotiating, agreeing to, committing to and effecting, by consent decree, hold separate order or otherwise (i) the sale, divestiture, license, transfer or other disposal of any entities, businesses, assets or properties, (ii) the termination, creation, amendment, modification or assignment of commercial relationships, joint ventures, arrangements and contractual rights and obligations, (iii) requirements to grant any right or commercial or other accommodation to, or enter into any commercial contractual or other commercial relationship with, any Person, (iv) limitations on the ability of Buyer or any of its Affiliates to own, retain, control, conduct or operate any businesses, assets or properties, (v) any changes or restructuring of the Buyer or any of its Affiliates and (vi) any other condition, commitment, remedy or restriction of any kind (each, a “Remedial Action”). Notwithstanding the foregoing, Buyer shall not be required to take any Remedial Action that would have a material adverse effect on Buyer, Buyer’s Affiliates and the Business, taken as a whole, or on the aggregate net benefits expected to be received by Buyer arising from the Agreement.

(c) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, advocacy submissions, white papers, arguments, and proposals made by or on behalf of either Party or its Affiliates to or before any Governmental Authority or the staff or regulators of any Governmental Authority in connection with the transactions contemplated by the Transaction Documents (but, for the avoidance of doubt, not including any interactions between any Party and any Governmental Authority in the ordinary course of business or any disclosure which is not permitted by Law) shall be disclosed to the other Party in advance of any filing, submission, or attendance, it being the intent of the Parties that the Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each Party shall, and shall cause its Affiliates to, give reasonable prior notice to the other Party with respect to any meeting, discussion, appearance, or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other Party with the opportunity to attend and participate in such meeting, discussion, appearance, or contact. Each Party shall, and shall cause its Affiliates to, coordinate with the other Party regarding the development and implementation of any strategy with respect to obtaining consents, clearances, authorizations, Governmental Orders and approvals pursuant to Antitrust Laws (including the expiration or termination of all applicable waiting periods under the HSR Act) including, but not limited to, (i) the process and strategy for responding to any formal or informal request for additional information and documents (including any “second request” for additional information and documentary material under the HSR Act), (ii) the content of, and analysis contained in, any filings, notifications or communications (whether written or oral) with any Governmental Authority, (iii) whether to “pull-and-refile,” pursuant to 16 C.F.R. § 803.12, any filing made under the HSR Act, (iv) whether to extend or restart the waiting, review or investigation period under any applicable Antitrust Law, and (v) whether to offer, negotiate or enter into any commitment or agreement, including any timing agreement, with any Governmental Authority to delay the consummation of, to extend the review or investigation period applicable to, or not to close before a certain date, any of the transactions contemplated by the Transaction Documents.

(d) Except as otherwise set forth in this Agreement, including Section 6.01, nothing contained in this Agreement shall give Buyer or any of its Affiliates, directly or indirectly, the right to control, supervise or direct the operations of the Business or of the Seller prior to the Closing Date. Prior to the Closing Date, the Seller shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control, supervision and direction over the Business and its other business operations.

Section 6.18 Collection of Accounts Receivable; Credit Cards.

(a) Accounts Receivable are Excluded Assets. Buyer shall use commercially reasonable efforts to collect all Accounts Receivable on behalf of Seller, provided that Buyer shall in no event be obligated to engage a collection agency or sue for collection. Buyer shall transfer or deliver to Seller, promptly after the actual receipt thereof, any Accounts Receivable which Buyer actually receives after Closing relating to such Accounts Receivables as set forth further in this Section 6.18. In addition, Seller may attempt to collect such Accounts Receivable. In furtherance of such collection, Buyer will reasonably cooperate with Seller, upon Seller’s request, in collecting any Accounts Receivable, including providing copies of all reasonable documentation and books and records supporting or relating to the Accounts Receivable to the extent in Buyer’s possession. In addition to the list delivered at Closing pursuant to Section 3.02, following Closing, Seller shall deliver the listings required in the remainder of this Section 6.18. If any Accounts Receivable relating to a period before the Closing are posted by a credit card processor or otherwise become available after any Accounts Receivable statement provided by Seller pursuant to Section 2.10 or this Section 6.18, Buyer will nevertheless treat such amounts as Accounts Receivable and pay them over to Seller pursuant to this Agreement and the Parties shall cooperate in good faith to reconcile any such late posting Accounts Receivable. For purposes of attributing payments received by Seller or Buyer to Accounts Receivable, such payments shall be attributed: first, to the particular invoice or receivable requested or identified by the payor or which matches the payment amount; and second, if no particular invoice or receivable is identified or matches the payment amount, to the oldest outstanding invoice(s) which are in no event older than one hundred twenty (120) days prior to the Closing Date.

(b) Accounts Receivable Matters – Dealer Accounts.

(i) Dealer A/R Statement. On or before 5:00 p.m. (Eastern Time) on the tenth (10th) Business Day following the Closing Date, Seller shall deliver to Buyer a statement of Accounts Receivable (reflecting both credit and debit balances) (the “Dealer A/R Statement”) reflecting, on a site-by-site basis, all Accounts Receivable on Seller’s Books and Records (whether a credit or debit balance) as of 11:59 p.m. (Eastern Time) on the day prior to the Closing Date relating to the Dealer Accounts (meaning the accounts set forth on the Dealer A/R Statement), except that the Dealer A/R Statement shall not include any Accounts Receivable which are currently in collections. The Dealer A/R Statement shall be accompanied by a certificate, duly executed by the President/CEO of Seller, certifying that such Dealer A/R Statement is true, complete, and accurate in all respects and consistent with the Books and Records of Seller as of 11:59 p.m. (Eastern Time) on the day prior to the Closing Date. In the event Buyer has any questions or comments relating to the Dealer A/R Statement, Seller shall respond promptly and work in good faith with Buyer to answer such questions and comments and shall immediately amend and re-deliver to Buyer the Dealer A/R Statement as may be appropriate under the circumstances. If either party thereafter determines that one or more actual or potential inaccuracies exist in the Dealer A/R Statement, the Parties shall work in good faith to resolve such inaccuracies promptly.

(ii) Credit Card Statement. On or before 5:00 p.m. (Eastern Time) on the tenth (10th) Business Day following the Closing Date (such date, the “CC Payment Date”), Buyer shall (i) deliver to Seller a credit card statement (the “CC Statement”) reflecting, on a site-by-site basis, any and all credit card payments attributable to the Dealer Accounts actually received by Buyer during the period starting at 12:01 am (EST) on the day of the Closing Date and ending at 11:59 p.m. (EST) on the day that is ten (10) days after the Closing Date (the “CC Cutoff Date”); and (ii) pay to Seller, by wire transfer of immediately available funds to an account designed in writing by Seller to Buyer, the total amount of all credit card payments reflected on the CC Statement, on a site by site basis; provided, in no event shall the amount of such credit card payments, on a site by site basis, exceed the amount of the Accounts Receivable reflected, on a site by site basis, on the Dealer A/R Statement.

(iii) Credit Balances. On the CC Payment Date, Seller shall pay to Buyer, by wire transfer of immediately available funds to an account designated in writing by Buyer to Seller, an amount equal to the aggregate value of all net credit balances set forth on the Dealer A/R Statement as owed by Seller to any customer at a Dealer Account. Immediately upon receipt of such funds, Buyer shall apply such funds as a credit to the accounts of such customers, in the amounts set forth in the Dealer A/R Statement.

(iv) Collection of Accounts Receivable. Buyer will draft each Dealer Account for any outstanding Accounts Receivable relating to such Dealer Account (after application of the credit card funds received pursuant to subsection (ii) above), as set forth on the Dealer A/R Statement, per the terms of such Dealer Account’s Contract and pay to Seller any amounts received by Buyer from such draft(s). Any returned drafts, for any reason, shall be collected by Buyer consistent with its ordinary course of business for collecting such debts and remitted to Seller.

(v) Without duplication, the amounts owed pursuant to Section 2.10 shall be aggregated with any amounts owed pursuant to this Section 6.18(b), and the net amount (if any) owed by the Seller to the Buyer, on the one hand, or by the Buyer to the Seller on the other hand, shall be paid by wire transfer of immediately available funds to either the Seller or Buyer’s designated bank account.

(c) Accounts Receivable Matters – Transport and CG&I Accounts.

(i) Transport and CG&I A/R Statement. On or before 5:00 p.m. (Eastern Time) on the tenth (10th) Business Day following the Closing Date, Seller shall deliver to Buyer a statement of Accounts Receivable (reflecting both credit and debit balances) (the “Transport and CG&I A/R Statement”) reflecting, on an account-by-account basis, all Accounts Receivable on Seller Entities’ Books and Records (whether a credit or debit balance) as of 11:59 p.m. (Eastern Time) on the day prior to the Closing Date relating to the Transport and CG&I Accounts (meaning the accounts set forth on the Transport and CG&I A/R Statement), except that the Transport and CG&I A/R Statement shall not include any Accounts Receivable which are currently in collections. The Transport and CG&I A/R Statement shall be accompanied by a certificate, duly executed by the President/CEO of Seller, certifying that such Transport and CG&I A/R Statement is true, complete, and accurate in all respects and consistent with the Books and Records of Seller as of 11:59 p.m. (Eastern Time) on the day prior to the Closing Date and that such Accounts Receivable included in the Transport and CG&I A/R Statement are, to Seller’s Knowledge, collectable in the ordinary course of business consistent with the collection procedures of Seller Entities as set forth on Section 6.18(c) of the Disclosure Schedules; provided, however, that once Buyer has followed such procedures, Seller may elect to refer such accounts to a collection attorney at Seller’s expense with Seller to control such claim and Buyer shall have no further obligations with regards to collection of such account(s) (whether Seller refers such account(s) to a collection attorney or not). In the event Buyer has any questions or comments relating to the Transport and CG&I A/R Statement, Seller shall respond promptly and work in good faith with Buyer to answer such questions and comments and shall immediately amend and re-deliver to Buyer the Transport and CG&I A/R Statement as may be appropriate under the circumstances. If either party thereafter determines that one or more actual or potential inaccuracies exist in the Transport and CG&I A/R Statement, the Parties shall work in good faith to resolve such inaccuracies promptly.

(ii) Collection of Accounts Receivable. Buyer will draft each Transport and CG&I Account or collect checks, in the ordinary course of business, for any outstanding Accounts Receivable relating to such Transport and CG&I Accounts, as set forth on the Transport and CG&I A/R Statement, per the terms of such Transport and CG&I Account’s agreement and pay to Seller any amounts received by Buyer from such draft(s); provided, however, in the event Buyer has not received the EFT authorization as contemplated in Section 6.26 hereof, Seller shall have the right to pull the amounts due using its existing EFT authorization to pay any such Accounts Receivable consistent with past practice and in the ordinary course of business. Any returned drafts or checks, for any reason, shall be collected by Buyer consistent with its ordinary course of business for collecting such debts and remitted to Seller.

(d) It is anticipated that for a period of up to fifteen (15) Business Days after Closing, Buyer will supply and operate certain sites before the processing of credit card transactions from the providers listed on Section 2.01(p) of the Disclosure Schedules for such site(s) is transferred from Seller to Buyer. Accordingly, as set forth in the Transition Services Agreement, the Parties agree that (i) Seller shall continue to process such credit card transactions until the processing of credit card transactions has been transferred to Buyer, and (ii) Seller shall wire to Buyer daily all funds actually received by Seller in connection with processing such credit card transactions (in the aggregate, the “Credit Card Funds”), after the Closing until all credit card processing is transferred to Buyer, and Seller shall provide Buyer with its reconciliation, on a site by site basis, of the Credit Card Funds to be paid over to Buyer each day after the Closing. The provisions of this Section 6.18(d) shall survive the Closing.

(e) Section 6.18(e) of the Disclosure Schedules contains a complete and accurate list of all Accounts Receivable in the accounting records of Seller Entities on a site-by-site and customer-by-customer basis, and related to the Purchased Assets, as of July 31, 2022, which list sets forth the aging of such Accounts Receivable.

Section 6.19 Exclusivity. Except to the extent necessary to comply with the matters set forth on Section 4.03 of the Disclosure Schedules, during the period commencing on the Agreement Date and expiring on the earlier of the Closing Date or the date on which this Agreement is terminated, neither Seller nor any of their Affiliates shall, directly or indirectly, solicit, make, respond to (other than to decline), discuss with any third party or negotiate the terms of any offer or proposal from or to any Person (other than from or to Buyer or its Affiliates) relating to any acquisition of direct or indirect control of the Business, any purchase of any material amount of the Purchased Assets (other than in the ordinary course of business consistent with past practice), or any change-of-control or business combination or similar transaction involving the Business, including any merger, consolidation, acquisition, purchase, re-capitalization or other transaction that would have a similar result as the transactions contemplated by this Agreement.

Section 6.20 Ramco, LLC. Prior to Closing, Seller shall cause Ramco, LLC to dissolve under all applicable Laws all subsidiaries of Ramco, LLC other than Pine Belt Oil Company, LLC.

Section 6.21 PDI System and Other IT Related Systems. Between the Agreement Date and Closing, at Buyer’s sole cost and expense, Seller Entities agree to (i) ensure Buyer receives a duplicate of Seller Entities’ current PDI environment and related systems so that Buyer is capable of operating the Business as of the Closing Date, which shall include sufficient testing prior to Closing; (ii) work with Buyer’s IT team to make necessary modifications (including testing) to all other IT systems used in the Business and ensure Buyer can operate the Business in a similar manner as Seller Entities on the date of Closing, and (iii) assist Buyer to ensure that all merchant and system feeds are prepared and ready to be activated.

Section 6.22 BofA Securities, Inc. Payment of Brokers. Buyer acknowledges that Seller has retained BofA Securities, Inc. to act as the financial advisor in connection with the sale of the Assets and the transactions contemplated by this Agreement. Seller shall be responsible for any fees due to BofA Securities, Inc. Each Party shall be responsible for any brokerage commission or other fees legally determined to be due to any broker or advisor claiming by, through or under such Party and, as between Seller and Buyer, shall also be responsible for any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other Party by reason of any claim to any such broker’s, finder’s or other fee in connection with the transactions contemplated by this Agreement by any such broker or advisor.

Section 6.23 Non-Solicitation or Hiring of Employees. For a period of the lesser of two (2) years following the Closing Date or six (6) months of not being employed by Buyer, Seller agrees that it shall not (and shall cause its Affiliates and other representatives not to), (a) directly or indirectly, solicit for employment any person who was an employee of Seller at any time during the six (6) month period immediately prior to the date on which such hiring by Buyer would take place or (b) unless such person applies for such position without any contact from Seller and its Affiliates, hire any person who was an employee of Seller at any time during the six (6) month period immediately prior to the date on which such hiring by Buyer would take place; provided, however, Seller shall be permitted to engage as a consultant, for reasonable compensation, any of its former employees who are no longer employees of Buyer to assist Seller with the winddown of Seller Entities or any future claims or proceedings.

Section 6.24 Insurance and Casualty. Seller Entities shall use commercially reasonable efforts to keep the Purchased Assets insured, at Seller Entities’ expense, with such policy types and coverage amounts as Seller Entities maintain in the ordinary course of business until Closing or termination of this Agreement. If there is any material damage to or destruction of the Purchased Assets or any portion thereof before Closing which has not been restored by Seller Entities as of the Closing, Buyer shall have the following options: (i) delay the Closing for up to thirty (30) days to allow the restoration to be completed to its condition as of the date of this Agreement; (ii) elect to proceed with the Closing and be entitled to the benefit of any insurance proceeds due to Seller Entities as a result of such damage or destruction (without recourse to Seller Entities) and, if Buyer makes such election to proceed with the Closing, Buyer shall assume responsibility for such repair and receive a credit against the Purchase Price for any applicable policy deductible or uninsured damage up to a maximum credit equal to the difference between the amount of the Purchase Price and the amount of the insurance proceeds payable to Seller; or (iii) elect to proceed with the Closing without the damaged assets, in which case the Closing shall nevertheless proceed, except that the Purchase Price shall be reduced by the Agreed Value for such damaged asset, and such damaged assets shall no longer be a part of the Purchased Assets being transferred hereunder.

Section 6.25 Condemnation. If, before Closing, any part of the Transferred Real Properties are taken, or noticed for taking, by eminent domain, the applicable Seller Entity shall promptly give Buyer written notice thereof and, at Buyer’s election, either (i) the Closing shall subject to Article VII, nevertheless proceed, except that the applicable Seller Entity shall, at the Closing, deliver to Buyer the net proceeds of any award or other proceeds of such taking which may have been collected by the applicable Seller Entity before the Closing or, if the award or other proceeds have not been fully collected, deliver to Buyer an assignment (without recourse to the Seller Entity) of the applicable Seller Entity’s right to any such award or other proceeds which may be payable as a result of any such taking, and Buyer shall pay the full Purchase Price without offset or reduction, or (ii) if the taking would result in such portion of such Transferred Real Property that materially adversely affects the use of such Transferred Real Property (as reasonably determined by Buyer), the Closing shall proceed without such Transferred Real Property, in which case the Closing shall nevertheless proceed, except that the Purchase Price shall be reduced by the Agreed Value for such damaged Transferred Real Property, and such location shall no longer be a part of the Purchased Assets being transferred hereunder.

Section 6.26 EFT; Credit Card Agreements and Loading Numbers; Dealer Certificates, Access Agreements, Landlord Waivers and Consents.

(a) Seller shall use commercially reasonable efforts to obtain and deliver on or before the date which is ten (10) Business Days prior to the Closing Date, electronic fund transfer (“EFT”) forms (including Buyer’s form contact sheet, IRS W-9 form and Tax certificates), on a form provided by Buyer, from Seller Entities’ customers, dealers, tenants and subtenants relating to the Business that currently pay via EFT, which accounts are listed in Section 6.26(a)_ of the Disclosure Schedules. Seller hereby acknowledges and agrees that this Section 6.26 is of material importance to Buyer and the contemplated transactions.

(b) At Buyer’s sole cost and expense, Seller shall cooperate in a commercially reasonable manner with Buyer’s efforts to obtain, effective as of Closing, the ability to process credit card and debit card transactions relating to the Business as of the Closing. Buyer agrees to use commercially reasonable efforts to have a transition plan in place to allow for Buyer to process credit card and debit card transaction relating to the Business as of the Closing as soon after the Agreement Date as possible. At Buyer’s sole cost and expense, Seller shall cooperate with and provide any information or assistance required to allow Buyer to process credit card and debit card transaction relating to the Business as of the Closing as soon after the Agreement Date as possible. To the extent Seller receives any amounts following Closing that relate to the Purchased Assets, Seller agrees to promptly remit such amounts to Buyer.

(c) For fifteen (15) Business Days following the Closing Date, Seller agrees to retain its accounts with each motor fuel terminal from which Seller currently access (each a “Terminal” and collectively, the “Terminals”) and purchase for and sell to Buyer all gasoline and diesel motor fuels (the “Products”). Title and risk of loss shall pass to Buyer when the Products pass from the delivery line of the Terminal into the receiving connection of the transportation equipment supplied by Buyer. Buyer shall provide or arrange transportation and delivery for all Products needed by Buyer. The purchase price for the Products sold hereunder shall be the same price paid by Seller, plus all excise, privilege, license, sales, or other taxes, charges or levies which are now or hereafter assessed or levied on the Products purchased and paid for by Seller. All Product sold and purchased under this paragraph will be invoiced to Buyer and Buyer shall pay Seller for such Products on or before the date Seller’s payment to the applicable Terminal is due, pursuant to the terms of Seller’s account arrangement with such Terminal. The Parties agree to add the services described in this paragraph as services to the Transition Services Agreement. All amounts payable by Seller to the Terminals shall be reimbursable expenses to be provided in the Transition Services Agreement approved in advance by Buyer, and shall be paid to Seller pursuant to the terms of this paragraph.

(d) Seller shall use commercially reasonable efforts to obtain Estoppel Certificates from each contracted dealer under the Supply Agreements included in the Assigned Contracts dated not more than sixty (60) days prior to the Closing Date, substantially in the form of Exhibit J. Seller shall use commercially reasonable efforts to obtain (i) landlord waivers and consents, substantially in form of Exhibit K, executed by each landlord under the Leases dated not more than sixty (60) days prior to the Closing Date; (ii) Access Agreements, substantially in form of Exhibit M, from each consignment dealer and commission dealer and deliver on or before the date which is ten (10) Business

Days prior to the Closing Date. The Parties shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties required for the assignment of all Assigned Contracts that are described in Section 4.03, Section 4.07(b) and Section 4.07(c) of the Disclosure Schedules. Notwithstanding the foregoing, Seller is not required by this Agreement to pay or agree to any consent fee or other consideration in connection with obtaining any such Estoppel Certificates, landlord waivers and consents, Access Agreements, or consents from, all third parties required for the assignment of all Assigned Contracts that are described in Section 4.03 and Section 4.07(b) of the Disclosure Schedules.

Section 6.27 IT; Phone Lines. Seller shall, in a commercially reasonable manner, cooperate with Buyer in order to provide pre-Closing meetings with Seller’s IT teams in order to discuss and plan a seamless transition process with respect to all IT matters, including, without limitation, communication systems, security systems, credit card processing and integration with PDI. In addition, at its sole cost and expense, Buyer shall be permitted, subject to reasonable conditions and requirements of Seller, beginning immediately after the signing of this Agreement, to install new phone or other internet lines and certain connection equipment (Black Boxes) relating to the Purchased Assets, provided that, in the event that the Closing shall fail to occur for any reason, Buyer shall be responsible for the removal of all such items at its sole cost and expense.

Section 6.28 Rent and Other Receipts; Rent Payments.

(a) The settlement statement executed as of the Closing Date will include a pro-rated credit to Buyer for any rent actually received from tenants or sub-tenants under any Tenant Lease included in the Purchased Assets for rent received by any Seller Entity for the month in which the Closing Date occurs. In the event that any Seller Entity receives any rent or other payments from any tenants or sub-tenants under any Assigned Contract due with respect to any period subsequent to the Closing Date, Seller shall promptly remit such funds to Buyer. In the event that Buyer receives any rent or other payments from any tenants or sub-tenants under any Assigned Contract for periods prior to the Closing Date, Buyer shall promptly remit such funds to Seller.

(b) The settlement statement executed as of the Closing Date will include a pro-rated credit to Seller for any rent actually paid by any Seller Entity under any Lease included in the Purchased Assets for rent paid by any Seller Entity for the month in which the Closing Date occurs. Seller and Buyer agree to work together to settle up post-Closing for any lease amounts that are determined for the month of Closing based upon actual sales or profitability incurred in the month of Closing.

Section 6.29 Utilities. In the event Seller receives any utility invoice relating to any of the Purchased Assets for any period after the Closing Date, Seller shall forward such invoice to Buyer for payment. Seller and Buyer shall cooperate to transfer all utility accounts for each of the Purchased Assets to Buyer’s name effective as, or promptly following, the Closing Date.

Section 6.30 Post-Closing True Up. Seller and Buyer shall cooperate and work together in good faith to resolve any issues regarding final Inventory values, Accounts Receivables, reconciliation of rent, Apportioned Taxes, utility and other prorations and reconciliation of any other financial matters relating to the Facilities or the Purchased Assets or any other matters not otherwise adequately addressed herein or on the settlement statement. Following such resolution and reconciliation, Seller shall either invoice Buyer for any balance due or refund any over-payment and Seller or Buyer, as applicable, shall make any necessary payment to the other within five (5) Business Days following such resolution and reconciliation. For avoidance of doubt, there shall be a post-Closing reconciliation of Apportioned Taxes between the Parties under Section 6.15(b) based on the actual amounts owed thereunder.

Section 6.31 Required Licenses, Permits, Etc. Buyer shall diligently take reasonable steps to obtain (in a timeframe that would not reasonably be expected to delay the Closing as a result of Section 7.02(j)) all Permits and other rights from all appropriate Governmental Authorities necessary for the Buyer to conduct of the Business effective at the Closing. Seller shall use commercially reasonable efforts to cooperate with and provide reasonable assistance to Buyer to obtain any such Permits. In the event that the Buyer is unable to obtain materials Permits necessary to operate the Business at the Closing at a particular location other than as a result of Buyer’s fault or negligence, Seller and Buyer will, to the extent legally permissible, negotiate in good faith to enter into a short-term customary management rights agreement effective as of the Closing with respect to any such locations (collectively, the “Management Agreements”), and any liabilities or Losses from the operations of such locations from and after the Closing shall constitute Assumed Liabilities (and Buyer shall use its reasonable best efforts to obtain any such Permits as promptly as possible after the Closing).

ARTICLE VII
Conditions to closing

Section 7.01 Conditions to Obligations of All Parties. The obligation of each Party to consummate the transactions contemplated by this Agreement shall be subject to, at or prior to the Closing, the following conditions (unless waived in writing by each Party):

(a) any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement, and any commitment to, or agreement (including any timing agreement) with, any Governmental Authority to delay the consummation of, or not to consummate before a certain date, the transactions contemplated by this Agreement, shall have expired or been terminated; and

(b) there shall not have been issued by any Governmental Authority and remain in effect any temporary restraining order, preliminary or permanent injunction or other Governmental Order preventing the consummation of the transactions contemplated by this Agreement, nor shall there be any Law promulgated, entered, enforced, enacted, issued or deemed applicable to transactions contemplated by this Agreement by any Governmental Authority which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

Section 7.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver by Buyer in writing and delivered to Seller, at or prior to the Closing, of each of the following conditions:

(a) As of the Closing Date, with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date), (i) the representations and warranties set forth in Section 4.01 (Organization and Qualification of Seller), Section 4.02 (Authority of Seller), Section 4.03 (No Conflicts; Consents), but with respect to Section 4.03(c), solely with respect to Material Contracts and Governmental Authorities, Section 4.11(c)(i) and (v) and (d)(i) (Employee Benefits), but solely with respect to the Assumed Benefit Plans, Section 4.13 (Taxes), Section 4.14 (Brokers), and Section 4.30 (Ramco, LLC), shall be true and correct in all material respects and (ii) all other representations and warranties of Seller contained in this Agreement shall be true and correct in all respects, except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

(b) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c) Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(a) (other than the Required Consents, Required Landlord Estoppel Certificates, and Required Tenant Estoppel Certificates, which are covered in Section 7.02(h)).

(d) Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied (the “Seller Closing Certificate”).

(e) Buyer shall have received a certificate of an authorized officer of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of managers of the equity owner of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(f) Buyer shall have received a certificate of an authorized officer of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(g) Seller shall have paid in full all debt secured by any Purchased Assets either prior to or simultaneous with Closing, and Seller shall have arranged for the release or satisfaction of all UCC-1 financing statements and deeds of trusts and/or mortgages applicable to the Purchased Assets at Closing or immediately thereafter to the reasonable satisfaction of Buyer and Buyer’s counsel.

(h) Seller shall have obtained Required Consents, Required Landlord Estoppel Certificates and Required Tenant Estoppel Certificates to the extent required in Section 3.02(a).

(i) Buyer shall have obtained Commitments from the Title Insurance Company to issue the Title Policies as contemplated by Section 6.06(a) and subject to Reasonable Title Resolutions, and the Title Insurance Company shall be irrevocably committed to issue title insurance policies for the Transferred Real Estate (except as otherwise agreed in a Reasonable Title Resolution) in connection with the Closing, provided, however that the Buyer shall have used commercially reasonable efforts to obtain such policies prior to the Closing and the failure to obtain such title policies is not caused by Buyer’s own acts or omissions. The title insurance policy to be issued by the Title Insurance Company to the Buyer in connection with the Closing for each (unless otherwise agreed in a Reasonable Title Resolution) Transferred Real Property (the “Title Policies”) shall contain all Schedule B, Part II, Exceptions set forth in the Commitments except as otherwise provided in Section 6.06(a). The Title Policies shall be subject to (and exceptions shall be made for) the following: (A) items not objected to in Buyer’s Title Objection Notice that Buyer was otherwise permitted to have objected to, (B) all matters validly objected to in Buyer’s Title Objection Notice that are not cured as set forth in Section 6.06(a) but which Buyer is willing to accept, and (C) Reasonable Title Resolutions. Notwithstanding anything herein, there shall not be a closing condition tied to the issuance of a Title Policy for a particular Transferred Real Property if the reasons why the Title Policy cannot be issued is caused by a Phase II Identified Release.

(j) Buyer shall have received the federal, state and local governmental or quasi-governmental Permits that are necessary for the Buyer to conduct the Business, provided that the foregoing requirement shall be deemed waived with respect to any such Permits (x) for which the Parties have entered into applicable Management Agreements (to the extent required under Section 6.31); (y) to the extent that the failure to obtain any such Permits was due to a Buyer breach of Section 6.31 or (z) to the extent that the failure to obtain any such Permits would not have a material and adverse effect on the Buyer’s ability to conduct the Business at any Real Property as of the Closing in substantially the same manner as conducted by Seller as of the date of this Agreement.

Section 7.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Buyer contained in Article V shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date).

(b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other

Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c) Buyer shall have delivered to Seller the Closing Purchase Price, duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(b).

(d) Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”).

(e) Seller shall have received a certificate of an authorized officer of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of managers of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(f) Seller shall have received a certificate of an authorized officer of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

ARTICLE VIII
Indemnification

Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years from the Closing Date (the “Survival Period”). To the extent that covenants and agreements of the Parties contained in this Agreement or other Transaction Documents by their terms apply or are to be performed in whole or in part at or after the Closing, such covenants and agreements shall survive the Closing, in accordance with their respective terms, until performed or otherwise.

Section 8.02 Indemnification by Seller.

(a) General. Subject to the terms and conditions of this Article VIII, if the Closing occurs, Buyer and its Affiliates, and their respective directors, officers, employees and controlling Persons (collectively, the “Buyer Indemnified Parties”) shall be indemnified by Seller from and against all Losses asserted against, resulting from, imposed upon or incurred by any such Person, directly or indirectly, by reason of or resulting from any (i) breach as of the Closing Date of any representation and warranty in Article IV (as qualified by the Disclosure Schedules in effect as of the Agreement Date) by Seller (other than any breach resulting from or arising out of a Known Release, which is specifically addressed in section 6.05 hereof), (ii) breach of any covenant or agreement made by Seller contained in this Agreement or the Transaction Documents, or (iii) any and all Excluded

Liabilities, (collectively, “Buyer Indemnifiable Damages” and together with Seller Indemnifiable Damages, the “Indemnifiable Damages”). Seller’s indemnification obligations pursuant to Sections 6.04 and 6.05 are in no way subject to the Deductible or Indemnity Cap described in this Article VIII.

(b) Limitations. The obligations under this Section 8.02 shall be subject to the following limitations:

(i) Except for any liability for Indemnifiable Damages arising from (A) Fraud committed by Seller, or (B) any Losses related to any claims for indemnification under Section 8.02(a)(iii) (it being understood that liability for Indemnifiable Damages arising from subclauses (A) or (B) of this Section 8.02(b)(i) shall not be subject to the limitations of this Section 8.02(b)), Seller shall not have any liability (a) for Indemnifiable Damages until such Indemnifiable Damages exceed $2,000,000 of the Closing Purchase Price (the “Deductible”) and then only to the extent such Indemnifiable Damages exceed the Deductible, and (b) for aggregate Indemnifiable Damages in excess of the Indemnity Cap.

(ii) The obligations under Section 8.02 shall terminate on the second anniversary of the Closing Date; provided, however, that such obligations shall not terminate with respect to any item as to which Buyer shall have, prior to the expiration of the Survival Period, previously made a claim by delivering an Indemnification Notice.

(iii) Seller’s indemnification obligations under this Agreement (including indemnification with respect to any Transaction Documents) will be satisfied solely by (and shall be limited to) an offset to any future amounts payable under the Installment Payments, by deducting the amount (if any) of the Buyer’s Indemnifiable Damages from the future amounts payable pursuant to the Installment Payment, with such offsets being applied first to the Installment Payment that is due on the first anniversary of the Closing Date. The Buyer shall have no recourse against the Seller (and Seller shall have no indemnification obligations) outside of the offset against unpaid Installment Payments.

(c) Except to the extent otherwise expressly provided by this Article VIII or Section 6.04 or Section 6.05, the Buyer hereby releases Seller Entities from any and all Losses arising out of or relating to any Releases.

Section 8.03 Indemnification by Buyer. Subject to the terms and conditions of this Article VIII, Buyer shall indemnify, defend, and hold harmless Seller and its Affiliates, and their respective directors, officers, employees and controlling Persons, from and against all Losses asserted against, resulting from, imposed upon or incurred by any such Person, directly or indirectly, by reason of or resulting from any (a) breach of the representations and warranties of Buyer in this Agreement, (b) material breach of any covenant or agreement of Buyer contained in this Agreement or the Transaction Documents, (c) Assumed Liabilities, (d) all claims and liabilities arising out of Buyer’s performance of investigations or (e) operation or ownership of the Purchased Assets or the Business after the Closing Date (collectively, “Seller Indemnifiable Damages”). Except for any liability for Indemnifiable Damages arising from Fraud committed by Buyer,

Assumed Liabilities, and payment of the Purchase Price, Buyer shall not have (a) any liability for Seller Indemnifiable Damages until such Seller Indemnifiable Damages exceed the Deductible and then only to the extent such Seller Indemnifiable Damages exceed the Deductible, and (b) any liability for Seller Indemnifiable Damages in excess of the Indemnity Cap. Except for Buyer’s indemnification obligations with respect to the Assumed Liabilities and payment of the Purchase Price, the obligations under Section 8.03 shall terminate on the second anniversary of the Closing Date; provided, however, that such obligations shall not terminate with respect to any item as to which Seller shall have, prior to the expiration of the Survival Period, previously made a claim by delivering an Indemnification Notice. Buyer’s indemnification obligations pursuant to Sections 6.03, 6.04 and 6.05 are in no way subject to the Deductible or Indemnity Cap described in this Article VIII.

Section 8.04 Procedures Relating to Indemnification Between Buyer and Seller. Following the discovery of any facts or conditions that could reasonably be expected to give rise to a Loss or Losses for which indemnification under this Article VIII can be obtained, the party seeking indemnification under this Article VIII (the “Indemnified Party”) shall, reasonably promptly thereafter, provide written notice to the Party from whom indemnification is sought (the “Indemnifying Party”), setting forth the specific facts and circumstances, in reasonable detail, relating to such Loss or Losses, the amount of Loss or Losses (or a non-binding, reasonable estimate thereof if the actual amount is not known or not capable of reasonable calculation) and the specific Section(s) of this Agreement upon which the Indemnified Party is relying in seeking such indemnification (an “Indemnification Notice”); provided, however, that any delay or failure in providing the Indemnification Notice shall not preclude the Indemnified Party from seeking indemnification except to the extent the Indemnifying Party is prejudiced thereby.

Section 8.05 Procedures Relating to Indemnification for Third-Party Claims.

(a) Notice. In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement arising out of or involving a claim or demand made by any third party, including any Governmental Authority (a “Third-Party Claim”), the Indemnified Party must provide an Indemnification Notice to the Indemnifying Party relating to the Third-Party Claim reasonably promptly after the Indemnified Party’s receipt of notice of the Third-Party Claim, but in no event more than five (5) Business Days after being served with any summons, complaint or similar legal process; provided, however, failure to give timely notice shall not release the Indemnifying Party of its obligations hereunder except if, and only to the extent that, the Indemnifying Party suffers actual prejudice as a proximate result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents, including all court papers, received by the Indemnified Party relating to the Third-Party Claim.

(b) Defense. If a Third-Party Claim is made against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in the defense thereof and, if the Indemnifying Party so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party so elects to assume the defense of a Third-Party Claim, then the Indemnifying Party shall not be liable to the Indemnified Party for the reasonable fees and expenses of counsel subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that (i) prior to assuming the defense of such Third-Party Claim, the Indemnifying Party shall provide to the Indemnified Party an undertaking stating that such Indemnifying Party is able to and will assume the payment of all defense fees and costs and (ii) the Indemnifying Party’s assumption of the defense of such Third-Party Claim shall not signify any agreement, obligation or commitment on the part of the Indemnifying Party to assume or pay any amount awarded to a claimant in respect of such Third-Party Claim. If the Indemnifying Party assumes such defense, then the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood, however, that the Indemnifying Party shall control such defense. If the Indemnifying Party chooses to defend any Third-Party Claim, then the Parties shall cooperate in the defense or prosecution of such Third-Party Claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records that are reasonably relevant to such Third-Party Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party has not within ten (10) Business Days after receipt of an Indemnification Notice relating to a Third-Party Claim, chosen to assume defense of a Third-Party Claim or fails to defend such Third-Party Claim actively and in good faith, then the Indemnified Party shall (upon further written notice) have the right to defend and, subject to Section 8.05(c), compromise or settle of such Third-Party Claim or consent to the entry of judgment with respect to such Third-Party Claim, in each case at the cost and expense of the Indemnifying Party.

(c) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned, or delayed), except to the extent such settlement (i) does not provide for liability or the creation of a financial or other obligation on the part of the Indemnified Party, (ii) does not include a finding or admission of wrongdoing and (iii) provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(b), it shall not agree to any settlement without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), and no such settlement shall be determinative of the Indemnifying Party’s obligations under this Article VIII.

Section 8.06 Insurance. The obligation of the Indemnifying Party to indemnify the Indemnified Party against any Losses under this Article VIII shall be reduced by the amount of any insurance or other proceeds actually received by the Indemnified Party from third party insurers, escrows or other third parties, with respect to such Losses. Buyer hereby covenants and agrees (which covenant shall survive Closing) to pursue any and all available claims under its insurance policies, escrows and third parties with respect to matters indemnified by the Seller under this Article VIII or under Section 6.04 or Section 6.05 and for which a claim or demand is made by a Buyer Indemnified Party (and such insurance, escrow parties or other third parties shall not have any subrogation rights against Seller or Buyer). In the event that Buyer receives insurance, escrow or any other third party proceeds for a claim that has been offset against an Installment Payment that would have otherwise been paid to Seller, Buyer shall promptly remit such proceeds to Seller.

Section 8.07 Further Limitations. Notwithstanding anything herein to the contrary, except in the case of Fraud, the obligation of the Indemnifying Party to indemnify the Indemnified Party against any Losses under this Article VIII shall (i) be satisfied solely based on an offset to any future amounts payable under the Installment Payments, and (ii) expire on the second (2nd) anniversary of the Closing Date; provided, however, to the extent there are any open claims or reasonably identified prospective claims for such indemnification obligations by an Indemnifying Party within such two (2) year period, Buyer and Seller will agree upon an amount to be reserved in escrow (deposited with a bank agreed to by Transit and GPMI, or another third party escrow agent, if agreed to by Transit and GPMI, under the terms of a customary and reasonable escrow agreement to be entered by the escrow agent, Transit, and GPMI, with Transit and GPMI acting reasonably and in good faith) to cover such claims.

Section 8.08 Duty to Mitigate. In all cases in which an Indemnified Party is entitled to be indemnified in accordance with this Agreement, such Indemnified Party shall be under a duty to take reasonable good faith measures which do not require non-de-minimis out of pocket expenditures to mitigate all Losses. Without limiting the foregoing, each Indemnified Party shall use its commercially reasonable efforts to collect any amount available under applicable state or federal UST System or AST System funding law, insurance coverage or any other known and reasonably available resource for any Losses for which an indemnity claim is being made, and any amounts recovered shall reduce the Indemnifiable Damages.

Section 8.09 Exclusive Remedy; No Punitive Damages. Except in the case of Fraud or breaches of the Registration Rights Agreement, if the Closing occurs the indemnification provisions of this Article VIII and Sections 6.03, 6.04 and 6.05 shall be the sole and exclusive remedy with respect to any and all claims arising out of or relating to this Agreement, the other Transaction Documents and the subject matter hereof or thereof (including the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby). In furtherance of and without limiting the generality of the foregoing, except for Fraud and breaches of the Registration Rights Agreement, the Parties hereby waive, from and after the Closing, any statutory, equitable, or common law rights or remedies that they may have relating to this Agreement, the other Transaction Documents or the subject matter hereof or thereof (including the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby), including any such rights or remedies relating to recission or to any environmental, health, or safety matters (including any such matters arising under Environmental Laws), except for the indemnification provisions in this Article VIII and in Section 6.03, Section 6.04 and Section 6.05 and except for the Parties’ rights to specific performance as provided in Section 10.11. EXCEPT WITH RESPECT TO THIRD-PARTY CLAIMS, UNDER NO CIRCUMSTANCES WILL AN INDEMNIFYING PARTY BE RESPONSIBLE TO ANY INDEMNIFIED PARTY FOR ANY EXEMPLARY OR PUNITIVE DAMAGES.

Section 8.10 Manner of Payment. As the sole and exclusive remedy with respect to any and all Buyer claims arising out of or relating to this Agreement, Buyer shall set off any indemnification amount to which it may be entitled from Seller under this Article VIII against any unpaid Installment Payment owed to Seller. The exercise of such set-off right in good faith shall not constitute a breach or event of default under any Contract relating to any amount against which the set-off is applied. In the event Buyer makes a demand for indemnification under this Article VIII which Seller is obligated to indemnify, the Installment Payment owed on the first anniversary of Closing shall be used first as an offset in reimbursement of such amounts then owed. Should any dispute concerning Buyer’s right to exercise its right of offset be adjudicated in Seller’s favor, then Buyer shall reinstate such portion of the Installment Payment.

ARTICLE IX
Termination

Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer; or

(b) by Buyer by written notice to Seller if:

(i) there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.02, and such breach, inaccuracy or failure cannot be cured by Seller by the Drop Dead Date; or

(ii) the Closing has not occurred on or before the Drop Dead Date, unless the failure of the Closing to occur by such time is due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(c) by Seller by written notice to Buyer if:

(i) there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement, including the obligation to consummate the Closing, that would give rise to the failure of any of the conditions specified in Section 7.03 and such breach, inaccuracy or failure cannot be cured by Buyer by Drop Dead Date; or

(ii) the Closing has not occurred on or before the Drop Dead Date, unless the failure of the Closing to occur by such time is due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d) by Buyer or Seller in the event that:

(i) there shall be any Law (other than a Governmental Order) enacted or promulgated after the Agreement Date and that makes consummation of the transactions contemplated by this Agreement permanently illegal or otherwise permanently prohibited; or

(ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except:

(a) as otherwise expressly set forth in this Agreement; and

(b) that nothing herein shall relieve any Party hereto from liability for any intentional breach of any provision hereof.

ARTICLE X
Miscellaneous

Section 10.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. Notwithstanding the foregoing, (i) all HSR Act filing fees and transfer/assignment/franchise fees relating to the assignment of any Assigned Contracts shall be split on a 50%-50% basis between the Parties, and (ii) Seller shall pay all amounts payable to BofA Securities, Inc.

Section 10.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.02):

If to Seller:

Transit Energy Group, LLC

c/o Energy Capital Partners III, LP

40 Beechwood Road

Summit, NJ 07901

Attention: Rahman D’Argenio, Partner

Francesco Ciabatti, Principal

Kelly Self, MD & Senior Counsel

E-mail: rdargenio@ecpgp.com

fciabatti@ecpgp.com

kself@ecpgp.com

with a copy to:

John M. Jennings

Brittany M. McIntosh

Nelson Mullins Riley & Scarborough, LLP

2 W. Washington Street, Suite 400

Greenville, South Carolina 29601

E-mail: john.jennings@nelsonmullins.com brittany.mcintosh@nelsonmullins.com

If to Buyer:

c/o GPM Investments, LLC

Attn: Chief Executive Officer

8565 Magellan Parkway, Suite 400

Richmond, VA 23227

Telephone: (804) 730-1568 x. 1171

Email: ak@gpminvestments.com

and

c/o GPM Investments, LLC

Attn: General Counsel

8565 Magellan Parkway, Suite 400

Richmond, VA 23227

(804) 730-1568 x. 1109

Email: mbricks@gpminvestments.com

with a copy to:	Julius R. Schwarz, Esquire Schwarz & L’Altrelli, Attorneys at Law 50 Pascack Road Hillsdale, NJ 07642 Telephone No.: (212) 315-8001 Email: js@jsrllaw.com

Section 10.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Any matter disclosed for any purpose in any Section of the Disclosure Schedules shall be deemed disclosed for any other purpose in such or any other Section of the Disclosure Schedules to the extent that an appropriate cross reference is contained in such section or subsection or the applicability of such disclosure to such other section or subsection is reasonably apparent on its face.

Section 10.04 Headings/Time of the Essence. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Time is of the essence with regard to the covenants and obligations of this Agreement.

Section 10.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter, except the Confidentiality Agreement. For the avoidance of doubt, the Conveyance Documents shall be subject in all respect to the provisions of this Agreement, and in the event of any inconsistency between the terms and conditions set forth in any Conveyance Document and the terms and conditions set forth in this Agreement, the terms and conditions set forth in this Agreement shall prevail, govern and control in all respects. The Conveyance Documents shall not be deemed to supersede, enlarge, restrict, alter or otherwise modify the terms of this Agreement (and shall not be deemed to give rise to any additional rights, obligations, liabilities, representations or warranties of the Parties inter se, except as set forth in the Registration Rights Agreement, the Transition Services Agreement and the representations of Seller in any Seller estoppel certificates delivered pursuant to Section 3.02(a)(xx) and (xxi)).

Section 10.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder. Notwithstanding the foregoing, (i) Buyer may, at its sole discretion, assign this Agreement and/or any of its rights hereunder to any Affiliate (provided that no Installment Payment may be made in shares of common stock other than ARKO common stock, without the prior written consent of Seller), (ii) Buyer may, at its sole discretion, enter into transaction(s) with respect to some or all of the Transferred Real Properties, including, without limitation, with Oak Street Real Estate Capital, LLC and/or an Affiliate thereof, and as part of such transaction(s), and (iii) Buyer shall have the right to assign and/or designate to such third party(ies) Buyer’s interest under this Agreement to extent relating to the Transferred Real Properties subject to such transaction(s), and to provide such third party(ies) with copies of any and all licenses, Permits, environmental reports, title reports, surveys, engineering reports and other items relating to such Transferred Real Properties.

Section 10.08 No Third-Party Beneficiaries. Subject to Section 10.07, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE INSTITUTED IN THE Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION

OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE TRANSACTION DOCUMENTS, OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, THE TRANSACTION DOCUMENTS, OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, STATUTE OR OTHERWISE. EACH OF THE PARTIES HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(d) In the event of a judicial or administrative proceeding or action by one Party against the other Party with respect to the interpretation of, enforcement of, or any action under this Agreement, the prevailing Party shall be entitled to recover reasonable costs and expenses including reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing Party shall be determined by the court based upon an assessment of which Party’s major arguments or position prevailed.

Section 10.11 Specific Performance. The Parties agree that irreparable damage would occur to the Buyer or Seller, as applicable, if any provision of this Agreement were not performed by such Party in accordance with the terms hereof and that prior to the Closing each Party shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which it may be entitled under this Agreement.

Section 10.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same Agreement. A signed copy of this Agreement delivered by facsimile, DocuSign (or similar electronic signature software), e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.13 Non-Recourse. This Agreement may only be enforced against, and any proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought by a Party against the Persons that are expressly named as Parties. Neither any Seller Person nor the Buyer, its Affiliates and its

Representatives shall have any liability (whether in contract or in tort) for any obligations or liabilities of such Party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement. Notwithstanding anything in this Section 10.13 to the contrary, nothing in this Section 10.13 shall limit any liability of any Party to another Party for breaches of the terms and conditions of this Agreement.

Section 10.14 Data Room. The Parties acknowledge and agree that any reference to a document or matter being “made available,” “delivered,” “provided,” “furnished” and words of similar import includes, among other methods of delivery, posting by or on behalf of the Seller of materials to the Data Room and made accessible to Buyer and its Affiliates prior to the Closing Date.

Section 10.15 Legal Representation.

(a) It is acknowledged by each of the Parties hereto that the Seller has retained Harriton & Furrer LLP, Latham & Watkins LLP, and Nelson Mullins Riley & Scarborough, LLP (collectively, “Seller’s Counsel”) to act as their counsel in connection with the transactions contemplated hereby and that Seller’s Counsel has not acted as counsel for any other Party to this Agreement in connection with the transactions contemplated hereby and that none of the other Parties to this Agreement has the status of a client of Seller’s Counsel for conflict of interest or any other purposes as a result thereof. The Parties hereby agree that, in the event that any dispute, or any other matter in which the interests of any Seller Person, on the one hand, and Buyer or any of Buyer’s Affiliates, on the other hand, are adverse, arises after the Closing, Seller’s Counsel may represent any Seller Person in such dispute even though the interests of Seller Persons may be directly adverse to Buyer, and even though Seller’s Counsel formerly may have represented the Seller Entities in any matter substantially related to such dispute.

(b) It is acknowledged by each of the Parties hereto that the Buyer has retained Schwarz & L’Altrelli, Attorneys At Law, Greenberg Traurig, LLP/ Greenberg Traurig, P.A., and Seaton & Husk, L.P. (collectively, “Buyer’s Counsel”) to act as their counsel in connection with the transactions contemplated hereby and that Buyer’s Counsel has not acted as counsel for any other Party to this Agreement in connection with the transactions contemplated hereby and that none of the other Parties to this Agreement has the status of a client of Buyer’s Counsel for conflict of interest or any other purposes as a result thereof. The Parties hereby agree that, in the event that any dispute, or any other matter in which the interests of any Seller Person, on the one hand, and Buyer or any of Buyer’s Affiliates, on the other hand, are adverse, arises after the Closing, Buyer’s Counsel may represent Buyer or any of Buyer’s Affiliates in such dispute even though the interests of Buyer or any of Buyer’s Affiliates may be directly adverse to any Seller Person, and even though Buyer’s Counsel formerly may have represented Buyer or any of Buyer’s Affiliates in any matter substantially related to such dispute.

(c) The Parties and their respective Affiliates, including following the Closing with respect to the Buyer and the Seller Entities and their respective Affiliates, acknowledge and agree that, in connection with any future disputes, lawsuits, actions, proceedings, investigations or other matters, including any dispute between Buyer or any of Buyer’s Affiliates, on the one hand, and any Seller Person, on the other hand, solely with respect to the negotiation, documentation and consummation of the transactions contemplated by this Agreement, (i) as to all communications among Seller’s Counsel and any Seller Person in each case with Seller’s Counsel, the attorney-client privilege, attorney work product protection and the expectation of client confidence belongs solely to the Seller, and may be controlled by the Seller Person, and shall not pass to or be claimed by Buyer or any of its Affiliates, and (ii) as to all communications among Buyer’s Counsel and any Buyer and its Affiliates and Representatives in each case with Buyer’s Counsel, the attorney-client privilege, attorney work product protection and the expectation of client confidence belongs solely to the Buyer, and may be controlled by the Buyer and/or its Affiliates, and shall not pass to or be claimed by any Seller Person. Accordingly, Buyer and Buyer’s Affiliates shall not have access to any such communications, or to the files of Seller’s Counsel, whether or not the Closing occurs, and Seller and Seller’s Affiliates shall not have access to any such communications, or to the files of Buyer’s Counsel, whether or not the Closing occurs. Without limiting the generality of the foregoing, upon and after the Closing, Seller’s Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyer by reason of any attorney-client relationship between Seller’s Counsel and any Seller Person or otherwise, and Buyer’s Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to any Seller Person by reason of any attorney-client relationship between Buyer’s Counsel and Buyer and/or any Affiliate thereof or otherwise.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

TRANSIT ENERGY GROUP, LLC

By: /s/ Stephen Lattig

Name: Stephen Lattig

Title: President & Chief Executive Officer

ENERGY DISTRIBUTORS, LLC

By: /s/ Stephen Lattig

Name: Stephen Lattig

Title: President & Chief Executive Officer

ENERGY CARRIERS, LLC

By: /s/ Stephen Lattig

Name: Stephen Lattig

Title: President & Chief Executive Officer

FLASH MARKET, LLC

By: /s/ Stephen Lattig

Name: Stephen Lattig

Title: President & Chief Executive Officer

TEGGV, LLC

By: /s/ Stephen Lattig

Name: Stephen Lattig

Title: President & Chief Executive Officer

ROSE OIL COMPANY, LLC, LLC

By: /s/ Stephen Lattig

Name: Stephen Lattig

Title: President & Chief Executive Officer

Signature Page to Asset Purchase Agreement

BUYER:

GPM INVESTMENTS, LLC

By: /s/ Arie Kotler

Name: Arie Kotler

Title: CEO

By: /s/ Eyal Nuchamovitz

Name: Eyal Nuchamovitz

Title: EVP

GPM EMPIRE, LLC

By: /s/ Arie Kotler

Name: Arie Kotler

Title: CEO

By: /s/ Eyal Nuchamovitz

Name: Eyal Nuchamovitz

Title: EVP

GPM SOUTHEAST, LLC

By: /s/ Arie Kotler

Name: Arie Kotler

Title: CEO

By: /s/ Eyal Nuchamovitz

Name: Eyal Nuchamovitz

Title: EVP

GPM TRANSPORTATION COMPANY, LLC

By: /s/ Arie Kotler

Name: Arie Kotler

Title: CEO

By: /s/ Eyal Nuchamovitz

Name: Eyal Nuchamovitz

Title: EVP

GPM PETROLEUM, LLC

By: /s/ Arie Kotler

Name: Arie Kotler

Signature Page to Asset Purchase Agreement

Title: CEO

By: /s/ Eyal Nuchamovitz

Name: Eyal Nuchamovitz

Title: EVP

Signature Page to Asset Purchase Agreement